                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-103406

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 7, 2003


                                 $1,070,000,000

                   TOYOTA AUTO RECEIVABLES 2003-A OWNER TRUST

                      TOYOTA AUTO FINANCE RECEIVABLES LLC,
                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER

                $375,000,000 1.28% ASSET BACKED NOTES, CLASS A-2

            $364,000,000 FLOATING RATE ASSET BACKED NOTES, CLASS A-3A

                $125,000,000 1.69% ASSET BACKED NOTES, CLASS A-3B

                $206,000,000 2.20% ASSET BACKED NOTES, CLASS A-4


     YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement does not contain complete information about the offering of the notes. No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The notes are asset backed securities issued by the trust. The notes are not obligations of Toyota Motor Credit Corporation, Toyota Auto Finance Receivables LLC, Toyota Motor Sales, U.S.A., Inc., Toyota Financial Services Corporation, Toyota Financial Services Americas Corporation, or any of their respective affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental agency.


     The trust will issue the following notes:


                                                                                   FIRST       FINAL
                                INITIAL                                           INTEREST   SCHEDULED
                               PRINCIPAL           INTEREST           ACCRUAL     PAYMENT     PAYMENT
                                 AMOUNT              RATE            METHOD(2)      DATE       DATE
                            --------------- ---------------------- ------------ ----------- ----------
  Class A-1 Notes(1) ...... $432,500,000           1.17188%        Actual/360   4/15/2003   3/15/2004
  Class A-2 Notes ......... $375,000,000              1.28%          30/360     4/15/2003   8/15/2005
  Class A-3A Notes(3) ..... $364,000,000      1-mo LIBOR + 0.02%   Actual/360   4/15/2003   3/15/2007
  Class A-3B Notes ........ $125,000,000              1.69%          30/360     4/15/2003   3/15/2007
  Class A-4 Notes ......... $206,000,000              2.20%          30/360     4/15/2003   3/15/2010

----------
(1) The Class A-1 Notes will not be offered to third party investors by this prospectus supplement.

(2) Interest generally will accrue on the Class A-1 and Class A-3A Notes from (and including) a payment date to (but excluding) the next payment date, and on the Class A-2, Class A-3B and Class A-4 Notes from (and including) the 15th day of each month to (but excluding) the 15th day of the succeeding month.

(3) The interest rate on this class of notes will be adjusted on a monthly basis to one-month LIBOR plus the applicable spread. The trust and Toyota Motor Credit Corporation will enter into an interest rate swap agreement to convert some of the fixed rate interest yield on the receivables owned by the trust to a floating rate consistent with the interest accrual on the Class A-3A Notes.

     The terms of the offering are as follows:

                                                       UNDERWRITING
                                    INITIAL PUBLIC    DISCOUNTS AND      PROCEEDS TO
                                  OFFERING PRICE(1)    COMMISSIONS        SELLER(2)
                                 ------------------- --------------- -------------------

  Per Class A-2 Note ...........         99.992528%          0.125%          99.867528%
  Per Class A-3A Note ..........        100.000000%          0.175%          99.825000%
  Per Class A-3B Note ..........         99.980460%          0.175%          99.805460%
  Per Class A-4 Note ...........         99.997463%          0.250%          99.747463%
  Total ........................   $ 1,069,942,329     $ 1,839,500     $ 1,068,102,829

----------
(1)  Plus accrued interest, if any, from March 27, 2003.

(2) Before deducting expenses payable by Toyota Auto Finance Receivables LLC, as the seller, estimated to be $650,000. The notes will be delivered in book-entry form only on or about March 27, 2003.

                            JOINT GLOBAL COORDINATORS


DEUTSCHE BANK SECURITIES                                    SALOMON SMITH BARNEY
                                   CO-MANAGERS
BANC ONE CAPITAL MARKETS, INC.
       GUZMAN & COMPANY
                      LEHMAN BROTHERS
                                 MERRILL LYNCH & CO.
                                          MORGAN STANLEY
                                               THE WILLIAMS CAPITAL GROUP, L.P.

            The date of this prospectus supplement is March 12, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the notes is provided in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of notes, including your notes; and

     o this prospectus supplement, which describes the specific terms of your class of notes.

     IF THE TERMS OF YOUR NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents on the back cover of the prospectus.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-54 in this prospectus supplement and under the caption "Index of Defined Terms" beginning on page 89 in the accompanying prospectus.

                                SUMMARY OF TERMS

     The following information highlights selected information from this document and provides a general overview of the terms of the notes. To understand all of the terms of the offering of these notes, you should read carefully this entire document and the accompanying prospectus. Both documents contain information you should consider when making your investment decision.

RELEVANT PARTIES

  ISSUER.................................
                                              Toyota Auto Receivables 2003-A Owner Trust, a Delaware statutory trust.

  SELLER.................................     Toyota Auto Finance Receivables LLC.

  SERVICER...............................     Toyota Motor Credit Corporation.

  SWAP COUNTERPARTY......................     Toyota Motor Credit Corporation.

  INDENTURE TRUSTEE......................     The Bank of New York.

  OWNER TRUSTEE..........................     U.S. Bank Trust National Association.

RELEVANT AGREEMENTS

  INDENTURE..............................     The indenture between the issuer and the indenture trustee. The indenture provides for the terms relating to the notes.

  TRUST AGREEMENT........................     The trust agreement between the seller and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.

  SALE AND SERVICING AGREEMENT...........     The sale and servicing agreement between the trust, the servicer and the seller. The sale and servicing agreement governs the transfer of the receivables by the seller to the trust and the servicing of the receivables by the servicer.

  ADMINISTRATION AGREEMENT...............     The administration agreement between Toyota Motor Credit Corporation as the administrator, the owner trustee and the indenture trustee.
                                              The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.

  RECEIVABLES PURCHASE AGREEMENT.........     The receivables purchase agreement between Toyota Motor Credit
                                              Corporation and the seller. The receivables purchase agreement governs the sale of the receivables from Toyota Motor Credit
                                              Corporation to the seller.

  SWAP AGREEMENT.........................     The swap agreement between the trust and Toyota Motor Credit
                                              Corporation, as swap counterparty. Under the swap agreement, on each payment date the trust is obligated to pay to the swap counterparty amounts equal to interest accrued on a notional amount equal to the principal balance of the Class A-3A Notes at a notional fixed rate of
                                              1.8925%, and the swap counterparty is obligated to pay to the trust interest accrued on the Class A-3A Notes at the floating rate specified on the cover of this prospectus supplement. Payments
                                              (including payment of any termination payment) due under the swap will be made on a net basis between the trust and the swap counterparty.

  REVOLVING LIQUIDITY
  NOTE AGREEMENT.........................     The revolving liquidity note agreement between the trust and Toyota
                                              Motor Credit Corporation. Under the revolving liquidity note agreement the trust will issue the revolving liquidity note to Toyota
                                              Motor Credit Corporation and Toyota Motor Credit Corporation will fund draws at


                                      S-3

                                              the request of the indenture trustee in respect of certain shortfalls in collections available to pay interest on and principal of the notes.

RELEVANT DATES

  CLOSING DATE...........................     Expected to be March 27, 2003.

  CUTOFF DATE............................     March 1, 2003.

  PAYMENT DATES..........................     The trust will pay interest and principal on the notes on the fifteenth day of each month. If the fifteenth day of the month is not a business day, payments on the notes will be made on the next business day. The date that any payment is made is called a payment date. The first payment date is April 15, 2003. A "business day" is any day except:

                                                 o  a Saturday or Sunday; or

                                                 o  a day on which banks in New York, New York, Chicago, Illinois,
                                                    Wilmington, Delaware or San Francisco, California are closed.

                                              Interest on the Class A-1 and Class A-3A Notes will accrue from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period will begin on the closing date. Interest on the Class A-2, Class A-3B and Class A-4
                                              Notes will accrue from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will begin on the closing date. The Seller's fractional undivided interest
                                              (described below) will not bear interest.

  FINAL SCHEDULED PAYMENT DATES..........     The final principal payment for each class of notes is scheduled to be made on the related final scheduled payment date specified on the front cover of this prospectus supplement.

  RECORD DATE............................     So long as the notes are in book-entry form, the trust will make payments on the notes to the holders of record on the day immediately preceding the related payment date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the related payment date.

COLLECTION PERIOD........................     The calendar month preceding the related payment date.

DESCRIPTION OF THE NOTES.................     The trust is offering the classes of notes listed below by way of this prospectus supplement. All of the notes will be secured by the assets of the trust pursuant to the indenture.

                                              Class A-2 1.28% Asset Backed Notes in the aggregate initial principal amount of $375,000,000 CUSIP No. 892318AA4.

                                              Class A-3A Floating Rate Asset Backed Notes in the aggregate initial principal amount of $364,000,000 CUSIP No. 892318AB2.

                                              Class A-3B 1.69% Asset Backed Notes in the aggregate initial principal amount of $125,000,000 CUSIP No. 892318AC0.

                                              Class A-4 2.20% Asset Backed Notes in the aggregate initial principal amount of $206,000,000 CUSIP No. 892318AD8.


                                      S-4

                                              The trust will also issue Class A-1 1.17188% Asset Backed Notes in the aggregate initial principal amount of $432,500,000. The Class A-1
                                              Notes are not offered by this prospectus supplement. Instead, the
                                              Class A-1 Notes will be sold in a separate transaction to Toyota
                                              Motor Credit Corporation. Any information relating to the Class A-1
                                              Notes contained in this prospectus supplement is included only for informational purposes to facilitate a better understanding of the
                                              Class A-2, Class A-3A, Class A-3B and Class A-4 Notes.

                                              A description of how payments of interest on and principal of the
                                              Class A Notes will be made on each payment date is provided under
                                              "Description of the Notes" and "Payments to Noteholders" in this prospectus supplement.

SUBORDINATED SELLER'S INTEREST...........     The trust will also issue to Toyota Auto Finance Receivables LLC, as the Seller, in certificated form, a fractional undivided interest in the trust that includes the right to payment on each payment date to the extent specified in this prospectus supplement of certain available amounts in excess of those necessary to make payments on the notes, fund the reserve account or pay amounts due to the holder of the revolving liquidity note.

                                              This fractional undivided interest will be deemed to have a principal balance of $46,570,312 as of the closing date, which will be reduced by the amounts distributed to Toyota Auto Finance Receivables LLC in respect thereof as described below under "Interest and Principal
                                              Payments -- C. Payment Priorities -- 5. Principal Amount of
                                              Subordinated Seller's Interest." This fractional undivided interest will not bear interest and is not offered by this prospectus supplement.

MINIMUM DENOMINATIONS....................     The notes will be issued only in denominations of $1,000 or more.

REGISTRATION OF THE NOTES................     You will generally hold your interests in the notes through The
                                              Depository Trust Company in the United States, or Clearstream Banking
                                              societe anonyme or the Euroclear System in Europe or Asia. This is referred to as book-entry form. You will not receive a definitive note except under limited circumstances.

                                              We expect the notes to be delivered through The Depository Trust
                                              Company, Clearstream Banking societe anonyme and the Euroclear System against payment in immediately available funds on or about March 27,
                                              2003.

                                              For more detailed information, you should refer to "Annex A: Global
                                              Clearance, Settlement and Tax Documentation Procedures" in this prospectus supplement and "Certain Information Regarding the
                                              Securities -- Book-Entry Registration" in the accompanying prospectus.

TAX STATUS...............................     Subject to important considerations described in this prospectus supplement and the prospectus, O'Melveny & Myers LLP, special tax counsel to the trust, will deliver its opinion that:

                                                 o  the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes will be characterized as debt for federal income tax purposes; and


                                      S-5

                                                 o  the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for
                                                    federal income and California income and franchise tax
                                                    purposes.

                                              If you purchase the notes, you will agree to treat the notes as debt.

                                              You should refer to "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences"
                                              and "Certain State Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income and state tax laws to the trust and the notes.

ERISA CONSIDERATIONS.....................     The notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA
                                              Considerations" in this prospectus supplement and in the accompanying prospectus, to which you should refer.

                                              If you are a benefit plan fiduciary considering purchase of the notes, you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

RATINGS..................................     It is a condition to the issuance of the notes that the Class A-2,
                                              Class A-3A, Class A-3B and Class A-4 Notes be rated "AAA" by Standard
                                              & Poor's, a division of The McGraw-Hill Companies, Inc., and "Aaa" by
                                              Moody's Investors Service.

                                              The ratings of the Class A Notes take into account the provisions of the swap agreement and the ratings currently assigned to the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any Class A Notes. For more specific information concerning risks associated with the swap agreement, see "Risk
                                              Factors-- Potential termination of the swap agreement presents swap counterparty risk, risk of prepayment of the notes and risk of loss upon liquidation of the trust assets" in this prospectus supplement and "Risk Factors" in the accompanying prospectus.

                                              A security rating is not a recommendation to buy, sell or hold notes.
                                              The ratings of the notes address the likelihood of the payment of principal and interest on the notes in accordance with their terms. A rating agency may subsequently lower or withdraw its rating of any class of the notes. If this happens, no person or entity will be obligated to provide any additional credit enhancement for the notes.

                                              The trust will obtain the ratings mentioned above from Moody's
                                              Investors Service and Standard & Poor's, a division of The
                                              McGraw-Hill Companies, Inc. However, another rating agency may rate the notes and, if so, the rating may be lower than the ratings obtained by the trust.


                                      S-6

STRUCTURAL SUMMARY

  OVERVIEW...............................     TOYOTA AUTO RECEIVABLES 2003-A OWNER TRUST STRUCTURAL DIAGRAM


                                [GRAPHIC OMITTED]

                                                         Toyota Motor        o  Periodic
                                                   Credit Corporation       Payments        OBLIGORS
                                                      (Servicer)                         ON RECEIVABLES

                               o  Payment for                            o  Receivables
                                  Receivables
                                                                         o  Proceeds for Class A-1 Notes
                               o  Sale of Class
                                  A-1 Notes                                 o  Proceeds net of
                                                                               Underwriting Fees
                                                    Toyota Auto
o  Servicing Fee     o  Periodic                   Finance Receivables LLC                                    UNDERWRITERS
                        Payments                         (Seller)               o  Class A-2,
o  Debt Service                                                                    Class A-3A             o  Sale of
   Payments on                                                                     Class A-3B and            Class A-2,
   Class A-1 Notes             o  Notes and                                        Class A-4 Notes           Class A-3A,
                                  Subordinated                                                               Class A-3B and
o  Revolving Liquidity            Seller's                       o  Receivables        o  Proceeds           Class A-4  Notes
   Note Draws and                 Interest
   Payments
                               o  Excess
o  Swap Payments                  Cash Flow
                                                    TOYOTA AUTO      o  Debt Service                 PUBLIC NOTES
                                                    RECEIVABLES         Payments on                    INVESTORS
                                                   2003-A OWNER         Class A-2,
                                                      TRUST             Class A-3A,
                                                                        Class A-3B and
                                                                        Class A-4 Notes

  ASSETS OF THE TRUST....................     Purchasers of new and used cars and light duty trucks often finance their purchases by entering into retail installment sales contracts with Toyota and Lexus dealers who then resell the contracts to Toyota
                                              Motor Credit Corporation. The purchasers of the vehicles are referred to as the "obligors" under the contracts. The terms of the contracts must meet requirements specified by Toyota Motor Credit Corporation.
                                              Toyota Auto Finance Receivables LLC will purchase specified contracts from Toyota Motor Credit Corporation and on the closing date will sell them to the trust in exchange for the notes. These contracts are referred to as the "receivables." The receivables will have a total outstanding principal balance of approximately $1,549,070,312 as of the cutoff date.

                                              Toyota Auto Finance Receivables LLC will sell the Class A-2, Class
                                              A-3A, Class A-3B and Class A-4 Notes to investors for cash and will use this cash to pay part of the purchase price for its purchase of the receivables from Toyota Motor Credit Corporation. Toyota Auto
                                              Finance Receivables LLC will pay the remainder of the purchase price from the net proceeds from the sale of the Class A-1 Notes to Toyota
                                              Motor Credit Corporation and by issuing to Toyota Motor Credit
                                              Corporation a subordinated non-recourse promissory note. The structural diagram above represents the flow of funds provided by investors for the notes and the receivables sold by Toyota Motor
                                              Credit Corporation.


                                      S-7

                                              On the closing date, the trust will purchase receivables having the following characteristics as of the cutoff date:

                                              Total Cutoff Date Principal Balance............    $  1,549,070,312

                                              Number of Receivables..........................              96,990

                                              Average Cutoff Date Principal Balance..........             $15,971

                                                   Range of Cutoff Date Principal Balance....        $297-$59,896

                                              Average Original Amount Financed...............             $19,861

                                                   Range of Original Amount Financed.........     $1,595-$122,693

                                              Weighted Average APR(1)........................                5.51%

                                                   Range of APRs.............................       0.00% - 10.00%

                                              Weighted Average Original Number of
                                                  Scheduled Payments(1)......................               57.47

                                                  Range of Original Number of
                                                    Scheduled Payments.......................             12 - 72

                                              Weighted Average Remaining Number
                                                  of Scheduled Payments(1)...................               48.29

                                                  Range of Remaining Number
                                                     of Scheduled Payments...................              4 - 72
                                              -------------------
                                              (1) Weighted by principal balance as of the cutoff date.

                                              The assets of the trust will also include:

                                              o  certain monies due or received under the receivables on and after the cutoff date;

                                              o  security interests in the vehicles financed under the receivables;

                                              o  certain bank accounts and the proceeds of those accounts;

                                              o  proceeds from claims under certain insurance policies relating to the financed vehicles or the obligors under the receivables and certain rights of the seller under the receivables purchase agreement;

                                              o  proceeds of the swap agreement and the rights of the trust under the swap agreement; and

                                              o  proceeds of the draws on amounts available under the revolving liquidity note.

                                              For a more detailed description of the assets of the trust, see "The
                                              Trust -- General" in this prospectus supplement.

SERVICING................................     Toyota Motor Credit Corporation will be appointed to act as servicer for the receivables owned by the trust. The servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts. On each payment date, the trust will pay the servicer a monthly fee equal to one-twelfth of 1.00% of the total principal balance of the receivables as of the first day of the related collection period. The servicer will also receive additional servicing compensation in the form of certain investment earnings, late fees and other administrative fees and expenses or similar charges received by the servicer during such month.


                                      S-8

                                              The servicer will be obligated to advance to the trust interest on any receivable that is due but unpaid by the obligor. In addition, the servicer will be obligated to advance to the trust principal that is due but unpaid by the obligor on any precomputed receivable (but not on any simple interest receivable). However, the servicer will not be required to make an advance if it determines that the advance will not ultimately be recoverable. The trust will reimburse the servicer from later collections on the related delinquent receivable.
                                              If the servicer determines that the advance will not ultimately be recoverable from proceeds of the related receivable, the servicer may be reimbursed from collections on other receivables.

                                              For more detailed information, you should refer to "Transfer and
                                              Servicing Agreement --Advances" in this prospectus supplement and to
                                              "Description of the Transfer and Servicing Agreements -- Servicing
                                              Compensation and Payment of Expenses" in the accompanying prospectus.

INTEREST AND PRINCIPAL PAYMENTS..........     In general, noteholders are entitled to receive payments of interest and principal from the trust only to the extent that net collections on the receivables (after giving effect to any net swap payments and swap termination payment to or from the swap counterparty, advances and reimbursement of advances and amounts on deposit in the reserve account (to the extent available for those purposes) or amounts funded by Toyota Motor Credit Corporation under the revolving liquidity note) are sufficient to make the payments described below in the order of priority described below.

                                              A.  INTEREST RATES

                                              The Class A Notes will bear interest for each interest accrual period at the interest rates specified on the cover of this prospectus supplement.

                                              B.  INTEREST ACCRUAL

                                              The Class A-1 Notes and the Class A-3A Notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) April 15, 2003. This means that the interest due on each payment date will be the product of: (i) the outstanding principal balance, (ii) the interest rate, and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360. The Class A-3A Notes will continue to accrue interest at their floating rate even if the swap is terminated.

                                              The Class A-2, Class A-3B and Class A-4 Notes will accrue interest on a 30/360 basis from (and including) the 15th day of each calendar month to (but excluding) the 15th day of the succeeding calendar month, except that the first interest accrual period will be from
                                              (and including) the closing date to (but excluding) April 15, 2003.
                                              This means that the interest due on each payment date will be the product of: (i) the outstanding principal balance, (ii) the interest rate, and (iii) 30 (or, in the case of the first payment date, 18)
                                              divided by 360.

                                              If noteholders of any class do not receive all interest owed on their notes on any payment date, the trust will make payments of interest on later payment dates to make up the shortfall (together with interest on such amounts at the applicable interest rate for such class, to the extent


                                      S-9

                                              permitted by law) to the extent funds are available to do so pursuant to the payment priorities described in this prospectus supplement. If the full amount of interest due is not paid within five days of a payment date, an event of default also will occur that may result in acceleration of the notes.

                                              For a more detailed description of the payment of interest on the notes you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Interest" and
                                              "Payments to Noteholders."

                                              C.  PAYMENT PRIORITIES

                                              In general, Noteholders are entitled to receive payments of interest and principal from the trust only to the extent that net collections on the receivables, after giving effect to any net swap payments to or by the trust (including any swap termination payment), advances and reimbursements of advances by the servicer, any amounts drawn under the revolving liquidity note or, if applicable, amounts withdrawn from the reserve account are sufficient to make the payments described below in the order of priority described below.

                                              On each payment date, the trust will make payments from net collections on the receivables received during the related collection period and, if necessary, from amounts drawn down under the revolving liquidity note (or, if applicable, withdrawn from the reserve account).

                                              Advances made by the servicer and any net swap payments from the swap counterparty to the trust (including any swap termination payment)
                                              will be included in collections, and reimbursements of servicer advances and any net swap payments to the swap counterparty by the trust (including any swap termination payment) will be deducted from collections before any payments are made. The trust generally will make payments in the following order of priority:

                                              1.  SERVICING FEE -- The servicing fee payable to the servicer;

                                              2.  CLASS A NOTE INTEREST -- On a pro rata basis, accrued and unpaid interest on the Class A-1, Class A-2, Class A-3A, Class A-3B and
                                                  Class A-4 Notes, together with any amounts that were to be paid pursuant to this clause (2) on any prior payment date but were not paid because sufficient funds were not available to make the payment (with interest accrued on any unpaid amounts as described under "Payments to Noteholders" in this prospectus supplement);

                                              3.  CLASS A NOTE PRINCIPAL -- (i) To the Class A-1 Notes until the principal amount thereof is reduced to zero, an amount equal to the excess, if any, of (x) the principal balance of the
                                                  receivables as of the end of the collection period preceding the related collection period (or, in the case of the first
                                                  collection period, as of the cutoff date) over (y) the principal balance of the receivables as of the end of the related
                                                  collection period, together with any amounts that were to be paid pursuant to this clause (3)(i) on any prior payment date but were not paid because sufficient funds were not available to make such payment (the "principal distribution amount"); and

                                                  (ii) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes until the principal amount of the


                                      S-10

                                                  Class A-2 Notes is reduced to zero, then to the Class A-3A Notes and the Class A-3B Notes pro rata and concurrently until the respective principal amounts of the Class A-3A Notes and the
                                                  Class A-3B Notes are reduced to zero, and then to the Class A-4
                                                  Notes until the principal amount of the Class A-4 Notes is reduced to zero, either (x) an amount sufficient to reduce the aggregate outstanding principal amount of Class A Notes to an amount equal to the product of the noteholders' percentage and the outstanding principal balance of the receivables as of the last day of the related collection period or (y) if delinquencies or chargeoffs exceed specified levels, as described under "E.
                                                  Revolving Liquidity Note and Reserve Account" in this prospectus supplement, all remaining amounts up to the principal
                                                  distribution amount; but

                                                  (iii) if there is an event of default under the indenture
                                                  (including any termination of the swap agreement) that results in acceleration of the notes and unless and until such acceleration has been rescinded, all remaining amounts will be distributed to all outstanding Class A Notes on a pro rata basis until their respective principal amounts have been reduced to zero;

                                              4.  RESERVE ACCOUNT DEPOSIT AND/OR REVOLVING LIQUIDITY NOTE REPAYMENT
                                                  -- To the extent the reserve account is required to be funded and amounts then on deposit therein are less than the specified reserve account balance described below under "E. Revolving
                                                  Liquidity Note and Reserve Account", to the reserve account until the amount on deposit therein equals such specified reserve account balance, and thereafter, if amounts have been drawn under the revolving liquidity note as described below under "E.
                                                  Revolving Liquidity Note and Reserve Account", to the holder of the revolving liquidity note in repayment of such amounts, and then in respect of any accrued and unpaid interest on amounts so drawn;

                                              5.  PRINCIPAL AMOUNT OF SUBORDINATED SELLER'S INTEREST -- On any
                                                  payment date on and after the payment date on which the principal amount of the Class A-1 Notes has been reduced to zero (but not on any payment date that occurs during the period when
                                                  delinquencies or charge-offs exceed specified levels or following an event of default under the indenture that results in the acceleration of the notes unless and until such acceleration has been rescinded), an amount sufficient to reduce the outstanding principal amount of the subordinated seller's interest to an amount equal to the product of the subordinated seller's interest percentage and the outstanding principal balance of the
                                                  receivables as of the last day of the related collection period;
                                                  and

                                              6.  EXCESS AMOUNTS -- Any remaining amounts will be distributed to
                                                  Toyota Auto Finance Receivables LLC as payment on its fractional undivided interest in the trust without further reduction of the principal amount of the subordinated seller's interest.

                                              If there is an event of default under the indenture (including any termination of the swap agreement) that results in acceleration of the notes, the amounts available to make payments to any class of
                                              Class A Notes may be reduced based on (i) the sufficiency of proceeds from the liquidation of the assets of the trust and (ii) any obligation of the trust to


                                                       S-11

                                              make a swap termination payment to the swap counterparty, which obligation will be senior in priority to all distributions to holders of the Class A Notes.

                                              For information concerning such changes in priorities of payments and amounts available, see "Payments to Noteholders" and "Swap Agreement"
                                              in this prospectus supplement.

                                              D.  SUBORDINATION

                                              As long as any Class A Notes remain outstanding, on each payment date
                                              (i) all deposits into the reserve account will be subordinated to payments of interest on and principal of the Class A Notes, (ii)
                                              repayment of amounts drawn under the revolving liquidity note (and interest accrued thereon) will be subordinated to payments of interest on and principal of the Class A Notes and any required deposits into the reserve account, (iii) repayment of interest accrued on amounts drawn under the revolving liquidity note will be subordinated to payments of interest on and principal of the Class A
                                              Notes, any required deposits into the reserve account and repayment of amounts drawn under the revolving liquidity note and (iv) payments in respect of the fractional undivided interest in the trust issued to Toyota Auto Finance Receivables LLC will be subordinated to payments of interest on and principal of the Class A Notes, any required deposits into the reserve account and repayment of amounts drawn under the revolving liquidity note (and interest accrued thereon).

                                              E.  REVOLVING LIQUIDITY NOTE AND RESERVE ACCOUNT

                                              On the closing date pursuant to the revolving liquidity note agreement, the trust will issue a revolving liquidity note to be held by Toyota Motor Credit Corporation. On or before each payment date, the indenture trustee will be entitled to make draw requests that are to be funded by Toyota Motor Credit Corporation in order to enable the trust to fund shortfalls in payments of principal or interest due on the Notes on the related payment date to the extent such shortfalls are not funded from amounts on deposit in the reserve account. Except as described below, no funds will be available from, and no amounts will be deposited into, the reserve account. The aggregate of amounts that may be so drawn and outstanding under the revolving liquidity note is $7,745,352 (0.50% of the outstanding principal balance of the receivables as of the cutoff date). The
                                              Trust will be obligated to repay amounts so drawn and interest accrued thereon at 2.133% per annum on subsequent payment dates from amounts available for such purposes in accordance with the payment priorities described above under "C. Payment Priorities - 4. Reserve
                                              Account Deposit and/or Revolving Liquidity Note Repayment". The
                                              amounts available to be drawn under the revolving liquidity note will be reduced by amounts previously drawn, and increased (up to the initial balance thereof of $7,745,352) by amounts so repaid. On any payment date, the repayment of amounts drawn under the revolving liquidity note and payment of interest on such drawn amounts will be subordinated to the payment of interest and principal on the Class A
                                              Notes on such payment date and to any deposit into the reserve account of any amount required to be deposited therein on such payment date.

                                              If Toyota Motor Credit Corporation's short-term unsecured debt rating falls below P-1 by Moody's Investors Service or A-1+ by Standard &
                                              Poor's, a division of The McGraw-Hill Companies, Inc. (or in either case, such lower ratings as may be permitted by Moody's Investors


                                                       S-12

                                              Service and Standard & Poor's, a division of The McGraw-Hill
                                              Companies, Inc.) or if Toyota Motor Credit Corporation fails to fund any amount drawn under the revolving liquidity note, then the indenture will require the indenture trustee to demand payment of the entire undrawn amount of the revolving liquidity note and to apply such payment first, to fund any shortfalls in payments of interest on and principal of the notes and then to deposit any remaining portion thereof into the reserve account until the amount on deposit therein is the specified reserve account balance described below. If such event occurs, thereafter the reserve account must be maintained as detailed below.

                                              Following the occurrence of the downgrade event referred to in the preceding paragraph, or failure of Toyota Motor Credit Corporation to fund the amount drawn under the revolving liquidity note, as described above, the specified reserve account balance at the close of business on any payment date will be an amount equal to $7,745,352
                                              (0.50% of the outstanding principal balance of the receivables as of the cutoff date). Whether or not any such event has occurred, if charge-offs or delinquencies exceed specified levels, the aggregate specified balance to be available under a combination of the revolving liquidity note (to the extent not previously drawn and unreimbursed) and the reserve account will be the greater of (i)
                                              $7,745,352 (0.50% of the outstanding principal balance of the receivables as of the cutoff date) and (ii) 3.50% of the outstanding principal balance of the notes as of such payment date (after giving effect to payments of principal made on such date).

                                              On or before each payment date, if collections on the receivables, any net swap payments to the trust and advances by the servicer are insufficient to pay the first three items listed under "C. Payment
                                              Priorities" above, the indenture trustee will withdraw funds (if available) from the reserve account, and then, to the extent necessary to fund shortfalls in interest on and principal of the
                                              Notes, pursuant to the terms of the Revolving Liquidity Note
                                              Agreement, and to the extent there is an undrawn balance thereunder, draw on the revolving liquidity note to pay those amounts.

                                              If the principal balance of a class of notes is not paid in full on the related final scheduled payment date, the indenture trustee will withdraw amounts (if available) from the reserve account, and then, to the extent necessary and to the extent there is an undrawn balance thereunder, draw on the revolving liquidity note to pay that class in full.

                                              On each payment date, the trust will (x) to the extent required as described above, deposit, to the extent available, the amount, if any, necessary to cause the balance of funds on deposit in the reserve account to equal the specified reserve account balance described above and thereafter (y) repay to Toyota Motor Credit
                                              Corporation the principal amounts drawn under the revolving liquidity note (and when all principal has been paid, interest thereon), in each case, after all other distributions are made on the Notes that have not been repaid.

                                              For information concerning the revolving liquidity note and the reserve account, see "Subordination; Revolving Liquidity Note and
                                              Reserve Account" in this prospectus supplement.

                                              F.  FINAL SCHEDULED PAYMENT DATES

                                              The trust is required to pay the outstanding principal amount of each class of notes in full on or before the related final scheduled payment


                                      S-13

                                              date specified on the cover of this prospectus supplement.

                                              G.  OPTIONAL REDEMPTION; CLEAN-UP CALL

                                              The servicer may redeem the Class A Notes in whole, but not in part, at a price at least equal to the unpaid principal amount of those notes plus any accrued and unpaid interest thereon, plus any amount payable by the trust to the swap counterparty under the swap agreement, and any amounts due to Toyota Motor Credit Corporation under the revolving liquidity note, on any payment date when the outstanding principal balance of the receivables has declined to 10%
                                              or less of the principal balance of the receivables as of the cutoff date.

                                              For more detailed information regarding this option, you should refer to "Transfer and Servicing Agreements -- Optional Purchase" in this prospectus supplement.

SWAP AGREEMENT...........................     The trust will enter into a swap agreement with Toyota Motor Credit
                                              Corporation, as swap counterparty. Under the swap agreement, on each payment date the trust will be obligated to pay to the swap counterparty an amount equal to interest accrued on a notional amount equal to the principal balance of the Class A-3A Notes at a notional fixed rate of 1.8925%, and the swap counterparty will be obligated to pay to the trust interest accrued on the Class A-3A Notes at their floating rate. Payments will be made on a net basis between the trust and the swap counterparty.

                                              Certain events that are not entirely within the control of the trust or the swap counterparty may, and any event of default under the indenture that results in the acceleration of the notes will, cause the termination of the swap agreement. Upon a termination of the swap agreement, if the Notes are accelerated, the principal of the Class A
                                              Notes will be immediately due and payable and the indenture trustee will be obligated to liquidate the assets of the trust. Certain events that would cause termination of the swap agreement would also cause the trust to be obligated to make a swap termination payment to the swap counterparty (the amount of which the trust cannot estimate at the date of this prospectus supplement, but which may be significant). Any swap termination payment owed to the swap counterparty would reduce the amounts available to be paid to all noteholders following any termination and liquidation. In this event, holders of the Class A Notes may suffer a loss.

                                              Toyota Motor Credit Corporation's long term debt ratings are Aa1 and
                                              AAA by Moody's Investors Service and Standard & Poor's, a division of
                                              The McGraw-Hill Companies, Inc., respectively, and its short term debt ratings are P-1 and A-1+ by Moody's Investors Service and
                                              Standard & Poor's, a division of The McGraw-Hill Companies, Inc., respectively. In the event the long term debt ratings of the swap counterparty are reduced below Aa3 by Moody's Investors Service or
                                              AA- by Standard & Poor's, a division of The McGraw-Hill Companies,
                                              Inc., or the short-term ratings are reduced below P-1 by Moody's
                                              Investors Service or A-1 by Standard & Poor's, a division of The
                                              McGraw-Hill Companies, Inc., (or, in either case, such lower ratings as may be permitted by Moody's Investors Service and Standard &
                                              Poor's, a division of The McGraw-Hill Companies, Inc. without causing a downgrade in the ratings applicable to the notes), the swap counterparty may assign the swap agreement to another party, obtain a replacement


                                      S-14

                                              swap agreement on substantially the same terms as the swap agreement, or collateralize its obligations under the swap agreement. However, the swap counterparty shall have no obligation to assign the swap agreement, obtain a replacement swap agreement or collateralize its obligations under the swap agreement in the event of a ratings downgrade, and neither the trust nor noteholders will have any remedy against the swap counterparty with respect to these events. In addition, in the event that the swap counterparty does not elect to post collateral, assign the swap agreement or obtain a replacement swap agreement after a reduction in rating, the swap counterparty may
                                              (but shall not be obligated to) establish any other arrangement satisfactory to Moody's Investors Service and Standard & Poor's
                                              Ratings Services, a division of The McGraw-Hill Companies, Inc., such that the ratings of the Class A Notes by the applicable rating agency will not be withdrawn or reduced.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THOSE SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE ANY CLASS A NOTES.

     PREPAYMENTS ON RECEIVABLES MAY CAUSE PREPAYMENTS ON THE NOTES, RESULTING IN REINVESTMENT RISK TO YOU.

     You may receive payment of principal on your notes earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes. Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted. Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:

     o make early payments, since receivables will generally be prepayable at any time without penalty;

     o default, resulting in the repossession and sale of the financed vehicle; or

     o damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance.

     In addition, obligors with higher APR receivables may prepay at a faster rate than obligors with lower APR receivables. Because approximately 8.72% of the receivables have APRs (by the cutoff date principal balance) less than the fixed rate of interest on the Class A-4 Notes, disproportionate rates of prepayments of receivables with higher APRs could affect your yield or result in losses. Higher rates of prepayments of receivables with higher APRs may result in the trust holding receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the receivables or to make current payments of interest on or principal of your notes. Similarly, higher rates of prepayments of receivables with higher APRs will decrease the amounts available to be deposited in the reserve fund, or reimburse draws on the revolving liquidity note, reducing the protection against losses and shortfalls afforded thereby to the Class A Notes. See "The Receivables Pool -- Distribution of Receivables by APR" below.

     Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches a representation or an agreement and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. The servicer will also have the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance of the receivables as of the cutoff date. In addition, an event of default under the indenture (including any termination of the swap agreement or default under the revolving liquidity note) could cause your notes to be prepaid. See "Because the trust has limited assets, there is only limited protection against potential losses" below.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller has limited historical experience with respect to prepayments and cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of payments, including prepayments, will result in the weighted average life of each class of notes being shorter than the period from the closing date to the related final scheduled maturity date.

     THE ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES.

     The notes are not expected to be listed on any securities exchange. There have been times in the past when the absence of a liquid secondary market for similar asset backed securities has caused the holders of the securities to be unable to sell their securities at all or other than at a significant loss. The absence of a liquid secondary market for the notes could similarly limit your ability to resell them. This means that if you want to sell your notes in the future, you may have difficulty finding a buyer at all and, if you find a buyer, the selling price may be less than it would have been if a liquid secondary market existed for the notes. There is currently no secondary market for the notes. Although the underwriters have stated that they intend to make a market in each class of notes, they are not obligated to do so. A secondary market may not ever develop for the notes. Even if such a market does develop, it may not provide sufficient liquidity or continue for the life of your notes.

     POTENTIAL TERMINATION OF THE SWAP AGREEMENT PRESENTS SWAP COUNTERPARTY RISK, RISK OF PREPAYMENT OF THE NOTES AND RISK OF LOSS UPON LIQUIDATION OF THE TRUST ASSETS.

     General. The trust is obligated to make payments of interest accrued on the Class A-3A Notes at their floating interest rate, but the receivables that are assets of the trust bear interest at fixed rates. The trust will enter into the swap agreement with Toyota Motor Credit Corporation as the swap counterparty to enable the trust to issue notes bearing interest at a floating rate. On each payment date, the trust will owe the swap counterparty the amounts of interest deemed to accrue on a notional amount equal to the principal balance of the Class A-3A Notes at a notional fixed rate of 1.8925%, and the swap counterparty will owe the trust the amount of interest that accrued on the Class A-3A Notes at their floating rate of interest. Payments (including any swap termination payment) under the swap will be made on a net basis between the trust and the swap counterparty. For a description of the key provisions of the swap agreement, see "Swap Agreement" in this prospectus supplement.

     Swap Counterparty Risk; Performance and Ratings Risks. The amounts available to the trust to pay interest and principal of all classes of Class A Notes depend in part on the operation of the swap agreement and the performance by the swap counterparty of its obligations under the swap agreement. The ratings of all of the Class A Notes take into account the provisions of the swap agreement and the ratings currently assigned to Toyota Motor Credit Corporation's debt obligations, because Toyota Motor Credit Corporation is the swap counterparty.

     During those periods in which the floating LIBOR-based rate payable on the Class A-3A Notes is substantially greater than the amount payable by the trust to the swap counterparty, the trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes. If the swap counterparty fails to pay the net amount due, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes. On the other hand, during those periods in which the amounts payable by the swap counterparty are less than the amounts payable by the trust under the swap agreement, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net swap payment due to the swap counterparty from the trust. The swap counterparty's claim will be higher in priority than payments on the notes. On any payment date, if there are not enough funds available from collections or advances to pay all of the trust's obligations for that payment date, the swap counterparty will receive full payment of the net amount due to it under the swap agreement before you receive payments on your notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in interest and principal payments on your notes.

     As of the date of this prospectus supplement, Toyota Motor Credit Corporation's long term debt ratings are Aa1 and AAA by Moody's Investors Service and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., respectively, and its short term debt ratings are P-1 and A-1+ by Moody's Investors Service and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., respectively. A downgrade, suspension or withdrawal of any rating of the debt of Toyota Motor Credit Corporation by a rating agency may result in the downgrade, suspension or withdrawal of the rating assigned by such rating agency to any class (or all classes) of notes. A downgrade, suspension or withdrawal of the rating assigned by a rating agency to a class of notes would likely have adverse consequences on the liquidity or market value of those notes.

     In the past, Moody's Investors Service and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. have placed the long-term debt ratings of Toyota Motor Corporation, Toyota Motor Credit Corporation's ultimate parent, and its subsidiaries (including Toyota Motor Credit Corporation) under review for possible downgrade on the basis of their respective reviews of factors specific to those companies and factors external to those companies, including their "country ceilings" for ratings of foreign currency-denominated debt and bank deposits and yen-denominated securities issued or guaranteed by the government of Japan. For example, in February 2001, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. lowered the sovereign rating of Japan from AAA to AA+ and in November 2001, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. lowered the sovereign rating of Japan from AA+ to AA. At those times, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. did not similarly downgrade the credit rating of Toyota Motor Credit Corporation and its subsidiaries. However, under any circumstance in which either rating agency lowers its credit rating for Japan below that rating agency's then-current credit rating of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation), that rating agency may lower its credit rating of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation) to the same extent. This, in fact, occurred in August 1998. The downgrading by Moody's Investors Service of the long-term debt of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation) to Aa1 from Aaa that occurred in August 1998 was based in part on Moody's Investors Service's sovereign rating of Japan.

     If the long-term debt rating of Toyota Motor Credit Corporation, as swap counterparty, is reduced to a level below Aa3 by Moody's Investors Service or AA- by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or the short-term debt rating of Toyota Motor Credit Corporation, as swap counterparty, is reduced to a level below P-1 by Moody's Investors Service or A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (or, in either case, such lower ratings as may be permitted by Moody's Investors Service and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. without causing a downgrade in the ratings applicable to the Notes), Toyota Motor Credit Corporation, as swap counterparty, may, but will not be required to, assign the swap agreement to another party, obtain a replacement swap agreement on substantially the same terms as the swap agreement, collateralize its obligations under the swap agreement or establish any other arrangement satisfactory to the applicable rating agency. Neither the trust nor any noteholder will have any remedy against Toyota Motor Credit Corporation if it elects not to do so or otherwise fails to do so. In such event, it is likely that the ratings on your notes will be downgraded.

     Investors should make their own determinations as to the likelihood of performance by the swap counterparty of its obligations under the swap agreement.

     Early Termination May Affect Weighted Average Life and Yield. Certain events (including some that are not within the control of the trust or the swap counterparty) may cause the termination of the swap agreement. Certain of these events will not cause a termination of the swap agreement unless holders of at least 51% of the outstanding principal balance of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes, voting as a single class (excluding for such purposes the outstanding principal amount of any notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), vote to instruct the indenture trustee (as assignee of the rights of the owner trustee) to terminate the swap agreement. The holders of any class of notes may not have sufficient voting interests to cause or to prevent a termination of the swap agreement. If the swap agreement is terminated (or certain other events of default under the indenture occur) and the notes are accelerated, the indenture trustee will liquidate the assets of the trust. Liquidation would likely accelerate payment of all notes that are then outstanding. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The trust cannot predict the length of time that will be required for liquidation of the assets of the trust to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full, particularly after any termination payment owing to the swap counterparty is made prior to any payments on the notes. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under "Prepayments on receivables may cause prepayments on the notes, resulting in reinvestment risk to you" above.

     Risk of Loss Upon Termination. The proceeds of any liquidation of the assets of the trust may be insufficient to pay in full all accrued interest on and principal of each outstanding class of notes. In addition, if the swap agreement is terminated, the trust may be obligated to make a swap termination payment to the swap counterparty in an amount that the trust cannot now estimate. Any swap termination payment paid by the trust will reduce the amounts available to be paid to noteholders. Also, termination of the swap agreement will be an event of default under the indenture and will cause the priority of payments of all Class A Notes to change, from pro rata payments of interest followed by sequential payments of principal, to pro rata payments of interest followed by pro rata payments of principal to all four classes of Class A Notes. Therefore, all outstanding Class A Notes will be adversely affected by any shortfall in liquidation proceeds and any payment by the trust of a swap termination payment.

     DEPENDENCE ON A REVOLVING LIQUIDITY NOTE TO FUND CERTAIN SHORTFALLS PRESENTS COUNTERPARTY RISK, RISK OF CHANGE OF YIELDS OF THE NOTES AND RISK OF LOSS IN CONNECTION WITH BREACH OF FUNDING OBLIGATION.

     General. The reserve account will not be funded except under the circumstances described under "Revolving Liquidity Note and Reserve Account". The trust will enter into the revolving liquidity note agreement with Toyota Motor Credit Corporation. This agreement will authorize the trust to make draw requests to fund interest and principal payable on the Class A Notes to the extent available collections are insufficient to make these payments and the amounts on deposit in the reserve account are insufficient to fund these shortfalls. In addition, the revolving liquidity note agreement will require Toyota Motor Credit Corporation, as holder of the revolving liquidity note, to fund draws as and when requested by the trust. The trust will issue the revolving liquidity note to Toyota Motor Credit Corporation to evidence the trust's obligation to repay any draws funded by Toyota Motor Credit Corporation, together with interest accrued on the funded draws at a rate of 2.133% per annum. For a description of the key provisions of the revolving liquidity note agreement, see "Revolving Liquidity Note and Reserve Account" in this prospectus supplement.

     Counterparty Risk; Performance Risk. The amounts available to the trust to pay interest on and principal of all classes of Class A Notes may depend in part on the operation of the revolving liquidity note agreement and the performance by the holder of the revolving liquidity note of its obligations under the revolving liquidity note agreement.

     On any payment date on which available collections are insufficient to fund payments of interest on and principal of the Class A Notes, the trust will be dependent on receiving payments from the holder of the revolving liquidity note to make payments on the notes, to the extent there are no amounts, or insufficient amounts, then on deposit in the reserve account to fund shortfalls. If the holder of the revolving liquidity note fails to fund any requested draw, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes. Although this failure will require the holder of the revolving liquidity note to immediately fund the entire undrawn balance of the revolving liquidity note, if the holder of the revolving liquidity note fails to do so, it may cause a continuing shortfall in the funds available to make payments to Class A Noteholders. This is particularly true because these funding obligations could arise under circumstances where there are no amounts on deposit in the reserve account and current collections are insufficient to fund shortfalls or to start making deposits into the reserve account to be available to make payments in future periods. Any failure to fund draws by the holder of the revolving liquidity note will cause you to experience delays and/or reductions in interest and principal payments on your notes.

     If Toyota Motor Credit Corporation's short-term unsecured debt rating falls below P-1 by Moody's Investors Service or A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (or in either case, such lower ratings as may be permitted by such rating agencies), or if the holder of the revolving liquidity note fails to fund any amount drawn under the revolving liquidity note, then the indenture will require the indenture trustee to demand payment of the entire undrawn amount of the revolving liquidity note and to deposit the payment into the reserve account. In this event, if the holder of the revolving liquidity note fails to fund the required draw, it is likely that the ratings on your notes will be downgraded.

     Investors should make their own determinations as to the likelihood of performance by the holder of the revolving liquidity note of its obligations under the revolving liquidity note agreement.

     An Event of Default May Affect Weighted Average Life and Yield. If the holder of the revolving liquidity note defaults on its obligation to fund the entire undrawn amount of the revolving liquidity note in connection with a downgrade or breach of funding obligation, this default will constitute an event of default under the indenture that will cause the priority of payments of all Class A Notes to change, from pro rata payments of interest followed by sequential payments of principal, to pro rata payments of interest followed by pro rata payments of principal to all classes of Class A Notes. Thereafter, all classes of Class A Notes will be exposed to the risk of additional shortfalls and losses, and, even if sufficient collections are thereafter available to fund payment in full of all classes of Class A Notes, this change in the priority of payments will change the timing of the repayment in full relative to the respective final scheduled payment dates of each class, with corresponding negative effects on the yields to the holders of each class.

     Structured securities are sophisticated instruments, can involve a high degree of risk and are intended for sale only to investors capable of understanding the risks entailed in such instruments. Potential investors in any Class A Notes are strongly encouraged to consult with their financial advisors before making any investment decision.

     PAYMENT PRIORITIES INCREASE RISK OF LOSS OR DELAY IN PAYMENT TO CERTAIN NOTES.

     Based on the priorities described under "Payments to Noteholders," classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes. Because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. In addition, the amounts distributable in respect of principal of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes generally will be less than the principal distribution amount, which is expected to result in payments being made in respect of principal of the subordinated seller's interest. Amounts so distributed in respect of principal of the subordinated seller's interest will not be available in later periods to fund chargeoffs, the reserve account or amounts drawn on the revolving liquidity note. As a consequence, holders of the Class A Notes that remain outstanding in later periods may be exposed to an increased risk of loss.

     As a result, the yields of the Class A-3A, A-3B and A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-2 Notes and the Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-3A and A-3B Notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account or available under the revolving liquidity note are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

     Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

     BECAUSE THE TRUST HAS LIMITED ASSETS, THERE IS ONLY LIMITED PROTECTION AGAINST POTENTIAL LOSSES.

     The only sources of funds for payments on the notes are collections on the receivables (which include proceeds of the liquidation of repossessed vehicles and of relevant insurance policies), advances by the servicer, net swap payments by the swap counterparty to the trust, the revolving liquidity note and, if funded, the reserve account. The notes are not obligations of, and will not be insured or guaranteed by, any governmental agency or the seller, the servicer, Toyota Motor Corporation, Toyota Financial Services Americas Corporation, Toyota Financial Services Corporation, Toyota Motor Sales, U.S.A., Inc., any trustee or any of their affiliates. You must rely solely on payments on the receivables, advances by the servicer, net swap payments by the swap counterparty to the trust, funding of draws by the holder of the revolving liquidity note and any amounts available in the reserve account for payments on the notes. Amounts available to be drawn under the revolving liquidity note are limited. Funds will not be deposited into the reserve account except under the limited circumstances described under "Revolving Liquidity Note and Reserve Account" in this prospectus supplement, and any amounts deposited in the reserve account will be limited. If the entire reserve account has been used, the trust will depend solely on current collections on the receivables, net swap payments by the swap counterparty to the trust, advances by the servicer and funding of draws by the holder of the revolving liquidity note (to the extent not previously drawn and unreimbursed) to make payments on the notes. Any excess amounts released from the reserve account to repay amounts drawn on the revolving liquidity note (and interest thereon) or to the seller will no longer be available to noteholders on any later payment date (except insofar as the undrawn amount of the revolving liquidity note remains available therefor). See "Subordination; Revolving Liquidity Note and Reserve Account" in this prospectus supplement. If the assets of the trust are not sufficient to pay interest and principal on the notes you hold, you will suffer a loss.

     Certain events (including some that are not within the control of the trust or Toyota Motor Credit Corporation) may result in events of default under the indenture (including termination of the swap agreement) and cause acceleration of all outstanding Class A Notes. Upon the occurrence of an event of default under the indenture, including any termination of the swap agreement, that results in acceleration of the notes, the trust may be required promptly to sell the receivables, liquidate the other assets of the trust and apply the proceeds to the payment of the notes. Liquidation would be likely to accelerate payment of all notes that are then outstanding. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The trust cannot predict the length of time that will be required for liquidation of the assets of the trust to be completed. In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of all classes of notes or any class of notes, and you may suffer a loss. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes principal of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under "Prepayments on receivables may cause prepayments on the notes, resulting in reinvestment risk to you" above. Also, an event of default that results in the acceleration of the notes will cause priority of payments of all Class A Notes to change, from pro rata payments of interest followed by sequential payments of principal, to pro rata payments of interest followed by pro rata payments of principal. Therefore, all outstanding Class A Notes will be affected by any shortfall in liquidation proceeds. See "Prepayments on receivables may cause prepayments on the notes, resulting in prepayment risk to you" and "Potential termination of the swap agreement presents swap counterparty risk, risk of prepayment of the notes and risk of loss upon liquidation of the trust assets" above.

     PERFORMANCE OF THE RECEIVABLES MAY BE AFFECTED BY SERVICER'S CONSOLIDATION OF SERVICING OPERATIONS.

     Contracts funded and serviced by TMCC have experienced significantly increased delinquency rates during the preceding 24 months. Repossession and credit loss experience with respect to such contracts have also increased during the same period. Increased delinquency and credit losses are a result of a number of factors, including the effects of TMCC's field restructuring, which has disrupted normal collection activities, increased average losses per vehicle resulting from the softening used car market, and continued economic uncertainty. While the physical migration of resources relating to the restructuring of field operations is substantially complete, TMCC continues to review and refine current processes and deploy additional resources and technology in an effort to improve operating efficiencies and minimize the disruption of operations; however, the restructuring of field operations has adversely affected, and is expected to continue to adversely affect delinquencies and credit losses, at least through the first half of fiscal 2004. Continued economic uncertainty could also continue to adversely affect delinquencies and credit losses in the near term. In addition, increased delinquencies and credit losses can be attributed in part to changes in portfolio quality in connection with the national tiered pricing program. Under the national tiered pricing program, TMCC generally will acquire contracts with higher yields to compensate for the potential increase in credit losses. TMCC has also experienced a general increase in the average original contract term of retail installment sales contracts. Longer term contracts historically experience higher credit losses. If the credit losses on the receivables included in the trust are greater than the historical credit loss experience indicated in this prospectus supplement, the yield to holders of the Class A Notes could be adversely affected and, if those losses exceed the available credit enhancement, you may suffer a loss.

     PERFORMANCE OF THE RECEIVABLES COULD BE AFFECTED BY ECONOMIC CONDITIONS IN THE STATES WHERE THE RECEIVABLES WERE ORIGINATED.

     If a large number of obligors are located in a particular state, economic conditions, such as unemployment, interest rates, inflation rates and consumer perception of the economy, or other factors that negatively affect that state could also negatively affect the delinquency, credit loss or repossession experience of the trust. The table entitled "Geographic Distribution of the Receivables by State" on page S-28 of this prospectus supplement provides important information about the number and principal amount of receivables located in each state (based on the address of the related dealer). By cutoff date principal balance, based on the address of the related dealer 30.38%, 6.46%, 5.35%, 5.11% and 5.01% of the receivables were located in California, New York, New Jersey, Illinois and Virginia, respectively. By cutoff date principal balance, based on the address of the related dealer, not more than 5% of the receivables were located in any other single state.

     CERTAIN NOTEHOLDERS MAY HAVE LITTLE OR NO CONTROL WITH RESPECT TO IMPORTANT ACTIONS.

     The trust will pledge the property of the trust (including the rights of the trust under the swap agreement and the revolving liquidity note agreement) to the indenture trustee as collateral for the payment of the notes. As a result, the indenture trustee, acting at the direction of the holders of a majority of the outstanding principal amount of the notes (excluding for such purposes the outstanding principal amount of any notes held of record or beneficially owned by Toyota Motor Credit Corporation or any of its affiliates), has the power to direct the trust to take certain actions in connection with the property of the trust. The holders of at least 51% of the principal balance of the outstanding notes (excluding for such purposes the outstanding principal amount of any notes held of record or beneficially owned by Toyota Motor Credit Corporation or any of its affiliates) or the indenture trustee acting on behalf of the holders of such notes will also have the right under certain circumstances to terminate the servicer. In addition, those noteholders will have the right to waive certain events of default or defaults involving the servicer. See "Description of the Notes -- The Indenture -- Events of default; rights upon event of default" and "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default" and "-- Waiver of Past Defaults" in the accompanying prospectus. Holders of at least 51% of the outstanding principal balance of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes, voting as a single class (excluding for such purposes the outstanding principal amount of any notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates) will have the right to direct the indenture trustee to terminate the swap agreement in connection with certain events of default under the swap agreement, which direction would result in the acceleration of all outstanding Class A Notes. See "Swap Agreement" in this prospectus supplement.

     PAID-AHEAD SIMPLE INTEREST CONTRACTS MAY AFFECT THE WEIGHTED AVERAGE LIVES OF THE NOTES.

     If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor's contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

     The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average lives of the notes. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average lives of the notes may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

     TMCC's portfolio of retail installment sale contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the trust which may become paid-ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

     THE RETURN ON THE NOTES COULD BE REDUCED BY SHORTFALLS DUE TO MILITARY ACTION.

     The effect of the current conflict in Iraq or any other military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables. In particular, the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. For example, recent actions by the United States in connection with the conflict in the Persian Gulf have included an increase in the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides, generally, that an obligor who is covered by the Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. Interest shortfalls on the receivables due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on the Class A Notes on a pro rata basis.

     The Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the subordinated seller's interest, but if such losses cannot be funded from payments on the receivables, by the revolving liquidity note or the reserve fund, you may suffer a loss.

     We do not know how many receivables have been or may be affected by the application of the Relief Act.

     BECAUSE THE NOTES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY.

     Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking societe anonyme or the Euroclear System in Europe or Asia or their successors or assigns. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note or certificate representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption "Certain Information Regarding the Securities -- Book-Entry Registration" in the accompanying prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a Noteholder and the owner trustee will not recognize you as a "Securityholder," as that term is used in the trust agreement. As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking societe anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System and to take other actions that require a physical certificate representing the notes.

     Interest and principal on the notes will be paid by the trust to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

                                    THE TRUST

GENERAL

     The Toyota Auto Receivables 2003-A Owner Trust (the "Trust") is a Delaware statutory trust formed pursuant to the trust agreement (the "Trust Agreement") between Toyota Auto Finance Receivables LLC, as seller ("TAFR LLC," or the "Seller"), and U.S. Bank Trust National Association, as owner trustee (in such capacity the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the receivables described below under "The Receivables Pool" (the "Receivables") and the other assets of the Trust and proceeds therefrom, (ii) issuing the Class A-1 Notes (the "Class A-1 Notes"), Class A-2 Notes (the "Class A-2 Notes"), Class A-3A Notes (the "Class A-3A Notes"), Class A-3B Notes (the "Class A-3B Notes"), Class A-4 Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3A Notes and Class A-3B Notes, the "Class A Notes" or the "Notes"), the revolving liquidity note (the "Revolving Liquidity Note") and the subordinated seller's interest (the "Subordinated Seller's Interest" and, together with the Notes, the "Securities"), (iii) entering into the Swap Agreement, (iv) making payments on the Notes and the Subordinated Seller's Interest, and to the holder of the Revolving Liquidity Note and to the Swap Counterparty and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with the Notes, the Revolving Liquidity Note and the Subordinated Seller's Interest. The Trust will use the Notes and the Subordinated Seller's Interest as consideration for the Receivables transferred to the Trust by the Seller pursuant to the Sale and Servicing Agreement described in the "Summary of Terms" (the "Sale and Servicing Agreement"). The Class A-2, Class A-3A, Class A-3B and Class A-4 Notes are being offered hereby. TAFR LLC will sell the Class A-1 Notes to Toyota Motor Credit Corporation ("TMCC") in a separate transaction. TAFR LLC will deliver the net proceeds from the sale of the Notes and a subordinated non-recourse promissory note, to TMCC as consideration for the Receivables transferred to TAFR LLC by TMCC pursuant to the Receivables Purchase Agreement described in the "Summary of Terms" (the "Receivables Purchase Agreement"). The Revolving Liquidity Note, evidencing the right to repayment of draws funded by the holder thereof in respect of certain shortfalls in payments of interest on and principal of the Class A Notes and fully subordinated to the interests of the holders of the Notes, will be issued by the Trust to TMCC. The Subordinated Seller's Interest, evidencing an undivided beneficial interest in the Trust that is fully subordinate to the interest of the holders of the Notes (i.e., an equity interest in the Trust), will be retained by TAFR LLC.

     TMCC will be appointed to act as the servicer of the Receivables (the "Servicer"). TMCC, as Servicer, will service the Receivables pursuant to the Sale and Servicing Agreement and the Trust Agreement and TMCC will perform additional administrative services for the Trust, the Owner Trustee and the Indenture Trustee pursuant to the Administration Agreement. TMCC (or any successor servicer or successor administrator) will be compensated for such services as described under "Transfer and Servicing Agreements -- Servicing Compensation" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus. TMCC will be the initial Swap Counterparty and Calculation Agent pursuant to the Swap Agreement as described in this Prospectus Supplement under "Description of the Swap

Agreement." TMCC will also be a party to the Revolving Liquidity Note Agreement and the holder of the Revolving Liquidity Note as described in this Prospectus Supplement under "Revolving Liquidity Note and Reserve Account."

     Pursuant to agreements between TMCC and the Dealers, each Dealer will repurchase from TMCC those contracts that do not meet certain representations and warranties made by the Dealer when sold by the Dealer. These Dealer repurchase obligations are referred to herein as "Dealer Recourse." These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectibility of the contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trust, the Sale and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC's repurchase obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

     The Notes will be secured by and payable from the property of the Trust. The Trust property that secures the Notes includes the Receivables and certain monies due or received thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables under physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Seller under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future proceeds of liquidation of Defaulted Receivables) that shall have secured a Receivable and that shall have been acquired by the Owner Trustee; (vii) the rights of the Trust and powers of the Owner Trustee under the Swap Agreement, and the amounts payable to the Trust thereunder; (viii) the rights of the Trust and powers of the Owner Trustee under the Revolving Liquidity Note Agreement, and the amounts so funded by the holder of the Revolving Liquidity Note thereunder, and (ix) any and all proceeds of the foregoing.

     The Trust's principal offices are in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under "-- The Owner Trustee and Indenture Trustee."

                           CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Subordinated Seller's Interest had taken place on such date:

      Class A-1 Notes...............................    $  432,500,000
      Class A-2 Notes...............................    $  375,000,000
      Class A-3A Notes..............................    $  364,000,000
      Class A-3B Notes..............................    $  125,000,000
      Class A-4 Notes...............................    $  206,000,000
      Revolving Liquidity Note......................    $            0*
      Subordinated Seller's Interest................    $   46,570,312
                                                        --------------
          Total.....................................    $1,549,070,312
                                                        ==============

----------
* Maximum draws thereunder may aggregate $7,745,352 from and after the Closing Date.

                     THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     U.S. Bank Trust National Association is the Owner Trustee under the Trust Agreement. Its principal executive office is located at 300 East Delaware Avenue, Suite 813, Wilmington, Delaware 19801-1515. The Bank of New York is the Indenture Trustee (the "Indenture Trustee") under the Indenture. Its principal executive office is located at 101 Barclay Street, 8 West, New York, New York 10286. The Seller, the Servicer and their affiliates may maintain normal commercial banking relations with the Owner Trustee, the Indenture Trustee and their affiliates.

                           THE SELLER AND THE SERVICER

     Toyota Financial Services Corporation was incorporated in July 2000 to control and manage Toyota Motor Corporation's worldwide finance operations, including those in the United States. On October 1, 2000, Toyota Financial Services Corporation assumed ownership of TMCC, which previously had been a subsidiary of Toyota Motor Sales, U.S.A., Inc. All of the outstanding stock of Toyota Motor Credit Corporation is now owned by Toyota Financial Services Americas Corporation, a wholly-owned subsidiary of Toyota Financial Services Corporation.

     During the first quarter of fiscal year 2001, TMCC announced plans to restructure its field operations. The branch offices of TMCC have been converted to serve only dealer financing needs including the purchasing of contracts from dealers, financing inventories, financing other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements, as well as consulting on finance and insurance operations. Other functions previously performed at the branch offices, such as customer service, collections, lease terminations and administrative functions for retail sales installment and lease contracts, including the servicing and administration of retail sales contracts and closed-end lease contracts, have been transferred to three regional customer service centers which opened, or were expanded, during the last year. The restructuring of TMCC's field operations is substantially complete. While the physical migration of resources relating to the restructuring of the field operations is substantially complete, TMCC continues to review and refine current processes and deploy additional resources and technology in an effort to improve operating efficiencies, and to minimize the disruption of operations.

     The Servicer is permitted to appoint a subservicer to perform all or a portion of its servicing obligations at the Servicer's expense. For example, TMCC has contracted with a third party to provide title administration services with respect to the Receivables. Such an appointment does not relieve the Servicer of its obligations or liability for servicing and administering the Receivables in accordance with the provisions of the Transfer and Servicing Agreements.

     Additional information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the Prospectus.

                              THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the Receivables purchased as of March 1, 2003 (the "Cutoff Date"). The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related purchasers (the "Obligors") of the vehicles financed by the Receivables (the "Financed Vehicles"). On or before the date of initial issuance of the Notes (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to the Receivables Purchase Agreement between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Sale and Servicing Agreement. During the term of the Sale and Servicing Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

     The Receivables in the Receivables Pool are required to meet certain selection criteria as of the Cutoff Date. Pursuant to such criteria, each
Receivable:

     o    falls within the range of:

         remaining principal balance......................      $250 to $60,000
         APRs.............................................      0.00% to 10.00%
         original number of monthly
            payments ("Scheduled Payments")...............             12 to 72
         remaining number of Scheduled Payments...........              4 to 72

     o    has a maximum number of:

         days past due for payment........................               30 days
         Scheduled Payments paid ahead of schedule........  6 Scheduled Payments

     o was, at the time of origination, secured by a new or used automobile or light duty truck;

     o    was originated in the United States;

     o provides for scheduled monthly payments that fully amortize the amount financed by such Receivable over its original term (except for minimally different payments in the first or last month in the life of the Receivable);

     o    is serviced by TMCC as of the Closing Date;

     o to the best knowledge of the Seller, is not due from any obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent;

     o does not relate to a vehicle that has been repossessed without reinstatement as of the Cutoff Date; and

     o does not relate to a vehicle as to which insurance has been force-placed as of the Cutoff Date.

     TMCC does not originate retail installment sales contracts in Hawaii, and retail installment sales contracts originated in Maine, Maryland, Tennessee and Texas or by a TMCC subsidiary in Puerto Rico will not be included in the Trust. No selection procedures believed by the Seller to be adverse to Noteholders have been used in selecting the Receivables.

     Based on the addresses of the originating Dealers, the Receivables have been originated in 45 states. Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer. The following are additional characteristics of the Receivables:

     o    as a percentage of the aggregate principal balance, as of the Cutoff
          Date:

         Precomputed Receivables.................................       0.33%
         Simple interest Receivables.............................      99.67%
         New vehicles financed by TMCC...........................      80.00%
         Used vehicles financed by TMCC..........................      20.00%
         Receivables representing financing of
           vehicles manufactured or distributed by
           Toyota Motor Corporation or its affiliates............      97.39%

     o    as a percentage of the number of Receivables, as of the Cutoff Date:

         New vehicles financed by TMCC...........................     78.72%
         Used vehicles financed by TMCC..........................     21.28%

     The composition, distribution by annual percentage rate and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Total Cutoff Date Principal Balance..........................  $ 1,549,070,312
Number of Receivables........................................           96,990
Average Cutoff Date Principal Balance........................          $15,971
   Range of Cutoff Date Principal Balances...................     $297-$59,896
Average Original Amount Financed.............................          $19,861
   Range of Original Amount Financed.........................  $1,595-$122,693
Weighted Average APR(1)......................................             5.51%
   Range of APRs.............................................      0.00%-10.00%
Weighted Average Original Number of Scheduled Payments(1)....            57.47
   Range of Original Number of Scheduled Payments............            12-72
Weighted Average Remaining Number of Scheduled Payments(1)...            48.29
   Range of Remaining Number of Scheduled Payments...........             4-72

----------
(1)  Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                                                                                   PERCENTAGE OF
                                                      PERCENTAGE OF                                 CUTOFF DATE
                                      NUMBER OF       TOTAL NUMBER OF    CUTOFF DATE PRINCIPAL       PRINCIPAL
RANGE OF APRS                        RECEIVABLES       RECEIVABLES              BALANCE               BALANCE
-------------------                 ---------------  -----------------  -----------------------  ----------------
0.00% - 0.99%.....................       7,808             8.05%          $   109,969,548.98            7.10%
1.00% - 1.99%.....................       1,788             1.84                25,056,842.16            1.62
2.00% - 2.99%.....................       3,309             3.41                50,028,225.03            3.23
3.00% - 3.99%.....................      12,266            12.65               221,394,863.64           14.29
4.00% - 4.99%.....................      13,335            13.75               217,641,597.34           14.05
5.00% - 5.99%.....................      15,876            16.37               262,434,807.20           16.94
6.00% - 6.99%.....................      18,997            19.59               297,883,264.93           19.23
7.00% - 7.99%.....................      12,659            13.05               196,116,113.65           12.66
8.00% - 8.99%.....................       6,469             6.67                99,062,557.63            6.39
9.00% - 9.99%.....................       3,980             4.10                61,238,246.74            3.95
10.00% - 10.99%...................         503             0.52                 8,244,244.95            0.53
                                        ------           ------           ------------------          ------
Total(1)..........................      96,990           100.00%          $ 1,549,070,312.25          100.00%
                                        ======           =======          ==================          =======

-----------------
(1)  Percentages may not add to 100% due to rounding.

             GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES BY STATE(1)

                                                  PERCENTAGE
                                NUMBER OF      OF TOTAL NUMBER         CUTOFF DATE         PERCENTAGE OF CUTOFF
STATE                          RECEIVABLES      OF RECEIVABLES      PRINCIPAL BALANCE     DATE PRINCIPAL BALANCE
-----                          -------------  ------------------- ----------------------- --------------------------
Alabama.......................      139                0.14%          $   3,606,359.48              0.23%
Alaska........................      130                0.13               2,257,048.84              0.15
Arizona.......................    1,706                1.76              30,442,543.40              1.97
Arkansas......................    1,798                1.85              31,442,874.49              2.03
California....................   28,701               29.59             470,665,850.04             30.38
Colorado......................    1,918                1.98              33,840,619.89              2.18
Connecticut...................    2,110                2.18              31,841,033.33              2.06
Delaware......................      345                0.36               5,436,110.22              0.35
Florida.......................      545                0.56              12,898,256.18              0.83
Georgia.......................      303                0.31               8,064,704.31              0.52
Idaho.........................      499                0.51               7,369,600.12              0.48
Illinois......................    5,010                5.17              79,225,392.03              5.11
Indiana.......................    1,346                1.39              21,849,780.26              1.41
Iowa..........................      593                0.61               9,381,122.24              0.61
Kansas........................      956                0.99              15,222,517.37              0.98
Kentucky......................    1,253                1.29              19,414,196.77              1.25
Louisiana.....................    2,399                2.47              40,002,282.19              2.58
Massachusetts.................    3,532                3.64              50,908,443.85              3.29
Michigan......................    1,577                1.63              25,257,526.81              1.63
Minnesota.....................    1,347                1.39              22,380,603.08              1.44
Mississippi...................      691                0.71              11,898,291.98              0.77
Missouri......................    2,294                2.37              35,068,530.54              2.26
Montana.......................      196                0.20               2,851,073.77              0.18
Nebraska......................      420                0.43               6,912,711.59              0.45
Nevada........................      869                0.90              16,056,401.17              1.04
New Hampshire.................      953                0.98              12,750,997.04              0.82
New Jersey....................    5,445                5.61              82,869,467.33              5.35
New Mexico....................      561                0.58               9,115,132.81              0.59
New York......................    6,865                7.08             100,134,039.93              6.46
North Carolina................      249                0.26               6,010,664.54              0.39
North Dakota..................       76                0.08               1,244,294.73              0.08
Ohio..........................    3,184                3.28              47,165,647.98              3.04
Oklahoma......................    1,016                1.05              18,006,783.09              1.16
Oregon........................    1,931                1.99              28,129,303.60              1.82
Pennsylvania..................    5,127                5.29              76,707,625.35              4.95
Rhode Island..................      360                0.37               4,838,586.52              0.31
South Carolina................       92                0.09               2,095,011.85              0.14
South Dakota..................      127                0.13               2,074,824.43              0.13
Utah..........................      505                0.52               8,317,093.45              0.54
Vermont.......................      282                0.29               3,743,600.24              0.24
Virginia......................    4,764                4.91              77,675,824.55              5.01
Washington....................    2,983                3.08              46,739,670.82              3.02
West Virginia.................      432                0.45               6,776,291.43              0.44
Wisconsin.....................    1,257                1.30              18,755,563.87              1.21
Wyoming.......................      104                0.11               1,626,014.74              0.10
                                 ------              ------          -----------------            ------
Total(2)......................   96,990              100.00%         $1,549,070,312.25            100.00%
                                 ======              ======          =================            ======

Number of States Represented..       45

(1)  Based solely on the addresses of the originating dealers.

(2)  Percentages may not add to 100% due to rounding.

                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning TMCC's experience with respect to its portfolio of new and used automobile and light duty truck retail installment sales contracts which it has funded and is servicing, including contracts that have been securitized.

     The data presented in the following tables are for illustrative purposes only. There is no assurance that TMCC's delinquency, credit loss and repossession experience with respect to automobile and light duty truck retail installment sales contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Contracts funded and serviced by TMCC have experienced significantly increased delinquency rates during the preceding 24 months. Repossession and credit loss experience with respect to such contracts have also increased during the same period. Increased delinquency and credit losses are a result of a number of factors, including the effects of TMCC's field restructuring, which has disrupted normal collection activities, increased average losses per vehicle resulting from the softening used car market, and continued economic uncertainty. While the physical migration of resources relating to the restructuring of field operations is substantially complete, TMCC continues to review and refine current processes and deploy additional resources and technology in an effort to improve operating efficiencies and minimize the disruption of operations; however, the restructuring of field operations has adversely affected, and is expected to continue to adversely affect delinquencies and credit losses, at least through the first half of fiscal 2004. Continued economic uncertainty could also continue to adversely affect delinquencies and credit losses in the near term. In addition, increased delinquencies and credit losses can be attributed in part to changes in portfolio quality in connection with the national tiered pricing program. Under the national tiered pricing program, TMCC generally will acquire contracts with higher yields to compensate for the potential increase in credit losses. TMCC has also experienced a general increase in the average original contract term of retail installment sales contracts. Longer term contracts historically experience higher credit losses.

     The percentages in the tables below have not been adjusted to eliminate the effect of the growth of TMCC's portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown for any group of receivables that are isolated for any period or periods of time and the delinquency, repossession and net loss data measured the activity only for that isolated group over the periods indicated, as will be the case for the Receivables. If the credit losses on the Receivables included in the trust are greater than the historical credit loss experience listed below, the yield to holders of the Class A Notes could be adversely affected. In addition, most of the contracts included in the Series 2003-A pool will have been originated under the tiered pricing program, which was launched nationally in fiscal 2000, and may be expected to perform differently than has TMCC's entire portfolio during the periods described in the following tables.

                    HISTORICAL DELINQUENCY EXPERIENCE(1), (2)

                                      AT DECEMBER 31,         AT MARCH 31,                    AT SEPTEMBER 30,
                                      ---------------       ----------------           ----------------------------
                                           2002             2002        2001           2000       1999         1998
                                      ---------------       ----        ----           ----       ----         ----
Outstanding Contracts(3)..........       1,510,154        1,309,041   1,023,280      948,004     782,832      679,575
Delinquencies as a Percentage of
  Contracts Outstanding(4)
  30 - 59 days....................           2.23%             1.96%     1.71%          1.82%        1.33%      1.32%
  60 - 89 days....................           0.54%             0.38%     0.15%          0.19%        0.10%      0.11%
  Over 89 days....................           0.43%             0.32%     0.11%          0.09%        0.07%      0.11%

----------
(1)  In fiscal year 2000, TMCC changed its year-end from September 30 to March
     31. However, historical delinquency data from 1998 through 2000 is reported as of each September 30 fiscal year end. Historical delinquency data covering the six month period beginning October 1, 2000 and ending March 31, 2001 will cover only that six-month transitional period. After April 1, 2002, all subsequent disclosure of historical year-end delinquency data will be as of the preceding March 31.

(2) The historical delinquency data reported in this table includes all retail installment sales contracts originated by TMCC, including those originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico. Retail installment sales contracts originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico will not be included in the Series 2003-A pool.

(3)  Number of contracts outstanding at end of period.

(4) The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made on the related payment date.

                   NET LOSS AND REPOSSESSION EXPERIENCE(1)(2)
                             (DOLLARS IN THOUSANDS)

                                                 FOR THE
                              FOR THE NINE     FISCAL YEAR    FOR THE SIX
                              MONTHS ENDED        ENDED       MONTHS ENDED   FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                              DECEMBER 31,      MARCH 31,      MARCH 31,     ---------------------------------------
                                  2002            2002           2001            2000          1999          1998
                              ------------     -----------    -----------        ----          ----          ----
Principal Amount
   Outstanding(3)........     $21,027,197      $17,773,351    $12,891,924     $11,984,915   $9,699,078    $8,075,636

Average Principal Amount
   Outstanding(4) ........    $19,400,274      $15,332,638    $12,438,420     $10,841,997   $8,887,357    $7,435,425

Number of Contracts
   Outstanding............      1,510,154        1,309,041      1,023,280         948,004      782,832       679,575

Average Number of
   Contracts Outstanding(4)     1,409,598        1,166,161        985,642         865,418      731,204       645,289

Number of Repossessions(5)         20,840           18,887          7,693          11,449        9,930        10,906

Number of Repossessions as
   a Percent of the Number
   of Contracts Outstanding          1.84%(8)         1.44%          1.50%(8)        1.21%        1.27%         1.60%

Number of Repossessions as
   a Percent of the
   Average Number of
   Contracts
   Outstanding............            1.97%(8)         1.62%         1.56%(8)        1.32%        1.36%         1.69%

Gross Charge-Offs(6)......      $  125,847       $  110,466   $    38,748     $    54,621   $   49,942    $   56,956

Recoveries(7).............      $   14,519       $   11,722   $     4,690     $     8,487   $    8,060    $    7,898

Net Losses................      $  111,328       $   98,744   $    34,058     $    46,134   $   41,882    $   49,058

Net Losses as a Percentage
   of Principal Amount
   Outstanding............            0.71%(8)         0.56%         0.53%(8)        0.38%        0.43%         0.61%

Net Losses as a Percentage
   of Average Principal
   Amount
   Outstanding............            0.77%(8)         0.64%         0.55%(8)        0.43%        0.47%         0.66%

----------
(1)  In fiscal year 2000, TMCC changed its year-end from September 30 to March
     31. However, historical net loss and repossession data from 1998 through 2000 is reported as of each September 30 fiscal year end. Historical net loss and repossession data covering the six month period beginning October 1, 2000 and ending March 31, 2001 will cover only that six-month transitional period. After April 1, 2002, all subsequent disclosure of historical year-end net loss and repossession data will be as of the preceding March 31.

(2) The historical net loss and repossession data reported in this table includes all retail installment sales contracts originated by TMCC, including those originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico. Retail installment sales contracts originated in Maine, Maryland, Tennessee and Texas and those originated by a subsidiary of TMCC operating in Puerto Rico will not be included in the Series 2003-A pool.

(3) Principal Amount Outstanding includes payoff amount for simple interest contracts and net principal amount for precomputed contracts and unamortized dealer reserve for all contracts.

(4) Average of the principal amount or number of contracts outstanding as of the beginning and end of the indicated periods.

(5)  Includes bankrupt repossessions but excludes bankruptcies.

(6) Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle. Also includes dealer reserve charge-offs.

(7) Includes all recoveries from post-disposition monies received on previously charged-off contracts including any proceeds from the liquidation of the related vehicle after the related charge-off. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

(8) Annualized on the basis of the fiscal year ends determined as described in note (1) above.

                                 USE OF PROCEEDS

     The Seller will use the net proceeds from the sale of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes (approximately $1,067,452,829 in the aggregate), together with the net proceeds from the sale of the Class A-1 Notes to TMCC and a subordinated non-recourse promissory note issued to TMCC to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Notes is set forth under "Risk Factors -- Prepayments on receivables may cause prepayments on the notes, resulting in reinvestment risk to you," "Description of the Notes -- Payments of Principal" and "Weighted Average Lives of the Notes" in this Prospectus Supplement.

     Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier or later than their respective Final Scheduled Payment Dates. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. Such reinvestment risk includes the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

     Obligors with higher interest rate Receivables may prepay at a faster rate than obligors with lower interest rate Receivables. Because approximately 8.72% of the Receivables have APRs (by the Cutoff Date principal balance) less than the fixed rate of interest on the Class A-4 Notes, disproportionate rates of prepayments of Receivables with higher APRs could affect the yield on the Class A Notes or result in losses. Higher rates of prepayments of Receivables with higher APRs may result in the Trust holding Receivables that will generate insufficient collections to cover delinquencies or chargeoffs on the Receivables or to make current payments of interest on or principal of the Class A Notes. Similarly, higher rates of prepayments of Receivables with higher APRs will decrease the amounts available to be deposited in the Reserve Fund, or reimburse draws on the Revolving Liquidity Note, reducing the protection against losses and shortfalls afforded thereby to the Class A Notes. See "The Receivables Pool -- Distribution of Receivables by APR" on page S-27.

     Principal payments generally will not be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. Principal payments generally will not be made on the Class A-3A Notes or the Class A-3B Notes until the Class A-2 Notes have been paid in full, and principal payments generally will not be made on the Class A-4 Notes until the Class A-3A Notes and the Class A-3B Notes have been paid in full. However, upon the occurrence and during the continuation of an Event of Default, including following any termination of the Swap Agreement, resulting in acceleration of the Notes, the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Notes will be paid principal on a pro rata basis. It is expected that final payment of each class of Notes will occur on or prior to the respective Final Scheduled Payment Dates.

     Failure to make final payment of any class of Notes on or prior to the respective Final Scheduled Payment Dates will constitute an Event of Default under the Indenture, which may accelerate payments in respect of classes that have not reached their respective Final Scheduled Payment Dates. However, as the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the principal balance of the Receivables, sufficient funds may not be available to pay each class of Notes in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of Notes could occur later than such dates, and the holders of such Notes could suffer a loss.

     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Seller and/or the Servicer will be obligated to repurchase Receivables from the Trust. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes. See "Risk Factors -- Prepayments on receivables may cause prepayments on the notes, resulting in reinvestment risk to you."

     Noteholders should consider, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

     Certain events (including some that are not within the control of the Trust or the Swap Counterparty) may cause an Event of Default under the Indenture or the termination of the Swap Agreement. Certain Events of Default under the Indenture will not result in acceleration of the Notes unless a majority of holders of Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), voting as a single class, instruct the Indenture Trustee to accelerate the Notes. Certain of these events will not cause a termination of the Swap Agreement unless holders of at least 51% of the outstanding principal balance of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes, voting as a single class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their affiliates), vote to instruct the Indenture Trustee (as assignee of the rights of the Owner Trustee) to terminate the Swap Agreement. The holders of any class of Notes may not have sufficient voting interests as of any date to cause or to prevent a termination of the Swap Agreement or acceleration of the Notes. If an Event of Default under the Indenture results in the acceleration of the Notes, or if the Swap Agreement is terminated and the Notes are accelerated, the Indenture Trustee may liquidate the assets of the Trust. Liquidation would be likely to accelerate payment of all Notes that are then outstanding. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of such class might be delayed while liquidation of the assets is occurring. The Trust cannot predict the length of time that will be required for liquidation of the assets of the Trust to be completed. Even if liquidation proceeds are sufficient to repay the Notes in full, any liquidation that causes principal of a class of Notes to be paid before the related Final Scheduled Payment Date will involve the prepayment risks described in this Prospectus Supplement under "Risk Factors -- Prepayments on receivables may cause prepayments on the notes, resulting in reinvestment risk to you" and "Risk Factors -- Potential termination of the swap agreement presents swap counterparty risk, risk of prepayment of the notes and risk of loss upon liquidation of the trust assets."

     The proceeds of any liquidation of the assets of the Trust may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes. In addition, if the Swap Agreement is terminated, the Trust may be obligated to make a swap termination payment to the Swap Counterparty in an amount that the Trust cannot estimate as of the date of this Prospectus Supplement. Any swap termination payment paid by the Trust will reduce the amounts available to be paid to Noteholders. Also, acceleration of the Notes as a result of any Event of Default under the Indenture, or following any termination of the Swap Agreement, will cause the priority of payments of all Class A Notes to change to pro rata payments of interest followed by pro rata payments of principal to all four classes of Class A Notes. Therefore, all outstanding Class A Notes will be affected by any shortfall in liquidation proceeds and any payment by the Trust of a swap termination payment.

                       WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in such a pool are the same size and amortize at the same rate and that each such receivable will, in each month of its life, either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the respective Final Scheduled Payment Date for such class. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of such Notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the receivables described above. The ABS Table assumes that
(i) the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on each receivable is scheduled to be made and is made on the last day of each month commencing March 30, 2003 and each month has 30 days, (iii) the Notes are issued on March 27, 2003 and payments are made on the Notes on each Payment Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the reserve account on each Payment Date is the required amount described in the summary under "E. Revolving Liquidity Note and Reserve Account", if applicable, (v) except as otherwise indicated, the Servicer exercises its option to purchase the receivables on the earliest Payment Date on which such option may be exercised,
(vi) there is no swap termination or other event resulting in the acceleration of the Class A Notes, and (vii) the net of swap payments from the Trust to the Swap Counterparty and swap payments from the Swap Counterparty to the Trust is zero. The hypothetical pools each have an assumed cutoff date of March 1, 2003. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                                  REMAINING
                                                                                   TERM TO      ORIGINAL TERM
                             NUMBER OF       AGGREGATE PRINCIPAL                  MATURITY       TO MATURITY
POOL                        RECEIVABLES            BALANCE           APR (%)     (IN MONTHS)     (IN MONTHS)
--------                   --------------- ------------------------ ----------- -------------- ----------------
1.......................         3,505     $     10,110,346.77          5.968          8               48
2.......................         3,068           19,223,597.24          4.890         15               43
3.......................         6,798           71,156,030.02          1.796         21               38
4.......................         4,726           53,244,103.66          4.552         27               42
5.......................         8,285          118,621,522.72          2.968         33               41
6.......................         7,648          106,396,590.99          5.921         39               55
7.......................        12,626          198,374,079.30          5.867         45               57
8.......................        18,352          326,210,429.65          6.002         51               60
9.......................        23,770          462,847,372.70          5.620         56               61
10......................         4,633          101,358,376.23          6.725         62               69
11......................         3,474           78,983,589.39          7.582         68               72
12......................           105            2,544,273.58          7.527         72               72
                           --------------- ------------------------
                                96,990       $1,549,070,312.25
                           =============== ========================

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                        CLASS A-2 NOTES            CLASS A-3A NOTES             CLASS A-3B NOTES           CLASS A-4 NOTES
                 --------------------------- --------------------------- --------------------------- ---------------------------
PAYMENT DATE      0.50%  1.00%  1.50%  1.80%  0.50% 1.00%   1.50%  1.80%  0.50%  1.00%  1.50% 1.80%   0.50%  1.00%  1.50%  1.80%
------------      -----  -----  -----  -----  ----- -----   -----  -----  -----  -----  ----- -----   -----  -----  -----  -----
3/27/03........  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
4/15/03........  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
5/15/03........  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
6/15/03........  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
7/15/03........  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
8/15/03........  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
9/15/03........  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
10/15/03.......  100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/03.......  100.00 100.00  96.98  86.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
12/15/03.......  100.00 100.00  84.30  72.31 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
1/15/04........  100.00  91.64  71.90  58.96 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
2/15/04........   99.93  80.86  59.77  45.96 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
3/15/04........   90.44  70.24  47.92  33.33 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
4/15/04........   81.00  59.77  36.35  21.04 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
5/15/04........   71.62  49.47  25.05   9.12 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
6/15/04........   62.30  39.32  14.03   0.00 100.00 100.00 100.00  98.13 100.00 100.00 100.00  98.13 100.00 100.00 100.00 100.00
7/15/04........   53.34  29.60   3.50   0.00 100.00 100.00 100.00  89.65 100.00 100.00 100.00  89.65 100.00 100.00 100.00 100.00
8/15/04........   44.43  20.04   0.00   0.00 100.00 100.00  94.81  81.44 100.00 100.00  94.81  81.44 100.00 100.00 100.00 100.00
9/15/04........   35.58  10.63   0.00   0.00 100.00 100.00  87.14  73.49 100.00 100.00  87.14  73.49 100.00 100.00 100.00 100.00
10/15/04.......   26.79   1.38   0.00   0.00 100.00 100.00  79.69  65.80 100.00 100.00  79.69  65.80 100.00 100.00 100.00 100.00
11/15/04.......   18.05   0.00   0.00   0.00 100.00 94.09   72.44  58.38 100.00  94.09  72.44  58.38 100.00 100.00 100.00 100.00
12/15/04.......    9.37   0.00   0.00   0.00 100.00 87.24   65.40  51.24 100.00  87.24  65.40  51.24 100.00 100.00 100.00 100.00
1/15/05........    1.52   0.00   0.00   0.00 100.00 81.00   58.95  44.65 100.00  81.00  58.95  44.65 100.00 100.00 100.00 100.00
2/15/05........    0.00   0.00   0.00   0.00  95.18 74.88   52.68  38.30  95.18  74.88  52.68  38.30 100.00 100.00 100.00 100.00
3/15/05........    0.00   0.00   0.00   0.00  89.23 68.87   46.60  32.20  89.23  68.87  46.60  32.20 100.00 100.00 100.00 100.00
4/15/05........    0.00   0.00   0.00   0.00  83.33 62.96   40.72  26.33  83.33  62.96  40.72  26.33 100.00 100.00 100.00 100.00
5/15/05........    0.00   0.00   0.00   0.00  77.46 57.17   35.02  20.71  77.46  57.17  35.02  20.71 100.00 100.00 100.00 100.00
6/15/05........    0.00   0.00   0.00   0.00  71.63 51.49   29.52  15.33  71.63  51.49  29.52  15.33 100.00 100.00 100.00 100.00
7/15/05........    0.00   0.00   0.00   0.00  66.18 46.19   24.39  10.32  66.18  46.19  24.39  10.32 100.00 100.00 100.00 100.00
8/15/05........    0.00   0.00   0.00   0.00  60.78 41.00   19.45   5.55  60.78  41.00  19.45   5.55 100.00 100.00 100.00 100.00
9/15/05........    0.00   0.00   0.00   0.00  55.40 35.91   14.68   1.00  55.40  35.91  14.68   1.00 100.00 100.00 100.00 100.00
10/15/05.......    0.00   0.00   0.00   0.00  50.07 30.93   10.10   0.00  50.07  30.93  10.10   0.00 100.00 100.00 100.00  92.13
11/15/05.......    0.00   0.00   0.00   0.00  44.77 26.05    5.71   0.00  44.77  26.05   5.71   0.00 100.00 100.00 100.00  82.44
12/15/05.......    0.00   0.00   0.00   0.00  39.51 21.28    1.49   0.00  39.51  21.28   1.49   0.00 100.00 100.00 100.00  73.32
1/15/06........    0.00   0.00   0.00   0.00  34.89 17.09    0.00   0.00  34.89  17.09   0.00   0.00 100.00 100.00  94.72   0.00
2/15/06........    0.00   0.00   0.00   0.00  30.31 12.99    0.00   0.00  30.31  12.99   0.00   0.00 100.00 100.00  86.28   0.00
3/15/06........    0.00   0.00   0.00   0.00  25.75  8.98    0.00   0.00  25.75   8.98   0.00   0.00 100.00 100.00  78.23   0.00
4/15/06........    0.00   0.00   0.00   0.00  21.23  5.07    0.00   0.00  21.23   5.07   0.00   0.00 100.00 100.00   0.00   0.00
5/15/06........    0.00   0.00   0.00   0.00  16.74  1.25    0.00   0.00  16.74   1.25   0.00   0.00 100.00 100.00   0.00   0.00
6/15/06........    0.00   0.00   0.00   0.00  12.29  0.00    0.00   0.00  12.29   0.00   0.00   0.00 100.00  94.15   0.00   0.00
7/15/06........    0.00   0.00   0.00   0.00   8.32  0.00    0.00   0.00   8.32   0.00   0.00   0.00 100.00  86.29   0.00   0.00
8/15/06........    0.00   0.00   0.00   0.00   4.39  0.00    0.00   0.00   4.39   0.00   0.00   0.00 100.00  78.64   0.00   0.00
9/15/06........    0.00   0.00   0.00   0.00   0.49  0.00    0.00   0.00   0.49   0.00   0.00   0.00 100.00   0.00   0.00   0.00
10/15/06.......    0.00   0.00   0.00   0.00   0.00  0.00    0.00   0.00   0.00   0.00   0.00   0.00  91.97   0.00   0.00   0.00
11/15/06.......    0.00   0.00   0.00   0.00   0.00  0.00    0.00   0.00   0.00   0.00   0.00   0.00  82.86   0.00   0.00   0.00
12/15/06.......    0.00   0.00   0.00   0.00   0.00  0.00    0.00   0.00   0.00   0.00   0.00   0.00  73.81   0.00   0.00   0.00
1/15/07........    0.00   0.00   0.00   0.00   0.00  0.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00

Weighted Average
  Life
 (Years)(1).....   1.38   1.18   1.00   0.91   2.62  2.32    2.00   1.81   2.62   2.32   2.00   1.81   3.76   3.43   3.02   2.76
Weighted Average
  Life
 (Years)(1)(2)..   1.38   1.18   1.00   0.91   2.62  2.32    2.00   1.81   2.62   2.32   2.00   1.81   4.11   3.86   3.44   3.10

----------
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

     The foregoing table has been prepared on the basis of the assumptions described above under "Weighted Average Lives of the Notes" (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the Receivables), and should be read in conjunction therewith.

                      POOL FACTORS AND TRADING INFORMATION

     The "Pool Factor" with respect to any class of Notes will be a seven-digit decimal indicating the principal amount of such class of Notes as of the close of business on the Payment Date in such month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute each Pool Factor each month. Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. Each such principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's Note by the related Pool Factor for that month.

     Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Pool Factors and various other items of information pertaining to the Trust. During each calendar year, Noteholders will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the Prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture and the Swap Agreement will be filed with the Securities and Exchange Commission (the "SEC") following the issuance of the Notes. The following summary describes certain terms of the Notes, the Indenture and the Swap Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes, the Indenture and the Swap Agreement. Where particular provisions or terms used in the Indenture or the Swap Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture and Swap Agreement or other credit enhancement or liquidity support set forth in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     The Class A-1, Class A-2, Class A-3B and Class A-4 Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. The Class A-3A Notes will constitute Floating Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Floating Rate Securities" in the Prospectus.

     Interest on the principal balances of the Class A Notes will accrue at the respective per annum interest rates set forth on the front cover of this Prospectus Supplement (each, an "Interest Rate") and will be payable to the related Noteholders monthly on the fifteenth of each month (or, if such date is not a Business Day, on the next succeeding Business Day) (each such date, a "Payment Date") commencing April 15, 2003. A "Business Day" is any day except a Saturday or Sunday, or a day on which banks in New York, New York, Chicago, Illinois, Wilmington, Delaware or San Francisco, California are closed.

     Interest will accrue for the period (i) with respect to the Class A-1 and Class A-3A Notes from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Class A-2, Class A-3B and Class A-4 Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the fifteenth day of the most recent calendar month during which interest was paid preceding each Payment Date to but excluding the fifteenth day of the following calendar month (each an "Interest Period"). Interest on the Class A-1 and Class A-3A Notes will be calculated on the basis of the actual days elapsed during the Interest Period and a 360-day year. Interest on the Class A-2, Class A-3B and Class A-4 Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful).

     Interest payments on the Notes will generally be made from funds on deposit in the Collection Account with respect to the Collection Period preceding the related Payment Date (including any Advances made by the Servicer, amounts paid by the Swap Counterparty under the Swap Agreement and any funds deposited therein from the Reserve Account or as draws on the Revolving Liquidity Note or Payments Ahead withdrawn for application with respect to such Collection Period) remaining after reimbursement of Advances made by the Servicer and payment of the Servicing Fee. Interest payments on all classes of Class A Notes will have the same priority. See "Payments to Noteholders" in this Prospectus Supplement.

     In order to issue the Class A-3A Notes bearing interest at a floating rate when the Receivables bear fixed interest rates, the Trust will enter into the Swap Agreement with the Swap Counterparty. Pursuant to the Swap Agreement, on each Payment Date the Trust is obligated to pay to the Swap Counterparty in respect of the Class A-3A Notes an amount equal to the amount deemed to accrue on a notional amount equal to the outstanding principal balance of the Class A-3A Notes as of the preceding Payment Date at a fixed rate of interest of 1.8925% (the "Class A-3A Notional Rate") calculated on an 30/360 basis (the "Class A-3A Swap Interest Amount"). The amount to be paid by the Swap Counterparty in respect of the Class A-3A Notes on any Payment Date will be the amount of interest that accrued thereon at the related floating interest rate from the preceding Payment Date to such current Payment Date (the "Class A-3A Interest Amount").

     Any net amounts payable by the Trust to the Swap Counterparty on any Payment Date will be deducted from Collections for the related Collection Period prior to making any payments of interest or principal of the Notes.

     Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes, in which case each class of Class A Noteholders will receive their ratable share (based upon the aggregate amount of such amounts due to such class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Notes on such Payment Date. See "Payments to Noteholders" and "Revolving Liquidity Note and Reserve Account" in this Prospectus Supplement.

     An Event of Default will occur if the full amount of interest due on any class of Class A Notes is not paid within five days of the related Payment Date. Upon such an Event of Default, the Indenture Trustee may accelerate the maturity of the Notes and take actions to liquidate the assets of the Trust. In addition, the Swap Agreement may be terminated by the Swap Counterparty (which event would constitute an Event of Default under the Indenture) if the Swap Counterparty does not receive the Class A-3A Swap Interest Amount within five days of the related Payment Date. The Swap Agreement also may be terminated by the Trust (by action taken at the direction of holders of Class A-2, Class A-3A, Class A-3B and Class A-4 Notes evidencing 51% or more of the aggregate of the outstanding principal balances of all such classes voting as a single class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates)) if the Swap Counterparty does not pay to the Trust the Class A-3A Interest Amount within five days of the Payment Date on which such amounts are due. See "Description of Notes -- The Indenture -- Events of Default; Rights upon Event of Default" and "Description of the Swap Agreement" herein.

PAYMENTS OF PRINCIPAL

     Principal payments generally will be made to the Noteholders on each Payment Date commencing April 15, 2003. See "Payments to Noteholders" in this Prospectus Supplement. Principal payments generally will be made to holders of each class of Class A Notes in sequential order until the principal balance of each such class is reduced to zero. Following and during the continuance of an Event of Default that results in acceleration of the Notes, principal payments to holders of all classes of Class A Notes will be made on a pro rata basis, based on their outstanding principal balances.

     The principal balance of each class of Notes will be due on the respective Final Scheduled Payment Dates indicated on the front cover of this Prospectus Supplement (the "Class A-1 Final Scheduled Payment Date," the "Class A-2 Final Scheduled Payment Date," the "Class A-3A Final Scheduled Payment Date," the "Class A-3B Final Scheduled Payment Date" and the "Class A-4 Final Scheduled Payment Date," respectively). The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Payment Dates set forth above based on a variety of factors, including those described under "Prepayment and Yield Considerations" and "Weighted Average Lives of the Notes" in this Prospectus Supplement and under "Weighted Average Lives of the Securities" in the Prospectus.

INDENTURE

     Events of Default; Rights Upon Event of Default. Upon an "Event of Default" (which term is defined in the Prospectus, but as used in this Prospectus Supplement also includes certain defaults by the holder of the Revolving Liquidity Note on its obligations to fund draws and any termination of the Swap Agreement in connection with any Swap Event of Default or Swap Termination Event), the Noteholders will have the rights set forth in the Prospectus under "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables and liquidate the other assets of the Trust subject to certain conditions set forth in the Indenture following an Event of Default under the Indenture, including a default in the payment of any unpaid principal of a class of Notes on its Final Scheduled Payment Date or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving one of the specified defaults in payment and not involving any termination of the Swap Agreement or the Revolving Liquidity Note, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "Description of the Notes -- The Indenture -- Events of Default, Rights Upon Event of Default" has been satisfied. In the event of a sale of the Receivables by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and an opportunity to submit a bid in respect of such sale.

NOTICES

     Noteholders of record will be notified in writing by the Indenture Trustee of any Event of Default, any Swap Event of Default, any Swap Termination Event, or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof. While Notes are held in book-entry form, these notices will be delivered by the Indenture Trustee to the Depository Trust Company ("DTC"). If Notes are issued in definitive form, these notices will be mailed to the addresses provided to the Indenture Trustee by the holders of record as of the relevant record date. Such notices will be deemed to have been given as of the date of delivery to DTC or mailing.

PRESCRIPTION

     In the event that any Noteholders shall not surrender their Notes for retirement within six months after the date specified in the written notice given by the Indenture Trustee of the date for final payment thereof, the Indenture Trustee shall give a second written notice to the remaining Noteholders to surrender their Notes for retirement and receive the final payment with respect thereto. If within one year after such second notice any Notes shall not have been surrendered, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds and other assets that remain subject to the Indenture. Any funds remaining unclaimed after exhaustion of such remedies shall be paid by the Indenture Trustee to a charity specified in the Indenture.

GOVERNING LAW

     The Indenture, Swap Agreement and Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.

                             PAYMENTS TO NOTEHOLDERS

     On the second Business Day preceding each Payment Date (each, a "Determination Date"), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Class A-3A Swap Interest Amount and the Class A-3A Interest Amount, the Principal Distribution Amount and, based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount of any draws to be made on the Revolving Liquidity Note, the amounts to be distributed to the Noteholders and the holder of the Revolving Liquidity Note, amounts payable to the Seller, and the amounts payable to the Swap Counterparty. On or before each Payment Date, the Indenture Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account.

     The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders (the "Payments to Noteholders") will be determined in the manner described below.

CALCULATION OF AVAILABLE COLLECTIONS

     The amount of funds available for payment on a Payment Date (without taking into account amounts available to be drawn under the Revolving Liquidity Note or withdrawn from the Reserve Account, if available) ("Available Collections") will generally be the sum of the following amounts with respect to the Collection Period preceding such Payment Date or, in the case of the first Payment Date, the period from the Cutoff Date through the last day of the calendar month preceding such Payment Date:

     (i) all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods);

     (ii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds");

     (iii) all Advances made by the Servicer;

     (iv) the amount (if positive) of any payment (including any swap termination payment) to be made by the Swap Counterparty to the Trust on such Payment Date, net of any payment (including any swap termination payment) to be made by the Trust to the Swap Counterparty on such Payment Date, in each case calculated pursuant to the Swap Agreement; and

     (v) all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period.

     Available Collections on any Payment Date will exclude (i) the amount (if positive) of any payment to be made by the Trust to the Swap Counterparty on such Payment Date, net of any payment to be made by the Swap Counterparty to the Trust on such Payment Date, in each case calculated pursuant to the Swap Agreement, (ii) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable, (iii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable, (iv) recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid,
(v) late fees, extension fees and other administrative fees and expenses or similar charges collected by the Servicer and (vi) any rebates of unearned interest charges with respect to Precomputed Receivables. Available Collections on any Payment Date following the termination of the Swap Agreement will exclude an amount equal to the amount of any swap termination payment due from the Trust to the Swap Counterparty, but will include an amount equal to the amount of any Swap Termination Payment due from the Swap Counterparty to the Trust.

     A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 150 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first. The principal balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

CALCULATION OF PRINCIPAL DISTRIBUTION AMOUNT

     "Principal Distribution Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Pool Balance as of the end of the Collection Period preceding the related Collection Period, or as of the Cutoff Date, in the case of the first Collection Period, over (b) the Pool Balance as of the end of the related Collection Period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior Payment Date but was not because sufficient funds were not available to make such distribution; provided, however, that (i) the Principal Distribution Amount on the Class A-1 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the Principal Distribution Amount on the Class A-2 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the Principal Distribution Amount on the Class A-3A Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3A Notes to zero; (iv) the Principal Distribution Amount on the Class A-3B Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3B Notes to zero; and (v) the Principal Distribution Amount on the Class A-4 Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

PAYMENTS

     On each Payment Date, the Trust will make the following payments in the following order of priority from Available Collections for the related Collection Period and, if necessary, from amounts drawn down under the Revolving Liquidity Note (or, if applicable, withdrawn from the Reserve Account):

     1.   Servicing Fee -- the Servicing Fee payable to the Servicer;

     2. Class A Note Interest -- on a pro rata basis, accrued and unpaid interest on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Notes, together with any amounts that were to be paid pursuant to this clause (2) on any prior Payment Date but were not paid because sufficient funds were not available to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

     3. Allocation of Principal -- (i) to the Class A-1 Notes until the principal amount thereof is reduced to zero, an amount equal to the Principal Distribution Amount for such Payment Date; and

          (ii) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Notes until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3A and Class A-3B Notes pro rata and concurrently until the respective principal amounts of the Class A-3A and Class A-3B Notes are reduced to zero, and then to the Class A-4 Notes until the principal amount of the Class A-4 Notes is reduced to zero, either (x) an amount sufficient to reduce the aggregate outstanding principal amount of Class A Notes to an amount equal to the product of the Noteholders' Percentage and the Pool Balance as of the last day of the related Collection Period or
          (y) if delinquencies or chargeoffs exceed specified levels, as described below under "Revolving Liquidity Note and Reserve Account", all remaining amounts up to the Principal Distribution Amount; but

          (iii) if there is any Event of Default (including any termination of the Swap Agreement) under the Indenture that results in acceleration of the Notes and unless and until such acceleration has been rescinded, all remaining amounts will be distributed to all outstanding Class A Notes on a pro rata basis until the outstanding principal balance of each such class of Notes has been reduced to zero, as described below under "Payments After Occurrence of Event of Default Resulting in Acceleration";

     4. Reserve Account Deposit and/or Revolving Liquidity Note Repayment -- to the extent the Reserve Account is required to be funded and amounts then on deposit therein are less than the Specified Reserve Account Balance described below under "Revolving Liquidity Note and Reserve Account", to the Reserve Account until the amount on deposit therein equals such Specified Reserve Account Balance, and thereafter, if amounts have been drawn under the Revolving Liquidity Note as described below under "Revolving Liquidity Note and Reserve Account", to the holder of the Revolving Liquidity Note in repayment of such amounts, and then in respect of any accrued and unpaid interest on amounts so drawn;

     5. Principal Amount of Subordinated Seller's Interest -- on any Payment Date on and after the Payment Date on which the principal amount of the Class A-1 Notes has been reduced to zero (but not on any Payment Date that occurs during the period when delinquencies or chargeoffs exceed specified levels or following an Event of Default under the Indenture that results in the acceleration of the Notes unless and until such acceleration has been rescinded), an amount sufficient to reduce the outstanding principal amount of the Subordinated Seller's Interest to an amount equal to the product of the Subordinated Seller's Interest Percentage and the Pool Balance as of the last day of the related Collection Period; and

     6. Excess Amounts -- any remaining amounts in the Collection Account will be distributed to the Seller as payment on the Subordinated Seller's Interest.

     The "Noteholders' Percentage" for any Payment Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes as of the Closing Date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the Subordinated Seller's Interest as of the Closing Date, except that following (a) the cessation of delinquencies or chargeoffs exceeding specified levels or (b) the rescission of an acceleration of the Notes after an Event of Default, the Noteholders' Percentage for subsequent Payment Dates is the lesser of (x) the percentage equivalent of a fraction the numerator of which is the aggregate of the outstanding principal balances of the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes as of the Payment Date (prior to making any distributions on such Payment Date) and the denominator of which is the Pool Balance as of the end of the previous Collection Period and (y) the Noteholders' Percentage for the previous Payment Date).

     "Subordinated Seller's Interest Percentage" for any Payment Date is 100% minus the Noteholders' Percentage for such Payment Date.

PAYMENTS AFTER OCCURRENCE OF EVENT OF DEFAULT RESULTING IN ACCELERATION

     After an Event of Default that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, the Trust will make the following payments in the following order of priority from Available Collections for the related Collection Period and, if necessary and available, from amounts drawn down under the revolving liquidity note (or, if applicable, withdrawn from the Reserve Account):

     1.   Servicing Fee -- the Servicing Fee payable to the Servicer;

     2. Class A Note Interest -- on a pro rata basis, accrued and unpaid interest on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Notes, together with any amounts that were to be paid pursuant to this clause (2) on any prior Payment Date but were not paid because sufficient funds were not available to make such payment (with interest accrued on such unpaid amounts at the rate or rates at which interest accrued on the related Notes during the relevant accrual period or periods);

     3. Allocation of Principal -- to all Class A Noteholders on a pro rata basis, until the outstanding principal balance of each such class of Notes has been reduced to zero; and

     4. Excess Amounts -- any remaining amounts in the Collection Account will be distributed first, if amounts have been drawn under the Revolving Liquidity Note as described below under "Revolving Liquidity Note and Reserve Account", to the holder of the Revolving Liquidity Note in repayment of such amounts, then in respect of any accrued and unpaid interest on amounts so drawn, and thereafter to the Seller as payment on the Subordinated Seller's Interest.

                                  SUBORDINATION

     The rights of the Noteholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Servicing Fee, any additional servicing compensation as described under "Transfer and Servicing Agreements -- Servicing Compensation" in this Prospectus Supplement, the right of the Swap Counterparty to receive payments to be made to it by the Trust under the Swap Agreement and the reimbursement of Advances.

     As long as any Class A Notes remain outstanding, on each Payment Date: (i) all deposits into the Reserve Account will be subordinated to payments of interest on and principal of the Class A Notes, (ii) repayment of amounts drawn under the Revolving Liquidity Note will be subordinated to payments of interest on and principal of the Class A Notes and any required deposits into the reserve account, (iii) repayment of interest accrued on amounts drawn under the Revolving Liquidity Note will be subordinated to payments of interest on and principal of the Class A Notes, any required deposits into the Reserve Account and repayment of amounts drawn under the Revolving Liquidity Note and (iv) payments on the Subordinated Seller's Interest will be subordinated to payments of interest on and principal of the Class A Notes, any required deposits into the Reserve Account and repayment of amounts drawn under the Revolving Liquidity Note (and interest accrued thereon).

                  REVOLVING LIQUIDITY NOTE AND RESERVE ACCOUNT

     On the Closing Date, the Trust will enter into a revolving liquidity note agreement (the "Revolving Liquidity Note Agreement") with TMCC. Pursuant to the Revolving Liquidity Note Agreement, the Trust will have the right to make draw requests for the purpose of funding the amounts payable as interest on or principal of the Class A

Notes to the extent Available Collections are insufficient to make such payments and amounts then on deposit in the Reserve Account are insufficient to fund such shortfalls. Pursuant to the Indenture, the Trust will assign its rights under the Revolving Liquidity Note Agreement to the Indenture Trustee, on behalf of the holders of the Notes, and the Indenture Trustee will be obligated to make such draws. Pursuant to the Revolving Liquidity Note Agreement, TMCC, as holder of the Revolving Liquidity Note, will be obligated to fund such draws as and when requested by the Trust or Indenture Trustee. The Trust will issue the Revolving Liquidity Note to TMCC to evidence the Trust's obligation to repay any draws funded by TMCC, together with interest accrued on such funded draws at a rate of 2.133% per annum, and the Indenture, Sale and Servicing Agreement and Revolving Liquidity Note Agreement will provide that such repayments will be made in accordance with the priority of payments described above under "Description of the Notes -- Payments" and "-- Payments After Occurrence of Event of Default or Acceleration".

     Under certain limited circumstances, as set forth in the Revolving Liquidity Note Agreement, the original holder may transfer the Revolving Liquidity Note. These circumstances require (i) the execution of a written agreement by the purported transferee to be bound by the terms of the Revolving Liquidity Note Agreement, (ii) an opinion of counsel delivered to the Owner Trustee and the Indenture Trustee indicating no adverse effect in any material respect to the interests of any Noteholder, and (iii) the delivery of letters from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service ("Moody's") to the Indenture Trustee generally to the effect that such transfer would not result in the qualification, reduction or withdrawal of the rating currently assigned to any class of Notes.

     The aggregate of amounts that may be so drawn and outstanding under the Revolving Liquidity Note is $7,745,352 (0.50% of the outstanding principal balance of the Receivables as of the Cutoff Date). The Trust will be obligated to repay amounts so drawn and interest accrued thereon on subsequent Payment Dates from amounts available for such purposes in accordance with the payment priorities described above under "Payments to Noteholders -- Payments". The amounts available to be drawn under the Revolving Liquidity Note will be reduced by amounts previously drawn, and increased (up to the initial balance thereof of $7,745,352) by amounts so repaid. On any Payment Date, the repayment of amounts drawn under the Revolving Liquidity Note and payment of interest on such drawn amounts will be subordinated to the prior payment of interest and principal on the Class A Notes on such Payment Date and to any deposit into the Reserve Account of any amount required to be deposited therein on such Payment Date.

     If TMCC's short-term unsecured debt rating falls below P-1 by Moody's or A-1+ by S&P (or in either case, such lower ratings as may be permitted by Moody's and S&P) or if TMCC fails to fund any amount properly drawn under the Revolving Liquidity Note, then the Indenture will require the Indenture Trustee to demand payment of the entire undrawn amount of the Revolving Liquidity Note, which amounts, if funded, will be applied first to fund any shortfalls in payments of interest on and principal of the Class A Notes, with the remainder to be deposited into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance. If such event occurs, thereafter the Reserve Account must be maintained as detailed below. TMCC's failure to fund any amount to be drawn under the Revolving Liquidity Note shall constitute an Event of Default. If this Event of Default results in an acceleration of the Notes according to the terms of the Indenture, it will cause the priority of payments of all Class A Notes to change to pro rata payments of interest followed by pro rata payments of principal to all four classes of Class A Notes.

     The Reserve Account will be a segregated Trust account established on the Closing Date and held by the Indenture Trustee for the benefit of the Noteholders (the "Reserve Account"). Any amounts held on deposit in the Reserve Account will be owned by the Seller, subject to the right of the Indenture Trustee to withdraw such amounts as described below, and any investment earnings thereon will be taxable to the Seller for federal income tax purposes. Except as described below, no funds will be available from, and no amounts will be deposited into, the Reserve Account.

     Following the occurrence of the down-grade event referred to in the second preceding paragraph, or failure of TMCC to fund the amount drawn under the Revolving Liquidity Note, as described above, the Specified Reserve Account Balance at the close of business on any Payment Date will be an amount equal to $7,745,352 (0.50% of the outstanding principal balance of the Receivables as of the Cutoff Date). Whether or not any such event has occurred, if charge-offs or delinquencies exceed specified levels, the Specified Reserve Account Balance will be (x) the greater of (i) $7,745,352 (0.50% of the outstanding principal balance of the Receivables as of the Cutoff Date) and (ii) 3.50% of the outstanding principal balance of the Notes as of such Payment Date (after giving effect to payments of principal made on such date), less (y) the amounts then available to be drawn under the Revolving Liquidity Note.

The amount required to be on deposit in the Reserve Account on any date of determination pursuant to either of the preceding two sentences is referred to as the "Specified Reserve Account Balance". Notwithstanding the foregoing, the Specified Reserve Account Balance with respect to any date shall not exceed the outstanding principal balances of all outstanding classes of Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date).

     On or before each Payment Date, if collections on the Receivables, any net swap payments to the Trust and Advances by the Servicer are insufficient to pay the first three items listed under "Payment to Noteholders -- Payments" above, the Indenture Trustee will withdraw funds (if available) from the Reserve Account, and then, to the extent necessary to fund shortfalls in interest on and principal of the Notes, pursuant to the terms of the Revolving Liquidity Note Agreement, and to the extent there is an undrawn balance thereunder, draw on the Revolving Liquidity Note to pay those amounts.

     If the principal balance of a class of Notes is not paid in full on the related Final Scheduled Payment Date, the Indenture Trustee will withdraw amounts (if available) from the Reserve Account, and then, to the extent necessary and to the extent there is an undrawn balance thereunder, draw on the Revolving Liquidity Note to pay that class in full.

     On each Payment Date, the Trust will (x) to the extent required as described above, deposit, to the extent available, the amount, if any, necessary to cause the balance of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance described above and thereafter (y) repay to the holder of the Revolving Liquidity Note, the principal amounts drawn under the Revolving Liquidity Note (and when all principal has been paid, interest thereon) that have not been repaid, in each case, after all other distributions are made on the Notes.

     As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each Payment Date, the Trust will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance to the extent set forth above under "Payments to Noteholders."

     References in this Prospectus Supplement to increases in delinquencies or chargeoffs above "specified levels" (an event that has the effect of changing priorities of certain payments and the applicable Noteholders' Percentage, Subordinated Seller's Interest Percentage and the Specified Reserve Account Balance) are references to the occurrence of (x) the average of the Charge-off Rates for the three preceding Collection Periods exceeding 2.25% or (y) the average of the Delinquency Percentages for the three preceding Collection Periods exceeding 2.25%.

     The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables that become Defaulted Receivables during that Collection Period expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such Collection Period.

     The "Aggregate Net Losses" with respect to a Collection Period will equal the principal balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus the sum of (x) Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables and (y) the portion of amounts subsequently received in respect of Receivables liquidated in prior Collection Periods specified in the Sale and Servicing Agreement.

     The "Delinquency Percentage" with respect to a Collection Period will equal
(a) the number of all outstanding Receivables 60 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period (excluding Receivables as to which the Financed Vehicle has been liquidated during that Collection Period), determined in accordance with the Servicer's normal practices, plus (b) the number of repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Receivables on the last day of such Collection Period.

     A "Current Receivable" will be a Receivable that is not a Defaulted Receivable or a Liquidated Receivable. A "Liquidated Receivable" will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.

     The Servicer may, from time to time after the date of this Prospectus Supplement, request each of S&P and Moody's (each a "Rating Agency") to approve a formula for determining the Specified Reserve Account Balance that is different from that described above or make certain changes with respect to the manner by which the Reserve Account is funded. If S&P delivers a letter to the Owner Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, and the Owner Trustee has provided Moody's with 10 days prior written notice of such amendment and Moody's shall not have notified the Indenture Trustee and/or the Owner Trustee, as the case may be, that such amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of Notes, then the Specified Reserve Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will be amended accordingly, without the consent of any Noteholder, to reflect such new calculation.

     As of the close of business on any Payment Date on which the amount of funds on deposit in the Reserve Account is greater than the Specified Reserve Account Balance for such Payment Date, the Servicer will instruct the Indenture Trustee to release and distribute such excess first, to the holder of the Revolving Liquidity Note until all funds drawn and interest accrued thereon have been repaid (in that order), and then to release the remainder to the Seller in respect of the Subordinated Seller's Interest. Upon any distribution of such excess amounts to repay funded draws and interest on the Revolving Liquidity Note or to the Seller, the Noteholders will have no rights in, or claims to, such amounts (except insofar as the undrawn amount of the Revolving Liquidity Note remains available therefore).

     Funds on deposit in the Reserve Account may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Account will not be available for payment to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be paid to the Seller. Any loss on such investments will be charged to the Reserve Account.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes, (ii) the outstanding principal balance of the Notes and (iii) payment in full of the Revolving Liquidity Note, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Seller.

                        TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

     The description of the terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements herein supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

     In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Seller will also establish and will maintain with the Indenture Trustee the Reserve Account for the benefit of the Noteholders. The Reserve Account will not be an asset of the Trust. The Servicer will establish the Payahead Account with the Indenture Trustee for the benefit of the Noteholders and the Seller as holder of the Subordinated Seller's Interest. The Payahead Account will not be an asset of the Trust.

SERVICING COMPENSATION

     The Servicing Fee with respect to each Collection Period will be one-twelfth of 1.00% (the "Servicing Fee Rate") of the outstanding principal balance of the Receivables as of the first day of the related Collection Period or, in the case of the first Payment Date, the outstanding principal balance of the Receivables as of the Cutoff Date and will be paid from Available Collections as described under "Payments to Noteholders" in this Prospectus Supplement. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during such Collection Period, plus any investment earnings or interest earned during such Collection Period from the investment of monies on deposit in the Collection Account or Payahead Account. See "-- Collections" below and "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

COLLECTIONS

     The Servicer generally may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the related Payment Date. However, if (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing under the Indenture or (iii) the short-term unsecured debt of TMCC ceases to be rated at least P-1 by Moody's and A-1 by S&P, and alternative arrangements acceptable to the Rating Agencies are not made, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit. Such amounts will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Owner Trustee to invest amounts held in the Collection Account or Payahead Account in Eligible Investments from the time deposited until the related Payment Date. The Seller, at its own risk and for its own benefit, may instruct the Indenture Trustee to invest amounts held in the Reserve Fund, if any, in Eligible Investments from each Payment Date (or the Closing Date) to the next Payment Date. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Payment Date. See "Description of the Transfer and Servicing Agreements -- Collections" in the Prospectus.

     "Eligible Investments" will be specified in the Transfer and Servicing Agreements and will be limited to investments that meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Notes.

     Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment." Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if any of the conditions in clauses (i) through (iii) in the second preceding paragraph is not satisfied, deposited in the Payahead Account), as a Payment Ahead. See "Description of the Transfer and Servicing Agreements -- Collections" in the Prospectus.

ADVANCES

     The Servicer will be required to make Advances in respect of Scheduled Payments that are not received in full by the end of the month in which they are due to the extent described under "Description of the Transfer and Servicing Agreements -- Advances" in the Prospectus, unless the Servicer determines, in its sole discretion, that such Advances will not be recoverable from certain collections available to reimburse such Advances. Under certain circumstances, if the Servicer determines that reimbursement from such collections is unlikely, the Servicer will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. See "Description of the Transfer and Servicing Agreements -- Advances" in the Prospectus.

     The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Payment Date.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily as described in "-- Collections" above, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period. In addition, so long as TMCC or an affiliate thereof is both the Servicer and the Swap Counterparty and the Servicer is not required to remit collections daily as described in "--Collections" above, the Servicer will be permitted to (i) deduct any amounts owed by the Trust to the Swap Counterparty under the Swap Agreement from deposits otherwise to be made into the Collection Account by the Servicer and
(ii) add any amounts owed by the Swap Counterparty to the Trust under the Swap Agreement to deposits otherwise to be made into the Collection Account by the Servicer. In addition, for so long as TMCC or an affiliate thereof is both the Servicer and the holder of the Revolving Liquidity Note and the Servicer is not required to remit collections daily as described in "-- Collections" above, the Servicer will be permitted to (i) deduct any amounts payable to the holder of the Revolving Liquidity Note in accordance with the priority of payments described above under "Description of the Notes -- Payments" and "-- Payments After Occurrence of Event of Default" from deposits otherwise to be made into the Collection Account by the Servicer and (ii) add any amounts required to be drawn on the Revolving Liquidity Note by the Indenture Trustee to deposits otherwise to be made into the Collection Account by the Servicer, and any such payments will be deemed to satisfy the obligations of the holder of the Revolving Liquidity Note to fund such draws by the Trust pursuant to the Revolving Liquidity Note Agreement. The Servicer, however, will account to the Owner Trustee as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements -- Net Deposits" in the Prospectus.

OPTIONAL PURCHASE

     The Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer, or any successor to the Servicer, may purchase the Receivables on any Payment Date on or after the date when the outstanding principal balance of the Receivables shall have declined to 10% or less of the outstanding principal balance of the Receivables as of the Cutoff Date, as described in the Prospectus under "Description of The Transfer and Servicing Agreements -- Termination." The "Redemption Price" for the outstanding Notes will be at least equal to the sum of the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon, plus the amount of any funded draws on the Revolving Liquidity Note (and interest thereon) to the extent not already paid, plus any amount payable by the Trust to the Swap Counterparty under the Swap Agreement.

REMOVAL OF SERVICER

     The Indenture Trustee or the holders of at least 51% of the outstanding principal amount of the Class A Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC or any of its affiliates), voting as a single class, may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement, or waive any Servicer Default without the consent of any holder of the Subordinated Seller's Interest, if a Servicer Default occurs.

     Upon receipt of notice of the occurrence of a Servicer default, the Indenture Trustee shall give notice thereof to the Rating Agencies.

     For more information regarding the removal of the Servicer, see "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Default" in the Prospectus.

                     THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     U.S. Bank Trust National Association will be the Owner Trustee under the Trust Agreement. As a matter of Delaware law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of the Subordinated Seller's Interest. The Bank of New York will be the Indenture Trustee under the Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold the Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement will be conferred or imposed upon the Owner Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

     The Owner Trustee and the Indenture Trustee may resign at any time. If the Owner Trustee or Indenture Trustee resigns, the Servicer will be obligated to appoint a successor thereto. TMCC as administrator under the Administration Agreement may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act (including, but not limited to, pursuant to the provisions of the Trust Indenture Act in connection with the occurrence of an Event of Default) or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Trust Agreement will provide that the Servicer will pay the fees and expenses of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by TMCC for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or of any Receivables or related documents. The Owner Trustee will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. The Owner Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. If no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement or of TMCC to perform its duties under the Administration Agreement, unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of the Notes (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC or any of its affiliates), evidencing not less than

25% of the voting interests of such class of Notes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See "Description of the Notes -- The Indenture" in this Prospectus Supplement.

                               THE SWAP AGREEMENT

     The following summary describes certain terms of the Swap Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Swap Agreement.

PAYMENTS UNDER THE SWAP AGREEMENT

     On the Closing Date the Trust will enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with the Swap Counterparty, as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions in the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions published by ISDA. Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty an amount equal to the Class A-3A Swap Interest Amount due on each Payment Date and the Swap Counterparty will generally pay to the Trust an amount equal to the Class A-3A Interest Amount due on such Payment Date; provided that if the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will not be obligated to make its corresponding payment to the Trust under the Swap Agreement. The Calculation Agent as defined in the swap agreement shall be Toyota Motor Credit Corporation.

     Unless the Swap Agreement is terminated early as described below under "--Early Termination of Swap Agreement," the Swap Agreement will terminate on the earlier of (x) the Class A-3A Final Scheduled Payment Date and (y) the date on which the principal balance of the Class A-3A Notes has been reduced to zero.

CONDITIONS PRECEDENT

     The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Event of Default (as defined below under "--Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "--Early Termination of Swap Agreement") shall have occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

     Events of default under the Swap Agreement (each, a "Swap Event of Default") are limited to: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty and (iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement" (not applicable to the Trust), "Misrepresentation" (not applicable to the Trust) and "Merger without Assumption," as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

SWAP TERMINATION EVENTS

     "Termination Events" under the Swap Agreement (each a "Swap Termination Event") consist of the following: (i) the Trust or Swap Counterparty becomes subject to registration as an "investment company" under the Investment Company Act of 1940; (ii) any Event of Default under the Indenture that results in the acceleration of the Notes; (iii) the Trust and a transferee shall have entered into a replacement agreement in accordance with the terms of the Swap Agreement; and (iv) certain standard termination events under the 1992 Master Agreement including "Illegality" (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Swap Agreement), "Tax Event" (which generally relates to either party to the Swap Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and "Tax Event Upon Merger" (which generally relates to a party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 Master Agreement.

EARLY TERMINATION OF SWAP AGREEMENT

     Upon the occurrence and continuance of any Swap Event of Default, the non-defaulting party will have the right to designate an "Early Termination Date" (as defined in the Swap Agreement). On the Early Termination Date, the Swap Agreement will terminate. With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Swap Termination Event) and will occur only upon notice and, in certain cases, after the party causing the Swap Termination Event has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Swap Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Termination".

     The Owner Trustee will assign its rights under the Swap Agreement to the Indenture Trustee in connection with the Owner Trustee's pledge of the assets of the Trust as collateral for the Notes. The Indenture provides that upon the occurrence of (i) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) any Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Indenture Trustee may and will, at the direction of holders of Class A-2, Class A-3A, Class A-3B and Class A-4 Notes evidencing 51% or more of the aggregate of the outstanding principal balances of all such classes voting as a single class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates), by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement. If a Swap Termination Event occurs (i) as a result of the insolvency or bankruptcy of the Trust or the Swap Counterparty or (ii) because the Trust or the Swap Counterparty becomes subject to registration as an "investment company" under the Investment Company Act of 1940, the Indenture Trustee will be required by the terms of the Indenture (as assignee of the rights of the Trust under the Swap Agreement) to terminate the Swap Agreement.

     Upon any Swap Termination, the Trust or the Swap Counterparty may be liable to make a termination payment to the other, in some cases regardless of which of such parties may have caused such termination (any such payment, a "Swap Termination Payment"). The amount of any Swap Termination Payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement, and the amounts, if any, owed by the Trust to the Swap Counterparty and by the Swap Counterparty to the Trust. Any Swap Termination Payment could, if interest rates have changed significantly, be substantial.

     Notwithstanding the foregoing, if the Swap Agreement is terminated as a result of a Termination Event resulting from the Trust or the Swap Counterparty becoming subject to registration as an "investment company" for purposes of the Investment Company Act of 1940, as amended, other than as a result of the amendment of such statue or the regulations promulgated thereunder after the Closing Date, neither party will be required to pay a termination payment.

     A Swap Termination will constitute an Event of Default under the Indenture. Upon the occurrence of any Event of Default (including any swap termination event) that results in acceleration of the Notes, the principal of each class of Class A Notes will become immediately payable and the Indenture Trustee will be obligated to liquidate the assets of the Trust. In any such event, the ability of the Trust to pay interest on each class of Notes will depend on (a) the price at which the assets of the Trust are liquidated, (b) the amount of the Swap Termination Payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement and (c) the amount of the Swap Termination Payment, if any, which may be due to the Trust from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of the Notes and for the Trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described herein and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Noteholders. See "Description of the Notes" and "Payments on the Notes" in this Prospectus Supplement.

TAXATION

     Neither the Trust nor the Swap Counterparty is obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement. If payments by the Swap Counterparty to the Trust become subject to withholding taxes, holders of Class A-2, Class A-3A, Class A-3B and Class A-4 Notes evidencing 51% or more of the aggregate of the outstanding principal balances of all such classes voting as a single class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by TMCC, TAFR LLC or any of their Affiliates) may direct the Indenture Trustee to terminate the Swap Agreement, as described above under "--Swap Termination Events."

ASSIGNMENT

     Except as provided below, neither the Trust nor the Swap Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. The Swap Counterparty may transfer the Swap Agreement to another party on ten Business Days' prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Swap Counterparty of such transferee's obligations in form and substance reasonably satisfactory to the Indenture Trustee (as assignee of the rights of the Trust under the Swap Agreement), (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Indenture Trustee (as assignee of the rights of the Trust under the Swap Agreement) confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Swap Termination Event or Swap Event of Default does not occur as a result of such transfer and (iv) the then-current ratings of the Notes are not adversely affected as a result of such transfer.

     In addition, in the event the long-term debt rating of the Swap Counterparty is reduced to a level below Aa3 by Moody's or AA- by S&P or the short-term debt rating of the Swap Counterparty is reduced to a level below P-1 by Moody's or A-1 by S&P (or, in either case, such lower ratings as may be permitted by Moody's and S&P without causing a downgrade in the ratings applicable to the Notes), the Swap Counterparty may, but is not obligated to,
(i) collateralize its payment obligation thereunder, provided that (a) a Swap Termination Event or Swap Event of Default does not occur under the Swap Agreement as a result of such collateralization, and (b) if the Swap Counterparty posts collateral, the ratings assigned to the Notes after the posting of such collateral will be at least equal to the ratings assigned by Moody's and S&P (or their successors) to the Notes at time of such reduction of the rating of the Swap Counterparty's long term debt; or (ii) assign the Swap Agreement to another party (or otherwise obtain a replacement swap agreement on substantially the same terms as the Swap Agreement) and thereby be released from its obligations under the Swap Agreement, provided that in the case of an assignment or an implementation of a replacement swap pursuant to clause (ii),
(a) the new swap counterparty, by a written instrument, accepts all of the obligations of the Swap Counterparty under the Swap Agreement or enters into a substantially similar swap to the reasonable satisfaction of the Indenture Trustee (as assignee of the rights of the Trust under the Swap Agreement), (b) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Indenture Trustee (as assignee of the rights of the Trust under the Swap Agreement) confirming that as at the date of such transfer the new swap counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Swap Agreement, (c) a Swap Termination Event or Swap Event of Default does not occur under the Swap Agreement as a result of such transfer and (d) the ratings assigned to the Notes after such assignment and release will be at least equal to the ratings assigned by Moody's and S&P to the Notes at the time of such reduction of the rating of the Swap Counterparty's long-term debt.

     Any cost of any such transfer or replacement will be borne by the Swap Counterparty or the new swap counterparty and not by the Trust; provided, however that the Swap Counterparty shall not be required to make any payment to the new swap counterparty to obtain an assignment or replacement swap.

     The Swap Counterparty shall have no obligation to collateralize its payment obligations or assign the Swap Agreement, obtain a replacement swap agreement or take any other action satisfactory to the Rating Agencies in the event of a ratings downgrade, and neither the Trust nor the Noteholders will have any remedy against the Swap

Counterparty if the Swap Counterparty fails to collateralize its payment obligations or make such an assignment or obtain a replacement swap agreement. In the event that the Swap Counterparty does not elect to collateralize its payment obligations or assign the Swap Agreement or obtain a replacement swap agreement the Swap Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable Rating Agency, in each case such that the ratings of the Notes by the applicable Rating Agency will not be withdrawn or reduced.

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT

     The Indenture contains provisions permitting the Indenture Trustee (as assignee of the rights of the Trust under the Swap Agreement) to enter into any amendment of the Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Indenture or (iii) to add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the case of clause
(iii) that such amendment will not adversely affect in any material respect the interest of any Noteholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholder if S&P delivers a letter to the Indenture Trustee to the effect that the amendment will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, and if the Indenture Trustee has provided Moody's with 10 days prior written notice of the amendment and Moody's shall not have notified the Indenture or Owner Trustee that the amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of Notes.

THE SWAP COUNTERPARTY

     A description of the initial Swap Counterparty is provided under "The Seller and the Servicer" herein and under "The Seller" in the Prospectus. Information regarding the initial Swap Counterparty is publicly available as described under "Where You Can Find More Information About Your Securities" in the Prospectus. Where indicated by the context, as used herein "Swap Counterparty" includes any party that replaces TMCC as Swap Counterparty as described above under "--Assignment."

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (a "Plan"), must determine that the purchase and holding of a Note is consistent with its fiduciary duties under ERISA (if the Plan is subject to Title I of ERISA) and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For information regarding treatment of the Notes under ERISA and the risks associated with the Notes being treated as "equity interests" under the Plan Assets Regulation, see "ERISA Considerations" in the Prospectus. For purposes of the Plan Assets Regulation, the Seller believes that, at the time of issuance, the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes should be treated as indebtedness without substantial equity features and, therefore, may be purchased by Plans.

     Certain exemptions from the prohibited transaction rules might be applicable to the purchase and holding of the Class A-2, Class A-3A, Class A-3B or Class A-4 Notes by a Plan depending on the identity of the plan fiduciary making the decision to acquire the Class A-2, Class A-3A, Class A-3B or Class A-4 Notes and the circumstances of the transaction. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." Insurance company general accounts should also discuss with their legal counsel the availability of relief under
Section 401(c) of ERISA. A purchaser of the Class A-2, Class A-3A, Class A-3B or Class A-4 Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited exemptions.

     The Class A-2, Class A-3A, Class A-3B or Class A-4 Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan, unless such purchase would be covered by an applicable prohibited transaction exemption and is not otherwise impermissible under ERISA.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of O'Melveny & Myers LLP, special tax counsel to the trust ("Tax Counsel"), under current law and subject to the discussion set forth below, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income and California income and franchise tax purposes. Further, with respect to the Notes, Tax Counsel will advise the Trust that the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes will be classified as debt for federal income tax purposes. Beneficial owners of Notes will be deemed to agree, by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes.

     For federal income and California income and franchise tax purposes, the Trust will be disregarded as an entity separate from the Seller. As a result, the Trust's assets will be treated as assets of the Seller, and all income, deduction and other tax items therefrom will be treated as tax items of the Seller.

     In addition, Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms -- Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences" herein and in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in Notes.

     For additional information regarding the federal and state tax treatment of the Trust, and the federal and state tax consequences of the purchase, ownership and disposition of the Notes, prospective investors should refer to the discussion in the accompanying Prospectus under the headings "Certain Federal Income Tax Consequences -- Tax Treatment of Owner Trusts" and "Certain State Tax Consequences."

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to each of the Class A-2 Note/Class A-3A Note/Class A-3B Note/Class A-4 Note Underwriters named below (collectively, the "Class A-2 Note/Class A-3A Note/Class A-3B Note/Class A-4 Note Underwriters"), and each of the Class A-2 Note/Class A-3A Note/Class A-3B Note/Class A-4 Note Underwriters has severally agreed to purchase the initial principal amount of Class A-2, Class A-3A, Class A-3B and Class A-4 Notes set forth opposite its name below:

                                                 PRINCIPAL           PRINCIPAL          PRINCIPAL          PRINCIPAL
                                                 AMOUNT OF           AMOUNT OF          AMOUNT OF          AMOUNT OF
                                              CLASS A-2 NOTES     CLASS A-3A NOTES   CLASS A-3B NOTES   CLASS A-4 NOTES
                                              ---------------     ----------------   ----------------   ---------------
Deutsche Bank Securities Inc...............      $132,000,000         $127,700,000        $43,800,000       $72,000,000
Salomon Smith Barney Inc...................      $132,000,000         $127,700,000        $43,800,000       $72,000,000
Banc One Capital Markets, Inc..............       $26,000,000          $25,300,000         $8,700,000       $14,500,000
Lehman Brothers Inc........................       $26,000,000          $25,300,000         $8,700,000       $14,500,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated..................       $26,000,000          $25,300,000         $8,700,000       $14,500,000
Morgan Stanley & Co. Incorporated..........       $26,000,000          $25,300,000         $8,700,000       $14,500,000
Guzman & Company...........................        $3,500,000           $3,700,000         $1,300,000        $2,000,000
The Williams Capital Group, L.P............        $3,500,000           $3,700,000         $1,300,000        $2,000,000
                                                 ------------         ------------       ------------      ------------
     Total.................................      $375,000,000         $364,000,000       $125,000,000      $206,000,000
                                                 ============         ============       ============      ============

     The Seller has been advised by the Class A-2 Note/Class A-3A Note/Class A-3B/Class A-4 Note Underwriters that they propose initially to offer the Class A-2, Class A-3A, Class A-3B and Class A-4 Notes offered by this Prospectus Supplement to the public at the prices set forth herein. After the initial public offering of such Class A-2, Class A-3A, Class A-3B and Class A-4 Notes, the public offering price may change.

     The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

                                           UNDERWRITING                               SELLING
                                           DISCOUNT AND        NET PROCEEDS         CONCESSIONS        REALLOWANCE
                                            COMMISSIONS      TO THE SELLER(1)      NOT TO EXCEED      NOT TO EXCEED
                                           ------------      ----------------      -------------      -------------
Class A-2 Notes....................             0.125%             99.867528%          0.075%             0.040%
Class A-3A Notes...................             0.175%             99.825000%          0.105%             0.055%
Class A-3B Notes...................             0.175%             99.805460%          0.105%             0.055%
Class A-4 Notes....................             0.250%             99.747463%          0.150%             0.075%
    Total for the offered Notes....        $1,839,500         $1,068,102,829

----------
(1)  Before deducting expenses payable by the Seller, estimated to be $650,000.

     Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     If the Underwriters create a short position in the Notes in connection with this offering, (i.e., they sell more Notes than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Notes in the open market.

     The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Notes in the open market to reduce the Underwriters' short position or to stabilize the price of the Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Notes as part of the offering.

     In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher that it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Notes. In addition, neither the Seller nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Notes are new issues of securities and there currently is no secondary market for the Notes. The Underwriters for the Notes expect to make a market in such Notes but will not be obligated to do so. There is no assurance that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

     The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account, at the direction of the Servicer and the Seller, in investments acquired from or issued by the Underwriters.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

     The Seller and TMCC have agreed to indemnify the Underwriters agent against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

     The Underwriters have informed the Seller that they do not expect discretionary sales by the Underwriters to exceed 5% of the principal amount of the Notes offered by this Prospectus Supplement.

     It is expected that the delivery of the Notes will be made against payment therefor on or about the Closing Date, which is expected to be the eleventh business day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof and for a period of eleven business days hereafter will be required, by virtue of the fact that the Notes initially will settle eleven business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

     Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Seller.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and certain federal income tax and California state income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP. Certain legal matters relating to the Notes will be passed upon for the Underwriters by McKee Nelson LLP.

                                 INDEX OF TERMS

1992 Master Agreement..............................47
ABS................................................32
ABS Table..........................................32
Aggregate Net Losses...............................42
Available Collections..............................38
Business Day.......................................35
Charge-off Rate....................................42
Class A Notes......................................23
Class A-1 Final Scheduled Payment Date.............36
Class A-1 Notes....................................23
Class A-2 Final Scheduled Payment Date.............36
Class A-2 Note/Class A-3A Note/Class A-3B
  Note/Class A-4 Note Underwriters ................52
Class A-2 Notes....................................23
Class A-3A Final Scheduled Payment Date............36
Class A-3A Interest Amount.........................36
Class A-3A Notes...................................23
Class A-3A Notional Rate...........................36
Class A-3A Swap Interest Amount....................36
Class A-3B Final Scheduled Payment Date............36
Class A-3B Notes...................................23
Class A-4 Final Scheduled Payment Date.............36
Class A-4 Notes....................................23
Clearstream Banking Luxembourg....................A-1
Closing Date.......................................25
Code...............................................50
Current Receivable.................................42
Cutoff Date........................................25
Dealer Recourse....................................24
Defaulted Receivable...............................38
Delinquency Percentage.............................42
Determination Date.................................37
DTC...............................................A-1
Eligible Investments...............................44
Event of Default...................................37
Excess Payment.....................................44
Financed Vehicles..................................25
FSMA...............................................53
Global Notes......................................A-1
Indenture Trustee..................................24
Interest Period....................................35
Interest Rate......................................35
ISDA...............................................47
Liquidated Receivable..............................42
Moody's............................................41
Net Liquidation Proceeds...........................38
Non-U.S. Person...................................A-4
Noteholders' Percentage............................40
Notes..............................................23
Obligors...........................................25
Owner Trustee......................................23
Payment Date.......................................35
Payments to Noteholders............................38
Plan...............................................50
Pool Factor........................................35
Prepayment.........................................44
Principal Distribution Amount......................38
PTCE...............................................50
Rating Agency......................................43
Receivables........................................23
Receivables Pool...................................25
Receivables Purchase Agreement.....................23
Redemption Price...................................45
Reserve Account....................................41
Revolving Liquidity Note...........................23
Revolving Liquidity Note Agreement.................40
S&P................................................41
Sale and Servicing Agreement.......................23
Scheduled Payments.................................25
SEC................................................35
Securities.........................................23
Seller.............................................23
Servicer...........................................23
Servicing Fee Rate.................................43
Specified Reserve Account Balance..................42
Subordinated Seller's Interest.....................23
Subordinated Seller's Interest Percentage..........40
Swap Agreement.....................................47
Swap Event of Default..............................47
Swap Termination...................................48
Swap Termination Events............................47
Swap Termination Payment...........................48
TAFR LLC...........................................23
Tax Counsel........................................51
TMCC...............................................23
Transfer and Servicing Agreements..................43
Trust..............................................23
Trust Agreement....................................23
U.S. Person.......................................A-3

                                                                         ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Notes (the "Global Notes") will be available only in book-entry form. Investors in the Global Notes may hold such Global Notes through The Depository Trust Company ("DTC"), Clearstream Banking societe anonyme ("Clearstream Banking Luxembourg") or the Euroclear System (or their successors or assigns). The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Clearstream Banking Luxembourg and the Euroclear System will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

     Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed notes issues.

     Secondary cross-market trading between Clearstream Banking Luxembourg or the Euroclear System and DTC Participants holding notes will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and the Euroclear System (in such capacity) and as DTC Participants.

     Non-U.S. Persons (as defined below under "- Certain U.S. Federal Income Tax Documentation Requirements") holding Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and the Euroclear System will hold positions on behalf of their participants through their depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Notes through DTC will follow DTC settlement practice. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes through Clearstream Banking Luxembourg or the Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to notes custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.

     Trading Between Clearstream Banking Luxembourg and/or Euroclear System Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear System Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Banking Luxembourg or Euroclear System Participants. When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear System Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or the Euroclear System through a Clearstream Banking Luxembourg Participant or Euroclear System Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or the Euroclear System will instruct the respective depositary, as the case may be, to receive the Global Notes against payment.

Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant's or Euroclear System Participant's account. The notes credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear System cash debt will be valued instead as of the actual settlement date.

     Clearstream Banking Luxembourg Participants and Euroclear System Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or the Euroclear System. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or the Euroclear System until the Global Notes are credited to their accounts one day later.

     As an alternative, if Clearstream Banking Luxembourg or the Euroclear System has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear System Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear System Participants purchasing Global Notes would incur overdraft charges for one day, assuming they clear the overdraft when the Global Notes are credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant's or Euroclear System Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear System Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream Banking Luxembourg or Euroclear System Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear System Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or the Euroclear System through a Clearstream Banking Luxembourg Participant or Euroclear System Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or the Euroclear System will instruct the Relevant Depositary, as appropriate, to deliver the Global Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear System Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear System Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear System Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant's or Euroclear System Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Banking Luxembourg or the Euroclear System and that purchase Global Notes from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear

System Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream Banking Luxembourg or the Euroclear System for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear System accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear System account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear System Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Notes holding notes through Clearstream Banking Luxembourg or the Euroclear System (or through DTC if the beneficial owner has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Notes that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim For Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

     The Certificate Owner of a Global Security or his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI (and a Form W-8BEN on which a U.S. taxpayer identification number is not provided) generally remains in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

     As used in the foregoing discussion, the term "U.S. Person" means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United

States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 that are eligible to elect and have made a valid election to be treated as United States persons (despite not satisfying the requirements in clause (iv) above) shall also be U.S. Persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Notes. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Notes.

PROSPECTUS


                         TOYOTA AUTO RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                      TOYOTA AUTO FINANCE RECEIVABLES LLC,
                                     Seller

                        TOYOTA MOTOR CREDIT CORPORATION,
                                    Servicer
--------------------------------------------------------------------------------

     YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus does not contain complete information about the offering of the securities. You are urged to read both this prospectus and the related prospectus supplement that will provide additional information about the securities being offered to you. No one may use this prospectus to offer and sell the securities unless it is accompanied by the related prospectus supplement. If any statement in the prospectus supplement conflicts with statements in this prospectus, the statements in the prospectus supplement will control.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Notes of a given series issued by a trust will be obligations of that trust only. Certificates of a given series issued by a trust will represent beneficial interests in that trust only. The securities will not be obligations of, interests in, and are not guaranteed or insured by, Toyota Motor Credit Corporation, Toyota Auto Finance Receivables LLC, Toyota Motor Credit Receivables Corporation, Toyota Financial Services Corporation, Toyota Financial Services Americas Corporation, Toyota Motor Sales, U.S.A., Inc. or any of their affiliates. Neither the securities nor the receivables owned by the trust are insured or guaranteed by any governmental agency.

--------------------------------------------------------------------------------
The Trusts -

     o    A new trust will be formed to issue each series of securities.

     o    The assets of each trust:

          -    will be described in a related prospectus supplement;

          - will primarily be a pool of retail installment sales contracts secured by new or used automobiles and light duty trucks;

          -    will include related assets such as:

          -    security interests in the financed vehicles;

          -    proceeds from claims on related insurance policies; and

          -    amounts deposited in specified bank accounts.

The Securities -

     o will be asset-backed securities sold periodically in one or more series;

     o will be paid only from the assets of the related trust including any related credit enhancement;

     o    will be issued in one or more classes; and

     o    will consist of:

          - notes (which will be treated as indebtedness of the related trust) and/or

          - certificates (which will represent an undivided ownership interest in the related trust).

     The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

The date of this Prospectus is March 7, 2003.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

       Information about the securities is provided in two separate documents that progressively provide more detail:

     o this prospectus, which provides general information, some of which may not apply to a particular series of securities including your series; and

     o the accompanying prospectus supplement, which will describe the specific terms of your series of securities including:

          --   the timing of interest and principal payments;

          -- the priority of interest and principal payments for each class of offered securities;

          -- financial and other information about the receivables owned by the trust;

          -- information about the credit enhancement for each class of offered securities;

          --   the rating of each class of offered securities; and

          --   the method for selling the securities.

       IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

       You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where their offer is not permitted.

       Cross-references in this prospectus and in the prospectus supplement have been provided to captions in these materials where you can find further related discussions of a particular topic. The Table of Contents on the back cover page of this prospectus provides the pages on which these captions are located.

       You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Defined Terms" beginning on page 89 in this prospectus.

                                SUMMARY OF TERMS

       The following summary highlights selected information from this document and provides a general overview of relevant terms of the securities. To understand all of the terms of the offering, you should read carefully this entire document and the accompanying prospectus supplement.

ISSUER ...................... The trust to be formed for each series of securities. If the trust issues notes and certificates, it will be formed by a trust agreement between the seller and the trustee of the trust. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer and the trustee of the trust.

SELLER ...................... Toyota Auto Finance Receivables LLC. The principal executive offices of Toyota Auto Finance
                              Receivables LLC are located at 19300 Gramercy Place, North Building, Torrance, California 90509, telephone number is (310) 468-7333.

SERVICER .................... Toyota Motor Credit Corporation. The principal executive offices of Toyota Motor Credit
                              Corporation are located at 19001 South Western Avenue, Torrance, California 90509, its telephone number is (310) 468-1310 and its facsimile number is (310) 468-6194.

TRUSTEE ..................... A trustee for each trust that issues a series of securities will be named in the prospectus supplement for that series.

INDENTURE TRUSTEE ........... If the trust issues notes, a trustee for the indenture will be named in the prospectus supplement for that series.

SECURITIES .................. Notes--A series of securities may include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.

                              Certificates--Each series of securities will include one or more classes of certificates, whether or not a class of notes is issued as part of the series. If a series of securities includes classes of notes, holders of notes may have the right to receive their payments before holders of certificates are paid. In addition, classes of notes may have the right to receive their payments before holders of other classes of notes are paid, and classes of certificates may have the right to receive their payments before holders of other classes of certificates are paid. This is referred to as "sequential payment". In addition, payments on certain classes of notes or certificates may be subject to reduction to make amounts available to cover payments to other classes of notes or certificates. This is referred to as "subordination". The prospectus supplement will describe the payment priorities and any subordination provisions that apply to a class of notes or certificates.

                              Terms--The terms of each class of notes and certificates in a series will be described in the prospectus supplement including:

                              o stated principal amount (notes) and stated certificate balance (certificates);

                              o interest rate or formula for determining the interest rate (which may be fixed, variable, adjustable or some combination of these rates); and

                              o the ability of holders of a class to direct the trustee to take specific remedies.

                              A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in certain respects including:

                              o   timing and priority of payments;

                              o   seniority;

                              o   allocations of losses;

                              o   interest rate or formula;

                              o   amount of principal or interest payments;

                              o whether interest or principal will be payable to holders of the class if certain events occur; and

                              o   the right to receive collections from
                                  designated portions of the receivables owned by the trust.

                              Form--If you acquire a beneficial ownership interest in the securities you will generally hold them through The Depository Trust Company in the United States or Clearstream Banking societe anonyme or the Euroclear System in Europe or Asia. This is referred to as "book-entry" form. As long as the securities are held in book-entry form, you will not receive a definitive certificate representing the securities.

                              For more detailed information, you should refer to "Certain Information Regarding the
                              Securities--Book-Entry Registration" in this prospectus.

                              Denomination--Securities will be issued in the denominations specified in the related prospectus supplement.

THE TRUST PROPERTY........... The assets of each trust:

                              o   will be described in the prospectus
                                  supplement;

                              o will primarily be a pool of retail installment sales contracts (the "receivables") secured by new or used automobiles and light duty trucks ("financed vehicles") and amounts due or collected under the contracts on or after a specified cutoff date; and

                              o   will include related assets such as:

                                  --   security interests in the financed
                                       vehicles,

                                  -- proceeds from claims on related insurance policies, and

                                  --   amounts deposited in specified bank
                                       accounts.

                              Purchasers of new and used cars and light duty trucks often finance their purchases by entering into retail installment sales contracts with Toyota and Lexus dealers who then resell the contracts to Toyota Motor Credit Corporation. The purchasers of the financed vehicles are referred to as the "obligors" under the receivables. The terms of the contracts must meet requirements specified by Toyota Motor Credit Corporation.

                              On or before the date the securities of a series are issued, Toyota Motor Credit Corporation will sell a specified amount of receivables to Toyota Auto Finance Receivables LLC, the seller. The seller will, in turn, sell them to the trust. The sale by the seller to the trust will be documented under:

                              o a pooling and servicing agreement among the seller, the servicer and the trustee (if the trust will be treated as a grantor trust for federal income tax purposes); or

                              o a sale and servicing agreement among the seller, the servicer and the trust (if the trust is denominated as an owner trust and treated as a partnership or disregarded entity for federal income tax purposes).

                              The receivables to be sold by Toyota Motor Credit Corporation to the seller and resold to the trust will be selected based on criteria specified in the sale and servicing agreement or the pooling and servicing agreement, whichever is applicable. These criteria will be described in the applicable prospectus supplement.

                              If so specified in the related prospectus supplement, the trust may use principal collections received on its receivables to purchase additional receivables from the seller rather than to make payments thereof to holders of the issued securities during a specified revolving period.

                              The trust will use collections on the receivables to pay interest and principal to holders of each class of securities. The prospectus supplement will describe whether:

                              o collections received each month will be passed through or paid to holders of securities on a monthly basis; or

                              o whether payments will instead be made on a quarterly, semi-annual, annual or other basis.

                              If payments are made other than monthly, the trust will need to invest the collections until the relevant payment date. These investments will be highly rated and must satisfy criteria specified in the related pooling and servicing agreement or sale and servicing agreement. Because of the administrative difficulties involved in obtaining investments that will provide payments to the trust on the day before payments are to be made to holders of securities and that earn a sufficient amount of interest, in some cases the investments will be demand notes issued by Toyota Motor Credit Corporation. These demand notes will be unsecured general obligations of Toyota Motor Credit Corporation and will rank equally with all other outstanding unsecured and unsubordinated debt of Toyota Motor Credit Corporation.

                              If so specified in the related prospectus supplement, the trust issuing securities of any series may invest in demand notes of Toyota Motor Credit Corporation even if payments to holders of such securities are to be paid monthly.

                              If so specified in the related prospectus supplement, the trust issuing securities of any series may issue to Toyota Motor Credit Corporation, or any creditworthy third party, a revolving liquidity note as a form of liquidity enhancement. You should refer to the applicable prospectus supplement for more information about the terms and conditions of any tmcc Demand Notes or any Revolving Liquidity Note. In addition, you should refer to "tmcc Demand Notes" and "Credit and Cash Flow Enhancement - Revolving Liquidity Note" in this prospectus.

CREDIT AND CASH FLOW
  ENHANCEMENT................ The trusts may include certain features designed to provide protection to one or more classes of securities. These features are referred to as "credit enhancement". Credit enhancement may include any one or more of the following:

                              o   sequential payment or other payment
                                  prioritization of certain classes;

                              o subordination of one or more other classes of securities;

                              o   reserve fund;

                              o over-collateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all the trust's outstanding securities);

                              o letters of credit, cash collateral accounts or other credit facilities;

                              o   surety bonds;

                              o   cash collateral accounts;

                              o   guaranteed investment contracts;

                              o   repurchase obligations;

                              o   cash deposits;

                              o excess interest collections (i.e., the excess of interest collections on the receivables over servicing fees, interest on the trust's securities and any amounts required to be deposited in a reserve fund, if any); or

                              o other agreements or arrangements providing for other third party payments or other support.

                              In addition, the trusts may include certain features designed to ensure the timely payment of amounts owed to securityholders. These features may include any one or more of the following:

                              o   yield maintenance agreements;

                              o   swap transactions;

                              o   liquidity facilities;

                              o ability to issue revolving liquidity notes to creditworthy third parties or Toyota Motor Credit Corporation;

                              o   cash deposits; or

                              o other agreements or arrangements providing for other third party payments or other support.

                              The specific terms of any credit or cash flow enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement, including any limitations or exclusions from coverage.

SERVICING ................... Toyota Motor Credit Corporation will be appointed to act as servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts. The trust will pay the servicer a monthly fee equal to one-twelfth of 1.00% of the total principal balance of the receivables as of the first day of the preceding month. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees and other administrative fees and expenses or similar charges received by the servicer during such month.

                              The servicer may also be obligated to advance to the trust interest on the receivables that is due but unpaid by the obligor. In addition, the servicer may be obligated to advance to the trust due but unpaid principal of any receivables that are classified as precomputed receivables rather than as simple interest receivables. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from an obligor. The trust will reimburse the servicer from late collections on the receivables for which it has made advances, or from collections generally if the servicer determines that an advance will not be recoverable with respect to such receivable.

                              For more detailed information on advances and reimbursement of advances, see "Description of the Transfer and Servicing Agreement--Advances" in this prospectus.

OPTIONAL REDEMPTION.......... The servicer may purchase all of the receivables when the outstanding aggregate principal balance of the receivables declines to 10% or less of the original total principal balance of the receivables as of the cutoff date, which would cause early redemption of the securities.

                              For more detailed information, you should refer to "Description of the Transfer and Servicing Agreement--Termination" in this prospectus.

TAX STATUS................... Grantor Trusts--If a trust is denominated a
                              "grantor trust" in the applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion that:

                              o the trust will be treated as a grantor trust for federal income tax purposes and California franchise and income tax purposes; and

                              o the trust will not be subject to federal income tax.

                              Owner Trusts--If the trust is denominated an "owner trust" in the applicable prospectus supplement, special tax counsel to the trust will be required to deliver an opinion that:

                              o the notes will be characterized as debt for federal income tax purposes; and

                              o the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income and California income and franchise tax purposes.

                              If a trust is denominated an "owner trust" in the applicable prospectus supplement:

                              o by purchasing a note you will be agreeing to treat the note as indebtedness for tax purposes; and

                              o by purchasing a certificate, you will be agreeing to treat the trust (i) as a partnership in which you are a partner or (ii) if you are the sole beneficial owner of the certificates, as a "disregarded entity," for federal income tax purposes and California income and franchise tax purposes.

                              Applicable taxing authorities could impose alternative tax characterizations of the trust and the certificates. However, these characterizations generally will not result in material adverse tax consequences to certificateholders.

                              For additional information concerning the application of Federal and state tax laws, you should refer to "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in this prospectus.

ERISA CONSIDERATIONS......... Notes--Notes will generally be eligible for purchase by employee benefit plans.

                              Unsubordinated Grantor Trust Certificates--
                              Certificates of a class issued by a grantor trust that are not subordinated to any other class will generally be eligible for purchase by employee benefit plans.

                              Other Certificates--Subordinated classes of certificates issued by a grantor trust and certificates issued by owner trusts may be eligible for purchase by an employee benefit plan or individual retirement account, depending upon the circumstances of the particular certificates being offered.

                              For more detailed information regarding the erisa eligibility of any class of securities, you should refer to "erisa Considerations" in this prospectus and the related prospectus supplement.

                                  RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase securities of any class. In addition, you should refer to the section captioned "Risk Factors" in the accompanying Prospectus Supplement for a description of further material risks to your investment in the securities.

       PAID-AHEAD SIMPLE INTEREST CONTRACTS MAY AFFECT THE WEIGHTED AVERAGE LIVES OF THE SECURITIES.

       If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the securities could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor's contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

       The payment by the trust of the paid-ahead principal amount on the securities will generally shorten the weighted average lives of the securities. However, depending on the length of time during which a paid-ahead simple interest contract is not amortizing as described above, the weighted average lives of the securities may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

       TMCC's portfolio of retail installment sale contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts in the trust which may become paid-ahead simple interest contracts as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

       THE TRUST'S SECURITY INTERESTS IN FINANCED VEHICLES MAY BE UNENFORCEABLE OR DEFEATED.

       The certificates of title for vehicles financed by Toyota Motor Credit Corporation name Toyota Motor Credit Corporation as the secured party. The certificates of title for financed vehicles under contracts assigned to the trust will not be amended to identify the trust as the new secured party because it would be administratively burdensome to do so. However, financing statements showing the transfer to the trust of Toyota Motor Credit Corporation's and the seller's interest in the receivables will be filed with the appropriate governmental authorities. Toyota Motor Credit Corporation, as servicer, will retain the documentation for the receivables and the certificates of title.

       Because of these arrangements, another person could acquire an interest in the receivables and the financed vehicles that is judged by a court of law to be superior to the trust's interest. Examples of these persons are other creditors of the obligors, a subsequent purchaser of a financed vehicle or another lender who finances the vehicle. Some of the ways this could happen are described in this prospectus under the caption "Certain Legal Aspects of the Receivables". In some circumstances, either the seller or the servicer will be required to purchase receivables if a security interest superior to the claims of others has not been properly established and maintained. The details of this obligation are described in this prospectus under the caption "Certain Legal Aspects of the Receivables".

       BANKRUPTCY OF TOYOTA MOTOR CREDIT CORPORATION COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE SECURITIES.

       If Toyota Motor Credit Corporation becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. Toyota Motor Credit Corporation will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Toyota Motor Credit Corporation becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that Toyota Motor Credit Corporation effectively still owns the receivables by concluding that the sale to the seller was not a "true sale" or that the seller should be consolidated with Toyota Motor Credit Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the securities as a result of, among other things:

       o the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

       o certain tax or government liens on Toyota Motor Credit Corporation property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

       o the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by Toyota Motor Credit Corporation at the time Toyota Motor Credit Corporation becomes the subject of a bankruptcy proceeding.

       The seller will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the seller with Toyota Motor Credit Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller was not a "true sale." See "Certain Legal Aspects of the Receivables--Certain Bankruptcy Considerations" in this prospectus.

       RECEIVABLES THAT FAIL TO COMPLY WITH CONSUMER PROTECTION LAWS MAY BE UNENFORCEABLE, RESULTING IN DELAYS IN RECEIPT OF COLLECTIONS.

       Numerous federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting the receivables. If that happens, payments on the certificates could be delayed or reduced. The seller will make representations and warranties relating to the receivables' compliance with law and the trust's ability to enforce the contracts. If the seller breaches any of these representations or warranties, the trust's sole remedy will be to require the seller to repurchase the affected receivables. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

       FUNDS HELD BY THE SERVICER THAT ARE INTENDED TO BE USED TO MAKE PAYMENTS ON THE SECURITIES MAY BE EXPOSED TO A RISK OF LOSS.

       The servicer generally may retain all payments and proceeds collected on the receivables during each collection period. The servicer is generally not required to segregate those funds from its own accounts until the funds are deposited in the collection account on each payment date. Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk. The trust and securityholders are not entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any payment date, the trust may be unable to make the payments owed on your securities.

       IF THE TRUST ENTERS INTO A CURRENCY OR AN INTEREST RATE SWAP, PAYMENTS ON THE SECURITIES WILL BE DEPENDENT ON PAYMENTS MADE UNDER THE SWAP AGREEMENT.

       If the trust enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap counterparty, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

       If the trust issues securities with adjustable interest rates, interest will be due on the securities at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the trust may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example a fixed rate) to the same notional amount. For example, if the trust issues $100 million of securities bearing interest at a floating LIBOR rate, it might enter into a swap agreement under which the trust would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating LIBOR rate. The $100 million would be the "notional" amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

       If the trust issues securities denominated in a currency other than U.S. dollars, the trust will need to make payments on the securities in a currency other than U.S. dollars, as described in the related prospectus supplement. Payments collected on the receivables, however, will be made in U.S. dollars. In this circumstance, the trust may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the trust would use the collections on the receivables to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the securities.

       In some cases, a trust may enter into a swap with Toyota Motor Credit Corporation as the swap counterparty. The terms of any swap will be described in more detail in the applicable prospectus supplement.

       TERMINATION OF A SWAP AGREEMENT MAY CAUSE TERMINATION OF THE TRUST.

       A swap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the trust or the swap counterparty. If the swap agreement is terminated, the trust may also terminate. In that event, the trustee will sell the assets of the trust and the trust will terminate. In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust or what amount of proceeds would be received. Some of the possible adverse consequences of such a sale are:

       o The proceeds from the sale of assets under such circumstances may not be sufficient to pay all amounts owed to you.

       o Amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty.

       o The termination of the swap agreement may expose the trust to currency or interest rate risk, further reducing amounts available to pay you.

       o The sale may result in payments to you significantly earlier than expected, reducing the weighted average life of the securities and the yield to maturity.

       o Conversely, a significant delay in arranging a sale could result in a delay in principal payments. This would, in turn, increase the weighted average life of the securities and could reduce the yield to maturity.

       See "The Swap Agreement--Early Termination of Swap Agreement" for more information concerning the termination of a swap agreement and the sale of trust assets. Additional information about this subject, including a description of the circumstances that may cause a termination of the swap agreement and the trust and how the proceeds of a sale would be distributed, will be included in the related prospectus supplement.

       THE RATINGS FOR THE SECURITIES MAY BE LOWERED OR WITHDRAWN AT ANY TIME AND DO NOT CONSIDER THE SUITABILITY OF THE SECURITIES FOR YOU.

       The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full or make full distributions of securities balances. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be lowered or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

       THE RATING OF A SWAP COUNTERPARTY OR THE ISSUER OF DEMAND NOTES MAY AFFECT THE RATINGS OF THE SECURITIES.

       If a trust enters into a swap or invests in Toyota Motor Credit Corporation demand notes, the rating agencies that rate the trust's securities will consider the provisions of the swap agreement or the demand notes and the rating of the swap counterparty and Toyota Motor Credit Corporation, as issuer of the demand notes in rating the securities. Toyota Motor Credit Corporation may also be the swap counterparty. If a rating agency downgrades the debt rating of the swap counterparty or Toyota Motor Credit Corporation, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

       As of the date of this prospectus, Toyota Motor Credit Corporation's long term debt ratings are Aa1 by Moody's Investors Service and AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its short term debt ratings are P-1 by Moody's Investors Service and A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. A downgrade, suspension or withdrawal of any rating of the debt of Toyota Motor Credit Corporation by a rating agency may result in the downgrade, suspension or withdrawal of the rating assigned by that rating agency to any class (or all classes) of notes or certificates. A downgrade, suspension or withdrawal of the rating assigned by a rating agency to a class of notes or certificates would likely have adverse consequences on their liquidity or market value.

       In the past, Moody's Investors Service and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. have placed the long-term debt ratings of Toyota Motor Corporation, Toyota Motor Credit Corporation's ultimate parent, and its subsidiaries (including Toyota Motor Credit Corporation) under review for possible downgrade on the basis of their respective reviews of factors specific to those companies and factors external to those companies, including their "country ceilings" for ratings of foreign currency-denominated debt and bank deposits and yen-denominated securities issued or guaranteed by the government of Japan. For example, in February 2001, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. lowered the sovereign rating of Japan from AAA to AA+ and in November 2001, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. lowered the sovereign rating of Japan from AA+ to AA. At those times, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. did not similarly downgrade the credit rating of Toyota Motor Credit Corporation and its subsidiaries. However, under any circumstance in which either rating agency lowers its credit rating for Japan below that rating agency's then-current credit rating of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation), that rating agency may lower its credit rating of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation) to the same extent. This, in fact, occurred in August 1998. The downgrading by Moody's Investors Service of the long-term debt of Toyota Motor Corporation and its subsidiaries (including Toyota Motor Credit Corporation) to Aa1 from Aaa that occurred in August 1998 was based in part on Moody's Investors Service's sovereign rating of Japan.

       To provide some protection against the adverse consequences of a downgrade, the swap counterparty may be permitted, but generally will not be required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

       o      collateralize its obligations under the swap agreement;

       o      assign the swap agreement to another party;

       o obtain a replacement swap agreement on substantially the same terms as the swap agreement; or

       o establish any other arrangement satisfactory to the rating agencies.

       If Toyota Motor Credit Corporation is the swap counterparty, it may be able to cure the effects of a downgrade by taking the actions described above. However, if Toyota Motor Credit Corporation is both the demand note issuer and the swap counterparty, these actions may not be sufficient to prevent a downgrade.

       Any swap or demand notes involve a high degree of risk. A trust will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the securities. You are strongly urged to consult with your financial advisors before deciding to invest in the securities if a swap or demand notes are involved.

       THE RATING OF A THIRD PARTY CREDIT ENHANCEMENT PROVIDER MAY AFFECT THE RATINGS OF THE SECURITIES.

       If a trust enters into any third party credit enhancement arrangement, the rating agencies that rate the trust's securities will consider the provisions of the arrangement and the rating of any third party credit enhancement provided. If a rating agency downgrades the debt rating of any third party credit provider, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

       DEPENDENCE ON A REVOLVING LIQUIDITY NOTE TO FUND CERTAIN SHORTFALLS PRESENTS COUNTERPARTY RISK, RISK OF CHANGE OF YIELDS OF THE NOTES AND RISK OF LOSS IN CONNECTION WITH BREACH OF FUNDING OBLIGATION.

       General. If a trust enters into a revolving liquidity note agreement, the rating agencies that rate the trust's securities will consider the provisions of the revolving liquidity note and the rating of the holder of the revolving liquidity note in rating the securities. Toyota Motor Credit Corporation may be the holder of the revolving liquidity note. If a rating agency downgrades the debt rating of the holder of the revolving liquidity note, it is also likely to downgrade the rating of the securities. Any downgrade in the rating of the securities could have severe adverse consequences on their liquidity or market value.

       Counterparty Risk; Performance Risk. The amounts available to the trust to pay interest and principal of the securities may depend in part on the operation of the revolving liquidity note agreement and the performance by Toyota Motor Credit Corporation of its obligations under the revolving liquidity note agreement.

       On any payment date on which available collections are insufficient to fund payments of interest on and principal of the securities, the trust may be dependent on receiving payments from the holder of the revolving liquidity note, to make payments on the securities to the extent there are no amounts, or insufficient amounts, then on deposit in the reserve account to fund the shortfalls. If the holder of the revolving liquidity note fails to fund any requested draw, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your securities. This is particularly true because these funding obligations could arise under circumstances where there are no amounts on deposit in the reserve account and current collections are insufficient to fund the shortfalls or to start making deposits into the reserve account to be available to make payments in future periods. A failure by the holder of the revolving liquidity note to fund draws will cause you to experience delays and/or reductions in interest and principal payments on your securities.

       Investors should make their own determinations as to the likelihood of performance by the holder of the revolving liquidity note of its obligations under the revolving liquidity note agreement.

       An event of default may affect weighted average life and yield. If the holder of the revolving liquidity note defaults on its obligation to fund the entire undrawn amount of the revolving liquidity note in connection with a downgrade or breach of funding obligation, this default may constitute an event of default that will cause the priority of payments of all securities to change. Thereafter, all classes of securities may be exposed to the risk of additional shortfalls and losses, and, even if sufficient collections are thereafter available to fund payment in full of all classes securities, this change in the priority of payments will change the timing of the repayment in full relative to the respective final scheduled payment dates of each class, with corresponding negative effects on the yields to the holders of each class.

       Structured securities are sophisticated instruments, can involve a high degree of risk and are intended for sale only to investors capable of understanding the risks entailed in such instruments. Potential investors are strongly encouraged to consult with their financial advisors before making any investment decision.

       THE CALCULATIONS FOR THE PAYMENTS OF PRINCIPAL OR INTEREST MAY BE BASED ON AN INDEX WHICH MAY RESULT IN PAYMENTS TO YOU OF LESS PRINCIPAL OR INTEREST THAN A NON-INDEXED SECURITY.

       The calculation of interest or principal on a series of securities may be based on a currency, commodity, interest rate or other index. In this situation, the amount of principal or interest payable on the securities may be less than that payable on a conventional debt security issued at the same time, including the possibility that no interest or principal will be paid. In addition, if the formula for calculating the payments on the securities includes a feature that multiplies the effect of any change in the index, changes to the index could result in even greater changes in the value of the securities or the payments to be made on the securities.

       You may not be able to easily trade these types of securities after you purchase them. A market for the resale of securities is referred to as a "secondary market." It cannot be predicted whether there will be a secondary market for these types of securities or if one develops, how liquid it would be. Any secondary market for these types of securities will be affected by a number of factors that are not dependent on the performance of the trust and its assets. These factors include the complexity and volatility of any applicable index, the method of calculating the principal and interest payments on the securities, the time remaining to the maturity of the securities, the outstanding amount of the securities and market interest rates. The value of the index will depend on a number of interrelated factors which cannot be controlled by the trust, including economic, financial and political events. For these reasons, you may not be able to readily sell your securities or receive the price you expected for their sale.

       In recent years, many indices have been highly volatile, and the volatility may continue in the future. You should review carefully the historical experience of any index applicable to calculations for any series of securities, but should not take that historical experience as a predictor of future performance of any index during the term of any security. The credit ratings assigned to the securities do not reflect the potential impact of the factors discussed above, or what the impact may be on your securities' market value at any time. For this reason, only investors capable of understanding the risks involved should invest in indexed securities. In addition, investors whose investment activities are restricted by law or subject to regulation may not be able to purchase these types of securities. Investors are responsible for determining whether they may purchase indexed securities. You are strongly urged to consult with your financial advisors before deciding to invest in indexed securities.

       THE PURCHASE OF ADDITIONAL RECEIVABLES AFTER THE CLOSING DATE MAY ADVERSELY AFFECT THE CHARACTERISTICS OF THE RECEIVABLES HELD BY THE TRUST OR THE AVERAGE LIFE OF AND RATE OF RETURN ON THE SECURITIES.

       If so specified in the related prospectus supplement, a trust may use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the seller after the related closing date during a specified revolving period. All additional receivables purchased from the seller must meet the selection criteria applicable to the receivables purchased by the trust on the closing date. The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool. In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your securities. You will bear all reinvestment risk associated with any prepayment of your securities.

       LOSSES AND DELINQUENCIES ON THE RECEIVABLES MAY DIFFER FROM TMCC'S HISTORICAL LOSS AND DELINQUENCY LEVELS.

       We cannot guarantee that the delinquency and loss levels of the receivables in a trust will correspond to the historical levels TMCC experienced on its loan portfolio. There is a risk that delinquencies and losses could increase or decline for various reasons including changes in underwriting standards or changes in local, regional or national economies.

       BECAUSE THE SECURITIES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY.

       Because the securities will be issued in book-entry form, you will be required to hold your interest in the securities through The Depository Trust Company in the United States, or Clearstream Banking societe anonyme or the Euroclear System in Europe or Asia or their successors or assigns. Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note or certificate representing your interest. The securities will remain in book-entry form except in the limited circumstances described under the caption "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying prospectus. Unless and until the securities cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder" and the owner trustee will not recognize you as a "securityholder", as those terms are used in the trust agreement and sale and servicing agreement. As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking societe anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System and to take other actions that require a physical certificate representing the securities.

       Interest and principal on the securities will be paid by the trust to The Depository Trust Company as the record holder of the securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

                                   THE TRUSTS

       The Seller will establish each trust (each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time the "Trust Agreement") or Pooling and Servicing Agreement (as amended from time to time, the "Pooling and Servicing Agreement"), as applicable. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts (the "Receivables") between Toyota and Lexus dealers (the "Dealers") and the obligors (the "Obligors") of new and used automobiles and/or light duty trucks and all payments due thereunder on and after the applicable cutoff date (the "Cutoff Date"), as specified in the related Prospectus Supplement. The Dealers will originate, and TMCC will purchase, the Receivables of each Receivables Pool in the ordinary course of business pursuant to agreements with Dealers (the "Dealer Agreements"). On the applicable Closing Date, the Seller will sell the Receivables comprising the related initial Receivables Pool to the Trust pursuant to the related Pooling and Servicing Agreement, if the trust is to be treated as a grantor trust for federal income tax purposes, or the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") if the Trust is to be treated as an owner trust for federal income tax purposes; provided that if so specified in the related prospectus supplement, subsequent sales of additional receivables by the Seller may occur during a Revolving Period.

       The property of each Trust will also include (i) such amounts as from time to time may be held in separate accounts established and maintained by the Servicer or Seller with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (ii) security interests in the vehicles financed by the Receivables (the "Financed Vehicles") and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right of the Seller to receive any proceeds from Dealer Recourse, if any, on Receivables or Financed Vehicles; (v) the rights of the Seller under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been repossessed by or on behalf of the applicable Trust; and (vii) any and all proceeds of the foregoing. Various forms of credit enhancement may be used to provide credit enhancement for the benefit of holders of the related Securities, including a Yield Maintenance Account or a Reserve Fund. Additionally, pursuant to contracts between TMCC and the Dealers, the Dealers will be required to repurchase Receivables as to which Dealers have made certain misrepresentations. If so specified in the related prospectus supplement, the trust property may also include the rights of the Trust and powers of the applicable trustee under the Swap Agreement, and the amounts payable to the Trust thereunder, and the rights of the Trust and the powers of the applicable trutsee under the Revolving Liquidity Note Agreement, and the amounts so funded by the holder of the Revolving Liquidity Note thereunder.

       The terms of each series of notes (the "Notes") or certificates (the "Certificates" and, together with the Notes, the "Securities") issued by each Trust (the "Issuer"), and additional information concerning the assets of each Trust and any applicable credit enhancement will be set forth in a supplement to this Prospectus (a "Prospectus Supplement").


                                   THE TRUSTEE

       A trustee for each Trust (the "Trustee") and/or a trustee under any Indenture pursuant to which Notes are issued (the "Indenture Trustee") will be specified in the related Prospectus Supplement. A Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee or Indenture Trustee set forth in the related Trust Agreement, and/or Sale and Servicing Agreement, Indenture or Pooling and Servicing Agreement, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is an owner trust and the Servicer in respect of a Trust that is a grantor trust may also remove a Trustee or Indenture Trustee that ceases to be eligible to continue in such capacity under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or becomes insolvent. In such circumstances, the Servicer or the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.


                                   THE SELLER

       Toyota Auto Finance Receivables LLC ("TAFR LLC" or the "Seller") was formed in the State of Delaware on December 22, 2000, as a wholly-owned, limited purpose subsidiary of Toyota Motor Credit Corporation. The principal executive offices of the Seller are located at 19300 Gramercy Place, Torrance, California, 90509, Attn: President, and its telephone number is (310) 468-7333.

       The Seller was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, causing the issuance of securities similar to the Securities and engaging in related transactions. TAFR LLC's limited liability company agreement limits the Seller's activities to the foregoing purposes and to any activities incidental to and necessary for such purposes.


                                  THE SERVICER

       Toyota Motor Credit Corporation ("TMCC" or the "Servicer") was incorporated in California on October 4, 1982, and commenced operations in May 1983. The address of TMCC's principal executive offices is 19001 South Western Avenue, Torrance, California 90509. TMCC has one wholly-owned subsidiary engaged through subsidiaries organized in various jurisdictions in the insurance business, two wholly-owned subsidiaries that provide retail and wholesale financing and other financial services to authorized Toyota and Lexus vehicle dealers and their customers in Puerto Rico, a wholly-owned limited purpose subsidiary formed to acquire and securitize retail finance receivables and a wholly-owned limited purpose subsidiary formed to acquire and securitize lease receivables. TMCC and its subsidiaries are collectively referred to as "TMCC".

       TMCC provides retail and wholesale financing, retail leasing and certain other financial services to authorized Toyota and Lexus vehicle dealers and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and the Commonwealth of Puerto Rico. TMCC's primary business is providing vehicle retail and wholesale financing and retail leasing.

       On July 7, 2000, Toyota Financial Services Corporation was incorporated to control and manage Toyota Motor Corporation's worldwide finance operations, including those in the United States. On October 1, 2000, Toyota Financial Services Corporation assumed ownership of TMCC, which previously had been a subsidiary of Toyota Motor Sales, U.S.A., Inc. All of the outstanding stock of Toyota Motor Credit Corporation is now owned by Toyota Financial Services Americas Corporation, a wholly-owned subsidiary of Toyota Financial Services Corporation.

       During the first quarter of fiscal year 2001, TMCC announced plans to restructure its field operations. The branch offices of TMCC have been converted to serve only dealer business financing needs including the purchasing of contracts from dealers, financing inventories, financing other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements, as well as consulting on finance and insurance operations. Other functions previously performed at the branch offices, such as customer service, collections, lease terminations and administrative functions for retail sales installment and lease contracts, including the servicing and administration of retail sales, contracts and closed-end lease contracts, have been transferred to three regional customer service centers which opened, or were expanded, during the last year. While the physical migration of resources relating to the restructuring of the field operations is substantially complete, TMCC continues to review and refine current processes and deploy additional resources and technology in an effort to improve operating efficiencies and to minimize the disruption of operations.

UNDERWRITING OF MOTOR VEHICLE LOANS

       TMCC purchases automobile and/or light truck retail installment sales contracts from approximately 1,200 Toyota and Lexus dealers located throughout the United States, excluding Hawaii. Underwriting of such retail installment sales contracts is performed by each branch using similar underwriting standards. Dealers originate these receivables in accordance with TMCC's requirements as specified in existing agreements between TMCC and such dealers. The receivables are purchased in accordance with TMCC's underwriting standards which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

       Applications received from Dealers must be signed by the applicant and must contain, among other information, the applicant's name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Dealers then send completed customer applications via facsimile or data transmission to one of TMCC's retail branches where they are entered into TMCC's internally-developed Application Processing System ("APS"). The APS then automatically generates and transmits credit bureau requests to one of the major credit bureaus which provide a credit report to TMCC. Key data from the bureaus are combined with data from the customer applications, including ratios such as car payment to income and total debt payments to total income, and weighted by a statistically validated credit scoring process to provide objective evaluations of customer repayment probabilities. The branches receive credit scores, bureau data (both summarized and in raw form) and applicant information and TMCC credit investigators then perform income and employment verification on non-"A" rated risks. Once income and employment have been verified, all data is passed on-line to TMCC credit analysts for decisions.

       During fiscal 2000, TMCC completed the national launch of an expanded tiered pricing program for retail installment sales contracts. The objective of the expanded program is to better match customer risk with contract rates charged to allow profitable purchases of a wider range of risk levels. Implementation of this program has contributed to increased average contract yields and increased credit losses in connection with purchases of higher risk contracts. All or most of the contracts included in the Receivables pool for any series will have originated under the tiered pricing program and may perform differently than has TMCC's entire portfolio during the periods during which the tiered pricing program was not in place for all originations.

       The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested. If an application is conditionally approved or rejected, the dealer is notified of the conditions required for the approval or reasons for rejection. Additionally, an Equal Credit Opportunity Act adverse action notice is sent to the customer specifying the reasons for modification or rejection of the application for credit.

       TMCC's retail installment sales contracts require obligors to maintain specific levels of physical damage insurance during the term of the contract. At the time of purchase, an obligor signs a statement indicating he has or will have in effect the levels of insurance required by TMCC and provides the name and address of his insurance company and agent. Obligors are generally required to provide TMCC with evidence of compliance with the foregoing insurance requirements. The terms of each Receivable allow, but do not require, TMCC to (and TMCC, in accordance with its current normal servicing procedures, does not) obtain any such coverage on behalf of the Obligor.

SERVICING OF MOTOR VEHICLE LOANS

       Each of the three customer service centers services the loans transferred to it using the same servicing system and procedures, except that centralized tracking units monitor bankruptcy administration and recovery. The collection department of each branch manages the liquidation of each receivable. TMCC considers an obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date. TMCC uses an on-line collection system that prioritizes loans for collections efforts, including the generation of past-due notices and signaling TMCC collections personnel to attempt to make telephone contact with delinquent obligors based on a behavioral scoring method (which analyzes borrowers' past performance to predict future payment behavior). TMCC generally determines whether to commence repossession efforts before a receivable is 60 days past due. Repossessed vehicles are held in inventory to comply with statutory requirements and then sold at private auctions, unless public auctions are required by applicable law. Any deficiencies remaining after sale or after full charge-off are pursued by TMCC to the extent practical and legally permitted. See "Certain Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds". Collections of deficiencies are administered at a centralized facility. TMCC's policy is to charge-off an auto loan as soon as disposition of the vehicle has been effected and sales proceeds have been received, but may in some circumstances charge-off an auto loan prior to repossession. When repossession and disposition of the collateral has not been effected, the charge-off occurs as soon as TMCC determines that the vehicle cannot be recovered.


            WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

       The Trust--The Trustee will provide to securityholders ("Securityholders") (which shall be Cede & Co. as the nominee of DTC unless definitive Securities are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables and certain other matters. See "Certain Information Regarding the Securities-- Reports to Securityholders" and "Description of the Transfer and Servicing Agreements--Evidence as to Compliance" in the Prospectus. If and for so long as any Securities are listed on an exchange and the rules of such exchange so require, each such report (including a statement of the outstanding principal balance of each class of Securities) also shall be delivered to such exchange on the related Payment Date or date for delivery of such reports. Copies of such reports may be obtained at no charge at the offices specified in the applicable Prospectus Supplement.

       The Seller--Toyota Auto Finance Receivables LLC, as Seller of the Receivables, has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") of which this Prospectus forms a part. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's reference room by calling the SEC at
(800) SEC-0330. You may obtain copies of such materials at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

       TMCC--If the trust invests in demand notes issued by TMCC, TMCC, in its capacity as issuer of demand notes, will be a registrant under the Registration Statement. In that capacity, TMCC will be subject to the informational requirements of the United States Securities Exchange Act. In accordance with that law, TMCC will file annual, quarterly and special reports and other information with the SEC. If you want more information about TMCC, you may review the Registration Statement and TMCC's periodic filings, obtain copies of such documents at prescribed rates or access the SEC's website. The relevant contact information for the SEC is set forth in the paragraph captioned "The Seller" above.

       TMCC's filed periodic reports contain important information regarding TMCC. If the Trust invests in demand notes issued by TMCC, TMCC incorporates by reference its Annual Report on Form 10-K for the year ended March 31, 2002, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002, and any filings made by it with the SEC under Sections 13(a) or 15(d) of the United States Securities Exchange Act after the initial filing of the registration statement. Any information in any such reports filed with the SEC subsequent to the date of this Prospectus will automatically update this Prospectus.

       If and for so long as Securities are listed on an exchange and the rules of such exchange so require, the applicable Prospectus Supplement will include the address of an office in the jurisdictions specified by the rules of such exchange at which copies of the Registration Statement filed by TAFR LLC and TMCC

(including all documents incorporated therein) and TMCC's periodic SEC reports can be obtained for so long as those Securities are outstanding. If so required by the rules of such exchange, copies of those documents will also be filed with such exchange for so long as those Securities are outstanding. Copies of the operative agreements relating to the Securities will also be filed with the SEC and with any such exchange that so requires.


                              THE RECEIVABLES POOLS

       The Receivables Pools will include the Receivables purchased as of the Cutoff Date. The Receivables will have been originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related obligors (the "Obligors") in connection with the purchase by such Obligors of the vehicles financed thereby (the "Financed Vehicles"). On or before the date of initial issuance of the Securities (the "Closing Date"), TMCC will sell the Receivables comprising the related initial Receivables Pool to the Seller pursuant to the receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC, provided that if so specified in the related prospectus supplement, the trust may subsequently purchase additional Receivables from the Seller during a specified Revolving Period. The Seller will, in turn, sell the Receivables to the Trust pursuant to the related Transfer and Servicing Agreement. During the term of the related Transfer and Servicing Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

       The Receivables in each Receivables Pool will have been purchased by the Servicer from Dealers in the ordinary course of business through its branches located in the United States. The Receivables are purchased from Dealers pursuant to Dealer Agreements. TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed.

       The Receivables to be held by each Trust for inclusion in a Receivables Pool will be selected from TMCC's portfolio of auto and/or light duty truck retail installment sales contracts that meet several criteria. Unless otherwise provided in the related Prospectus Supplement, these criteria require that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States or a particular state, (iii) provides for monthly payments that fully amortize the amount financed over its original term to maturity (except for minimally different payments in the first or last month in the life of the Receivables), and (iv) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Receivables.

       Each Receivable will provide for the allocation of payments according to
(i) the simple interest method ("Simple Interest Receivables"), (ii) the "actuarial" method ("Actuarial Receivables") or (iii) the "sum of periodic balances" or "sum of monthly payments" method ("Rule of 78s Receivables" and, together with the Actuarial Receivables, the "Precomputed Receivables").

       Simple Interest Receivables. Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

       Actuarial Receivables. An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each Scheduled Payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate ("APR") of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment to the scheduled monthly payments is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

       Rule of 78s Receivables. A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of the related APR for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Rule of 78s Receivables will be allocated pursuant to the related Transfer and Servicing Agreement, as the case may be, on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

       In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "Rebate" will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to "unearned" finance charges or other charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a Rebate will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a Rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule. Payments to Securityholders will not be affected by such Rebates under the Rule of 78s Receivables because pursuant to the related Transfer and Servicing Agreement such payments will be determined using the actuarial method.

       Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be deemed to be an Excess Amount and released to the Seller or otherwise applied as set forth in the related Prospectus Supplement.

       Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

    Pre-Funding. A Trust may enter into an agreement with the Seller, in which the Seller will sell additional Receivables to the Trust after the Closing Date. The transfer of Receivables to the Trust after the Closing Date is known as a pre-funding feature. Any subsequent Receivables will be required to conform to the requirements described in the related prospectus supplement. If a pre-funding feature is used, the Trustee will be required to deposit all or a portion of the proceeds of the sale of the Securities of the series in a segregated account. The subsequent Receivables will be transferred to the Trust in exchange for money released from that segregated account. Any transfer of Receivables must occur within a specified period, not to exceed one year. If a Trust elects federal income tax treatment as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of Securities.


                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

       Certain information concerning TMCC's experience pertaining to delinquencies, repossessions and net losses with respect to its portfolio of new and used retail automobile and/or light duty truck receivables (including receivables previously sold which TMCC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

       The weighted average lives of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to Rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the Seller or TMCC, as the case may be, of certain Receivables for administrative reasons or for breaches of representations and warranties. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding.

       All of the Receivables will be prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made by Obligors will not be paid on the Payment Date following the Collection Period in which they were received but will be retained and applied towards payments due in later Collection Periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables set forth in the related Prospectus Supplement. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

       No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. TMCC maintains limited records of the historical prepayment experience of the automobile retail installment sales contracts included in its portfolio and is only aware of limited publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables over an extended period of time. TMCC believes that its prepayment experience is consistent with that generally found in the industry. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related loan.

       Under certain circumstances, the Seller or Servicer will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated to repurchase from TMCC contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to herein as "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectibility of such contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that TMCC deposit any recovery in respect of any Receivable pursuant to any Dealer Recourse in the related Collection Account. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

       Early retirement of the Securities may be effected by the exercise of the option of the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date. See "Description of the Transfer and Servicing Agreements--Termination". Certain Events of Default could result in liquidation of the assets of the Trust and acceleration of the related Securities. See "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default". If the Trust is a party to a swap agreement, events resulting in termination of the swap agreement generally will also result in liquidation of the assets of the Trust and acceleration of the related Securities. See "The Swap Agreement--Termination Events" regarding events that would result in a termination of a swap. If the Trust is party to a revolving liquidity note agreement, events resulting in termination of the revolving liquidity note agreement may also result in liquidation of the assets of the Trust and acceleration of the related Securities.

       Any reinvestment risk resulting from the rate of prepayments of the Receivables and the payment of such prepayments to Securityholders will be borne entirely by the Securityholders.

       In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Payment Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of a given series.

       The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                      POOL FACTORS AND TRADING INFORMATION

       The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to such class of Notes. The Note Pool Factor represents the remaining outstanding principal balance of such class of Notes, as of the close of business on the applicable Payment Date, as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Balance" for each class will initially equal the principal balance as of the relevant Closing Date (the "Initial Certificate Balance") and, on each Payment Date thereafter, will be reduced by all amounts allocable to principal paid on or prior to the Payment Date in respect of each class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the close of business on the applicable Payment Date, as a fraction of the Initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Certificateholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of
(i) the original denomination of such Certificateholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

       Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Securityholders will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or paid on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".


                                 USE OF PROCEEDS

       Unless otherwise provided in the related Prospectus Supplement, the Seller will use the net proceeds from the sale of the Securities of a given series, together with a subordinated non-recourse promissory note, to purchase Receivables from TMCC and to make the initial deposit into any Reserve Fund or Yield Maintenance Account, if applicable.


                            DESCRIPTION OF THE NOTES

GENERAL

       With respect to each Trust that issues Notes, one or more classes (each, a "class") of Notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

       Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Notes will be available for purchase in the denominations specified in the related Prospectus Supplement in book-entry form only (unless otherwise specified in the related Prospectus Supplement). The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes (a "Noteholder") of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references herein and in the related Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

       The related Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest (or, where applicable, of principal or interest only) on each class of Notes of a given series, including during any periods of payments of interest only or principal only. Payments of interest on and principal of any Notes will be made on the dates specified in the related Prospectus Supplement (each, a "Payment Date") in such amounts as are described in the Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series. Payments of interest on the Notes will generally be made prior to payments of principal. With respect to holders of one or more classes of Notes so designated in the related Prospectus Supplement, during a Revolving Period only payments of interest will be made on the Notes. A series may include one or more classes of Notes (the "Strip Notes") entitled to
(i) principal payments with disproportionate, nominal or no interest payments or
(ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Seller exercising its option to purchase the related Receivables Pool or other early termination of the related trust.

       One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the related Prospectus Supplement. Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the amounts set forth on such schedule with respect to such Notes.

       Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, on any Payment Date the amount available for such payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See "Description of the Transfer and Servicing Agreements--Payments" and "--Credit and Cash Flow Enhancement".

       If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

       Modification of Indenture. If a Trust has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of not less than 51% of the outstanding Notes of the related series (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

       Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the

Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

       Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

       Events of Default; Rights Upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

       If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof) may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof). If so specified in the related Prospectus Supplement, an Event of Default during a Revolving Period may cause the early termination of such Revolving Period and the commencement of payments of principal on the Notes.

       If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof) consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof). Unless otherwise specified in the Prospectus Supplement, in the event of the sale of the Receivables by the Indenture Trustee following an Event of Default, the Noteholders will receive notice and opportunity to submit a bid in respect of such sale.

       Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of not less than 51% of the principal amount of the outstanding Notes (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof) of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof) then outstanding may, in certain cases, waive any default with respect thereto, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof).

       Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series (other than TMCC, TAFR LLC, or any affiliate thereof) have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes (other than TMCC, TAFR LLC, or any affiliate thereof).

       In addition, each Indenture Trustee and the related Noteholders (other than TMCC, TAFR LLC, or any affiliate thereof), by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

       With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

       Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,
(i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Securities of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

       Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

       No Trust may engage in any activity other than as specified in this Prospectus or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

       Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

       Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

       Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

       The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series generally may resign at any time and, if the Indenture Trustee and the Owner

Trustee are the same entity or are affiliates, the Indenture Trustee generally will resign upon the occurrence of any event that may give rise to a conflict of interest for such entity acting in both such capacities. Upon resignation of the Indenture Trustee, the Issuer will be obligated to appoint a successor thereto for such series. The Issuer or Administrator may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor thereto for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor thereto for any series of Notes will not become effective until acceptance of the appointment by such successor.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

       With respect to each Trust that issues Certificates, one or more classes (each, a "class") of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

       Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in the denominations specified in the related Prospectus Supplement in book-entry form only (unless otherwise specified in the related Prospectus Supplement). The Seller has been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates (a "Certificateholder") of any series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

PAYMENTS OF PRINCIPAL AND INTEREST

       The timing and priority of payments, seniority, allocations of losses, interest rate or pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Payments of interest on and principal of such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Payment Date") and in the amounts described in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Certificates (the "Strip Certificates") entitled to (i) payments in respect of principal with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". To the extent that it is so specified in the related Prospectus Supplement, payments of principal will not be made during a specified Revolving Period. Unless otherwise provided in the related Prospectus Supplement, payments in respect of the Certificates of a given series that includes Notes may be paid sequentially later than or be subordinated to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. The rights of holders of any class of Certificates to receive payments of principal and interest may also be paid sequentially later than or be subordinated to the rights of holders of any other class or classes of Certificates of such series as more fully described in the related Prospectus Supplement. Payments in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

       In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

       If and as provided in the related Prospectus Supplement, certain amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, TMCC or one or more third party credit or liquidity enhancement providers.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

       Any class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Payments of Principal and Interest".

FLOATING RATE SECURITIES

       Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement.

       The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to such Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to such Floating Rate Securities by which such Base Rate will be multiplied to determine the applicable interest rate on such floating Rate Securities. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

       The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"),
(iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal

Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement.

       "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

       Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an "Interest Reset Period") and the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the applicable Prospectus Supplement, "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or San Francisco, California are authorized or obligated by law, regulation, executive order or decree to be closed. Unless otherwise specified in the applicable Prospectus Supplement, with respect to determining the Interest Reset Date for Notes as to which LIBOR is an applicable Base Rate, the definition of Business Day will include all London Business Days. "London Business Day" means any day (a) if the Index Currency (as defined below) is other than the Euro, on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET system") is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

       Unless otherwise specified in the related Prospectus Supplement, if any Payment Date for any Floating Rate Security (other than the Final Payment Date) would otherwise be a day that is not a Business Day, such Payment Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Payment Date will be the immediately preceding Business Day. Unless otherwise specified in the related Prospectus Supplement, if the final Payment Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Final Payment Date.

       Except as otherwise specified in the applicable Prospectus Supplement, each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Prospectus Supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying (i) the face amount of such Floating Rate Security, (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual number of days in that portion of such Interest Period falling in a leap year divided by 366 and (Y) the actual number of days in that portion of such Interest Period falling in a non-leap year divided by 365). For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Period. Unless otherwise specified in the related Prospectus Supplement, with respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Payment Date including the related Final Payment Date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Payment Date. The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the related Prospectus Supplement.

       As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

       Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
..0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upward).

       CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

       Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Prospectus Supplement as published in H.15(519), as defined below, under the heading "CDs (secondary market)".

       The following procedures will be followed if the CD Rate cannot be determined as described above:

       (1) If the rate referred to above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD Rate Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Prospectus Supplement as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)".

       (2) If the rate referred to in clause (1) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD Rate Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Rate Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement in an amount that is representative for a single transaction in that market at the time.

       (3) If the dealers selected by the Calculation Agent are not quoting as set forth in clause (2) above, the CD Rate on the applicable CD Rate Determination Date will be the rate in effect on the applicable CD Rate Determination Date.

       The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the Business Day preceding the applicable Payment Date.

       Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

       Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield, as defined below, on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement published in H.15(519) under the heading "Commercial Paper--Nonfinancial."

       The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

       (1) If the rate referred to above is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the caption "Commercial Paper--Nonfinancial".

       (2) If by 3:00 p.m., New York City time, on the related Calculation Date the Commercial Paper Rate is not yet published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Commercial Paper Rate Determination Date will be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Rate Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Prospectus Supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized securities rating organization.

       (3) If the dealers selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Commercial Paper Rate determined on the applicable Commercial Paper Rate Determination Date will be the rate in effect on the applicable Commercial Paper Rate Determination Date.

       "Money Market Yield" means a yield (expressed as a percentage rounded upward to the nearest one hundred thousandth of a percentage point) calculated in accordance with the following formula:

                                             D X 360
      Money Market Yield  =       -----------------------------  X  100
                                          360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

       The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Payment Date.

       Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

       Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date" for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120").

       The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

       (1) If the rate referred to above does not appear on Telerate Page 120 or is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be the rate on the applicable Federal Funds Rate Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Federal Funds (Effective)".

       (2) If the Federal Funds Rate is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent before 9:00 a.m., New York City time on the applicable Federal Funds Rate Determination Date.

       (3) If the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (2) above, the Federal Funds Rate for the applicable Federal Funds Rate Determination Date will be the Federal Funds Rate in effect on the applicable Federal Funds Rate Determination Date.

       The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Payment Date.

       Libor Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

       Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

       (1) If "LIBOR Telerate" is specified in the applicable Prospectus Supplement, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement commencing on the second "London Banking Day" (as defined in the related Transfer and Servicing Agreement) immediately following the applicable "Interest Determination Date" (as defined in the related Transfer and Servicing Agreement) that appears on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on the applicable Interest Determination Date, or

       (2) If "LIBOR Reuters" is specified in the applicable Prospectus Supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence). If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

       The following procedures will be followed if LIBOR cannot be determined as described above:

       (1) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations.

       (2) If fewer than two quotations referred to in clause (1) above are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable Prospectus Supplement, in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time.

       (3) If the banks so selected by the calculation agent are not quoting as mentioned in clause (2) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

       "Designated LIBOR Page" means either:

       (1) If "LIBOR Telerate" is designated in the applicable Prospectus Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated in the applicable Prospectus Supplement or any page as may replace the designated page on that service or for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency; or

       (2) If "LIBOR Reuters" is designated in the applicable Prospectus Supplement, the display on the Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable Prospectus Supplement or any other page as may replace the designated page on that service for the purpose of displaying the London interbank offered rates of major banks for the applicable Index Currency.

       "Index Currency" means the currency specified in the applicable Prospectus Supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable Prospectus Supplement, the Index Currency will be United States dollars.

       "Principal Financial Center" means, unless otherwise specified in the applicable Prospectus Supplement, the capital city of the country to which the Index Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African Rand and Swiss Francs, the Principal Financial Center will be the City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

       Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement determined on the "Treasury Rate Determination Date" specified in such Prospectus Supplement.

       Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury Bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the "Treasury Rate" for such Interest Reset Period will be the rate published in H.15(510) under the heading "U.S. Government Securities--Treasury Bills--Secondary Market" (expressed as a bond equivalent yield on the basis of a 365 or 366 day year, as applicable, on a daily basis), or if not published by 3:00 p.m. New York City time on the related Calculation Date, the Treasury Rate will be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

       The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

       To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final Payment Date for such class (the "Indexed Principal Amount") and/or the interest payable on any Payment Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or such other price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Payment Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Payment Date of the specified indexed item. Information as to the method for determining the principal amount payable on the related final Payment Date, if any, and, where applicable, certain historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities, will be set forth in the applicable Prospectus Supplement. Notwithstanding anything to the contrary herein, for purposes of determining the rights of a Certificateholder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements as the case may be, and modifications and the waiver of rights thereunder, the principal amount of such Indexed Security shall be deemed to be the face amount thereof upon issuance.

       If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

       The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date will be the face amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

REVOLVING PERIOD

       If so specified in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for any series may provide that all or a portion of the principal collected on the Receivables may be applied by the Trustee to the acquisition of subsequent Receivables during a specified period rather than used to distribute payments of principal to holders of one or more classes of securities of such series during that period. The duration of any such Revolving Period (a "Revolving Period") will not exceed one year. Any such specified Revolving Period would be followed by an "Amortization Period," during which securityholders would receive payments in respect of principal. Any such Revolving Period may terminate earlier than its scheduled end date upon the occurrence of certain events specified in the related Prospectus Supplement. Any such termination of a Revolving Period would result in earlier than expected principal repayment of the Securities.

PREMIUM PROCEEDS

       If so specified in the related Prospectus Supplement, on the Closing Date, the aggregate outstanding principal amount of the securities may exceed the Initial Pool Balance. In order to reduce this securities premium, the trust will pay additional principal on each Payment Date to the securityholders to the extent of the remaining funds, if any, available for distribution after all other payments due on that Payment Date have been paid and until the outstanding principal amount of the securities is less than or equal to the Pool Balance on the last day of the related Collection Period.

BOOK-ENTRY REGISTRATION

       Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"). Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Clearstream Banking societe anonyme ("Clearstream Banking Luxembourg") or the Euroclear System ("Euroclear") (in Europe or Asia) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

       No Securityholder will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

       Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

       Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

       Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg Participant on such business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of Securities by or through a Clearstream Banking Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

       DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

       Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

       To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede & Co., a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Securityholders will not have access to the list of Securityholders of such Series, which may impede the ability of Securityholders to communicate with each other.

       Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the

Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

       DTC's practice is to credit DTC Participants' accounts on each Payment Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Payment Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed thereby), the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Securityholders may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

       Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

       DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

       Neither DTC nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

       Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations ("Clearstream Banking Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Banking Luxembourg Participants through electronic book entry changes in accounts of Clearstream Banking Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of 28 currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Luxembourg Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Luxembourg Participant, either directly or indirectly.

       Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

       Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

       Payments with respect to Securities held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Banking Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

       Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

       Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the applicable Trustee in writing), (ii) the Seller or the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders



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

representing at least 51% of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series, acting together as a single class (but excluding any Notes or Certificates held by TMCC, TAFR LLC, or any affiliate thereof), advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

       Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.

       Payments of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide such notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which such final payment is expected to occur.

       Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

       Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

       Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

       The Pooling and Servicing Agreement, Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

REPORTS TO SECURITYHOLDERS

       With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities that includes Certificates, on or prior to each Payment Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series and as to the Certificates of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

              (i) the amount of the payment allocable to the principal amount of each class of such Notes and to the Certificate Balance of each class of such Certificates;

              (ii) the amount of the payment allocable to interest on or with respect to each class of Securities of such series;

              (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

              (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

              (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

              (vi) the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Payment Date for any class of Notes or Certificates of such series with variable or adjustable rates;

              (vii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

              (viii) the aggregate amount of monthly payments (or portions thereof) determined by the Servicer to be due in one or more future Collections Periods ("Payments Ahead") on deposit in the related Payahead Account or held by the Servicer with respect to the related Receivables and the change in such amount from the immediately preceding Payment Date;

              (ix) the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on such Payment Date;

              (x) for each payment date during any Revolving Period and for the first payment date that immediately follows the last day of any Revolving Period, the amount of principal collections used to purchase additional receivables during the preceding Collection Period; and

              (xi) the balance of any related Reserve Fund, Yield Maintenance Account, swap or other interest rate protection agreements or other credit or liquidity enhancement (including a Revolving Liquidity Note, surety bond or cash collateral account), on such date, after giving effect to changes thereto on such date and the amount of such changes.

       Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".



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

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

       The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued thereby and each Administration Agreement pursuant to which TMCC will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the related Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. If a Trust includes a Revolving Period, the related Prospectus Supplement and Transfer and Servicing Agreements will describe the allocations and application to be made in respect of principal during and after such Revolving Period.

SALE AND ASSIGNMENT OF RECEIVABLES

       On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), TMCC will sell and assign to the Seller, without recourse, pursuant to a Receivables Purchase Agreement (the "Receivables Purchase Agreement"), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or such Pooling and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, on behalf of the Trust, execute and deliver the related Notes and/or Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from TMCC and, to the extent specified in the related Prospectus Supplement, to make any required initial deposit into the Reserve Fund or Yield Maintenance Account. If a Trust includes a Revolving Period, provision for acquisition of additional Receivables by the Trustee on behalf of the Trust will be made in the applicable Receivables Purchase Agreement and Sale and Servicing Agreement.

       TMCC, pursuant to a Receivables Purchase Agreement, and the Seller, pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, will represent and warrant, with respect to whether, among other things: (i) the information provided in the related Schedule of Receivables is true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures adverse to the Certificateholders shall have been utilized in selecting the Receivables; (ii) the terms of each Receivable require the related Obligor to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanics' liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law) that are prior to, or of the same priority with, the security interests in the Financed Vehicles granted by the related Receivables, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date, each of such Receivables is secured by a first perfected security interest in favor of TMCC in the Financed Vehicle or all necessary and appropriate actions have been taken to perfect a first priority security interest; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws;



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

and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement are true and correct in all material respects.

       Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller so elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured in all material respects, will repurchase such Receivable (a "Warranty Receivable") from such Trust and, pursuant to the Receivables Purchase Agreement, TMCC will purchase such Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for such Receivable. The "Warranty Purchase Payment"
(1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (and any applicable Yield Maintenance Amounts),
(ii) all past due Scheduled Payments for which an Advance has not been made,
(iii) all outstanding Advances made by the Servicer in respect of such Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Precomputed Receivable from collections made on or in respect of other Receivables, minus
(b) the sum of (i) the Rebate, if any, paid to the Obligor on a Precomputed Receivable on or before the date of such purchase and (ii) any other proceeds previously received (e.g., insurance or other proceeds in respect of the liquidation of such Precomputed Receivable) to the extent applied to reduce the Principal Balance of such Precomputed Receivable and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such repurchase. This repurchase obligation will constitute the sole remedy available to the Securityholders, the Trustee or the Trust for any such uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement.

       Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of automobile and/or light duty truck installment sales contracts, as well as to reduce administrative costs, the Seller and each Trust will designate the Servicer as custodian to maintain possession (directly, or through an agent), on behalf of such Trust, of the related installment sale contracts and any other documents relating to the Receivables. The Receivables will not be physically segregated from other automobile and/or light duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the related Trust. However, UCC financing statements reflecting the sale and assignment of the Receivables by TMCC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of TMCC and the Seller will reflect such sale and assignment. Because the Receivables will remain in the possession of the Servicer or its agent and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables--Security Interests". In addition, under certain circumstances the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.

ACCOUNTS

       With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables, and all amounts released from any Yield Maintenance Account, Reserve Fund or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain a Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

       If so provided in the related Prospectus Supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead Account"), in the name of the related Trustee or, if such Trust issues Notes, the Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the related payment becomes due. Until such time as payments ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for payment to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

       Any other accounts to be established with respect to a Trust, including any Yield Maintenance Account or any Reserve Fund will be described in the related Prospectus Supplement.

       For any series of Securities, funds in the related Collection Account not allocated for the purchase of additional Receivables during any Revolving Period, any Yield Maintenance Account, the Reserve Fund and such other accounts as may be identified in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" will be specified in the related Transfer and Servicing Agreements and are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date for such series. However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next payment with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required to be withdrawn from any Reserve Fund or drawn down on a Revolving Liquidity Note (at which time the Reserve Fund may be unfunded) to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be released to the Servicer on each Payment Date and shall be the property thereof.

       The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee (if it is the Paying Agent under the Trust Agreement), as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

       The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer will be authorized to grant certain Rebates, adjustments or extensions with respect to the Receivables without the prior written consent of the Trustee. However, if any such modification alters the APR or the Amount Financed or the total number of Scheduled Payments of a Receivable or extends the maturity of a Receivable beyond the final scheduled maturity date set forth in the applicable Prospectus Supplement (the "Final Maturity Scheduled Date"), the Servicer will be obligated either to purchase such Receivable as described in the next paragraph or make Advances on each subsequent Payment Date in amounts equal to the amount of any reduction to the related Scheduled Payments to be paid by the related Obligors during the subsequent Collection Periods.

       In the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will covenant that except as otherwise contemplated therein, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable, (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date unless it is making Advances corresponding to reductions to Scheduled Payments as described above. As of the last day of the second (or, if the Servicer so elects, the first) Collection Period following the Collection Period in which the Seller, the Servicer or the Trustee discovers or receives notice of a breach of any such covenant that materially and adversely affects the interests of the Certificateholders in a Receivable, the Servicer, unless the breach is cured in all material respects, will purchase the Receivable (an "Administrative Receivable") from the Trustee at a price equal to the Administrative Purchase Payment for such Receivable. The "Administrative Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments (plus any applicable Yield Maintenance Amount), (ii) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Precomputed Receivable from collections on or in respect of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) all Payments Ahead with respect to such Receivable then on deposit in the Payahead Account and the Rebate, if any, paid to the Obligor on a Precomputed Receivable on or before the date of such purchase and (2) for a Simple Interest Receivable, will be equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such purchase. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the Sale and Servicing Agreement or the Pooling Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of such Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders, the Trust or the Trustee for any such uncured breach by the Servicer.

       If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

INSURANCE ON FINANCED VEHICLES

       Each Receivable requires the related Obligor to maintain physical damage insurance covering loss or damage to the Financed Vehicle in an amount not less than the actual cash value thereof pursuant to which TMCC is named as a loss payee. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary. The terms of each Receivable allow, but do not require, TMCC to (and TMCC, in accordance with its current normal servicing procedures, does not) obtain any such coverage on behalf of the Obligor. TMCC currently does not monitor ongoing insurance compliance in connection with its customary servicing procedures. In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be paid to Certificateholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Fund or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.

COLLECTIONS

       With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account.

       The Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the Business Day immediately preceding the related Payment Date unless and until (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short-term unsecured debt of TMCC ceases to be rated at least P-1 by Moody's and A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and alternative arrangements acceptable to the Rating Agencies are not made. Thereafter, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. However, pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the Trustee to invest amounts held in the Collection Account or the Payahead Account from the time deposited until the related Payment Date in Eligible Investments. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Payment Date. If the Servicer were unable to remit such funds, Securityholders might incur a loss.

       "Eligible Investments" will be specified in the Transfer and Servicing Agreements and will be limited to investments that meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Securities.

       To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

       Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if the Servicer has not satisfied the conditions in clauses (i) through (iii) in the third preceding paragraph, deposited in the Payahead Account), as a Payment Ahead.

ADVANCES

       Unless otherwise provided in the related Prospectus Supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Precomputed Receivable, shall be applied by the Servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the Servicer will make an advance to the Trust in an amount equal to the amount of such shortfall (each, a "Precomputed Advance"). The Servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that such Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed

Receivable. All Precomputed Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Receivables.

       In addition, if the Scheduled Payment on a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust an amount with respect to such Simple Interest Receivable equal to the product of the Principal Balance of such Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period (each, a "Simple Interest Advance", and together with the Precomputed Advances, the "Advances"). If such a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will not be obligated to make a Simple Interest Advance (other than in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) to the extent that it determines, in its sole discretion, that such Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable. All Simple Interest Advances shall be reimbursable to the Servicer, without interest, when a payment relating to a Receivable with respect to which a Simple Interest Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Simple Interest Advances from collections on or in respect of other Receivables.

       The Servicer will also be required to make Advances with respect to each Receivable that it does not purchase as described above under "--Servicing Procedures" as to which it has made any modification that reduces the amount of Scheduled Payments to be paid by the related Obligor during subsequent Collection Periods.

        The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Payment Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the servicing fees for each Collection Period in an amount equal to 1% per annum (the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Basic Servicing Fee"). The Total Servicing Fee (together with any portion of all servicing fees that remains unpaid from prior Payment Dates) will be paid as provided in the related Prospectus Supplement.

       Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also be entitled to collect and retain any late fees, prepayment charges, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables as additional servicing compensation (the "Supplemental Servicing Fee," and together with the Basic Servicing Fee, the "Total Servicing Fee") and will be entitled to reimbursement from the Trust for certain liabilities. The Servicer may also be entitled to receive any interest earned during a Collection Period from the investment of



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

monies in the Trust Accounts. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

       The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, providing payment information, paying costs of collections and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to payments and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Total Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

       The "Pool Balance" will equal the aggregate Principal Balance of the Receivables. The "Principal Balance" of a Receivable as of any date will equal the Amount Financed (as defined in the related Transfer and Servicing Agreement) minus the sum of (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above) and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clauses (i), (ii) and (iii) above).

       If so specified in the related Prospectus Supplement, the initial aggregate Principal Balance of the Receivables to be sold to the Trust on the Closing Date will be discounted to reflect the present value of all scheduled payments due on the Receivables that have not been applied on or prior to the Cutoff Date.

PAYMENTS

       With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, payments of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

       With respect to each Trust, on each Payment Date collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Fund, will be available to cover any shortfalls in the amount available for payment to the Securityholders on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, (i) payments in respect of principal of a class of Securities of a given series will be subordinate to payments in respect of interest on such class; (ii) payments in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series; and (iii) payments in respect of one or more classes of Notes of such series may be subordinated to payments in respect of other classes of Notes of such series.



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

CREDIT AND CASH FLOW ENHANCEMENT

       The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, over-collateralization, letters of credit, credit or liquidity facilities (including the issuance by a Trust of a Revolving Liquidity Note), surety bonds, cash collateral accounts, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield maintenance agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

       The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

       Reserve Fund. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Fund"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Fund will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the related Prospectus Supplement (the "Reserve Fund Initial Deposit"). To the extent provided in the related Prospectus Supplement, the amount on deposit in the Reserve Fund will be increased on each Payment Date thereafter up to the Specified Reserve Fund Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Payment Date after the payment of all other required payments on such date. The related Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Fund, either to holders of the Securities covered thereby or to the Seller or a third party.

       Revolving Liquidity Note. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, and a Revolving Liquidity Note Agreement (the "Revolving Liquidity Note Agreement"), the Trust will issue a Revolving Liquidity Note (the "Revolving Liquidity Note") to Toyota Motor Credit Corporation, or a creditworthy third party. The related Prospectus Supplement will describe the circumstances and manner under which amounts may be drawn down under the Revolving Liquidity Note to make payments either to holders of the Securities covered thereby or to the Seller or a third party.

YIELD MAINTENANCE ACCOUNT; YIELD MAINTENANCE AGREEMENT

       Yield Maintenance Account. A "Yield Maintenance Account" may be established with respect to any class or series of Securities. The terms relating to any such account will be set forth in the related Prospectus



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Supplement. Each Yield Maintenance Account will be designed to hold funds to be applied by the related Trustee or, if such Trust issues Notes, the Indenture Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the related Prospectus Supplement plus the Servicing Fee Rate specified in the related Prospectus Supplement (the "Required Rate"). Unless otherwise specified in the related Prospectus Supplement, each Yield Maintenance Account will be maintained with the same entity with which the related Collection Account is maintained and will be created with an initial deposit in an amount and by the Seller or other person specified in the related Prospectus Supplement.

       On each Payment Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount specified in the related Prospectus Supplement (the "Yield Maintenance Deposit" ) in respect of the Receivables having APRs less than the Required Rate for such Payment Date. Unless otherwise specified in the related Prospectus Supplement, amounts on deposit on any Payment Date in the Yield Maintenance Account in excess of the "Required Yield Maintenance Amount" specified in the related Prospectus Supplement, after giving effect to all payments to be made on such Payment Date, will be released to the Seller. Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement. Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Trust also will be released to the Seller.

       Yield Maintenance Agreement. If a Yield Maintenance Account is established with respect to any class or series of Securities which allows or requires any party to make deposits therein after the Closing Date, TMCC, the Seller, any third party responsible for such deposits and the related Trustee or Indenture Trustee, as the case may be, will enter into a "Yield Maintenance Agreement" pursuant to which, on each Payment Date, such party will deposit into the Yield Maintenance Account the difference between the amount held on deposit in the Yield Maintenance Account as of such Payment Date and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Payment Date.

SURETY BOND

       The Prospectus Supplement may provide that the Trust enter into agreements (i.e. obtain a "Surety Bond" agreement) with an insurer pursuant to which the insurer guarantees payments of principal and/or interest on the Securities. If on any date specified in the prospectus supplement the amount on deposit in the Collection Account, after giving effect to all amounts deposited to or payable from a Payahead Account, any prefunding or yield maintenance account or a capitalized interest agreement with respect to the related Payment Date, is less than the sum of the Servicing Fee, and amounts due to Securityholders on the related Payment Date, the Trustee by delivering a notice to the insurer shall demand payment under any such Surety Bond in an amount equal to the deficiency. The applicable Prospectus Supplement will describe the circumstances and manner under which payments may be made under any such Surety Bond, either to Securityholders, or the Trustee or the Indenture Trustee.


CASH COLLATERAL ACCOUNT

         The Prospectus Supplement may provide that upon the occurrence of an event of default by the Servicer, a segregated cash collateral account may be established as security for the Servicer's obligations under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as the case may be.

NET DEPOSITS

         As an administrative convenience, unless the Servicer is required to remit collections daily (as described in "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate



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Advances and Administrative Purchase Amounts for any Trust for or with respect to the related Collection Period on a monthly basis and net of payments to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the same Payment Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Payment Date.

STATEMENTS TO TRUSTEES AND TRUST

       On a Business Day in each month that precedes each Payment Date (each a "Determination Date" to be specified in the related Prospectus Supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

       Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which may be a longer or shorter period) with certain standards relating to the servicing of the applicable Receivables.

       Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

       Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

       Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that TMCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed TMCC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

       Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in



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

judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

       Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

       Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after receipt by the Servicer of written notice of such failure given (A) to the Servicer (or the Seller, so long as TMCC is the Servicer) by the applicable Trustee or Indenture Trustee or (B) to the Seller or the Servicer, as the case may be, and to the applicable Trustee and Indenture Trustee, by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such outstanding Notes or Certificates (in each case, excluding Securities held by TMCC, TAFR LLC, or any affiliate thereof); (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the applicable Trustee or Indenture Trustee or (B) to the Servicer or the Seller, as the case may be, and to the applicable Trustee and Indenture Trustee, by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such outstanding Notes or Certificates (in each case, excluding Securities held by TMCC, TAFR LLC, or any affiliate thereof); and
(iii) the occurrence of an Insolvency Event with respect to the Servicer. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days shall not constitute a Servicer Default if such failure or delay is caused by an event of force majeure. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer shall provide to the Trustee, the Indenture Trustee, the Seller and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

       "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

       In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 51% of principal amount of such Notes then outstanding (excluding any Notes held by TMCC, TAFR LLC, or any affiliate



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thereof), acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding (excluding any Certificates held by TMCC, TAFR LLC, or any affiliate thereof), acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.

WAIVER OF PAST DEFAULTS

       With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, (i) the holders of Notes evidencing not less than 51% of the principal amount of the then outstanding Notes of the related series, acting together as a single class (excluding any Notes held by TMCC, TAFR LLC, or any affiliate thereof) or (ii) in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series evidencing not less than 51% of the outstanding Certificate Balance (excluding any Certificates held by TMCC, TAFR LLC, or any affiliate thereof); acting together as a single class, may, on behalf of all such Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than 51% of the principal amount of such Certificates then outstanding (excluding any Certificates held by TMCC, TAFR LLC, or any affiliate thereof), acting together as a single class, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement or in respect of a covenant or provision of the related Sale and Servicing Agreement or Pooling and Servicing Agreement that cannot be modified or amended without the consent of the Holder of each Certificate. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

       Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders to cure any ambiguity, to correct or supplement any provisions in the Transfer and Servicing



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

Agreements or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder.

       Each Transfer and Servicing Agreement may also be amended by the parties thereto without the consent of any Noteholder or Certificateholder for the purpose of changing the formula for determining the Specified Reserve Fund Balance, the manner in which a Reserve Fund is funded, changing the remittance schedule for deposit of collections in accounts or changing the definition of Eligible Investments if (a) the relevant trustee has been provided a letter from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. to the effect that such amendment will not result in the qualification, reduction or withdrawal of any rating it currently assigns to any class of Notes or Certificates, and the relevant trustee has provided Moody's with 10 days prior written notice of the amendment and Moody's shall not have notified the relevant trustee that the amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of Notes or Certificates, or (b) the relevant trustee has received the consent of the holders of at least 51% of the outstanding principal amount of each class of Notes and Certificates (or the relevant class or classes of Notes or Certificates) of such series, voting together as a single class; provided that no such amendment shall increase or reduce in any manner or accelerate or delay the timing of collections on the related contracts or payments required to be made to the holders of any Notes or Certificates of such series without the consent of the holders of all of the affected Notes or Certificates.

       Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of (i) the holders of Notes evidencing not less than 51% of the principal amount of then outstanding Notes, if any, of the related series, acting together as a single class (excluding Notes held by TMCC, TAFR LLC, or any affiliate thereof), or (ii) in the case of any amendment which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series evidencing not less than 51% of the outstanding Certificate Balance (excluding Certificates held by TMCC, TAFR LLC, or any affiliate thereof), acting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates of each class affected thereby.

NON-PETITION

       Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent. In addition, the Seller will covenant that it will not commence bankruptcy proceedings against the Trust.

PAYMENT OF NOTES

       Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.



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

SELLER LIABILITY

       Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

       With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust,
(ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of any event described below.

       Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance, the corpus of the Trust at a price equal to the aggregate Warranty Purchase Payments or Administrative Purchase Payments, as the case may be, for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Payment Date on which such purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses), but in any case an amount at least equal to the unpaid principal amount of the outstanding Notes and Certificates plus accrued and unpaid interest thereon and, if so specified in the related prospectus supplement, any amounts payable to the swap counterparty. The related Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.

       As described below in this Prospectus Supplement, if a Swap Termination or default under the Revolving Liquidity Note occurs, the principal of each class of Notes and Certificates may become immediately payable and the Trust will terminate. In such event, the Trustee will be obligated to liquidate the assets of the Trust and the proceeds therefrom (and amounts held in related accounts) will be applied to pay the Notes and Certificates of the related series in full, to the extent of amounts available therefor. Similarly, if so specified in the related Prospectus Supplement, if a Swap Termination or an Event of Default occurs during a Revolving Period, such Swap Termination or Event of Default may cause the early termination of the Revolving Period and the commencement of payments of principal on the Notes.

       Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Reserve Fund, if any, Yield Maintenance Account, if any, Payahead Account, if any, and Collection Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

       As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.



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ADMINISTRATION AGREEMENT

       TMCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. If so specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer. The Administrator, pursuant to an Administration Agreement, will deliver appropriate draw requests under a Revolving Liquidity Note Agreement for execution and delivery by the Indenture Trustee 24 or more hours before the Servicer is required to put cash in the Collection Account.

                                TMCC DEMAND NOTES

       The following summary describes certain terms of demand notes that may be issued from time to time by TMCC (the "TMCC Demand Notes"). TMCC Demand Notes will be issued under a Demand Notes Indenture (the "Demand Notes Indenture"), between TMCC and the trustee thereunder (in such capacity, the "Demand Notes Indenture Trustee"). The characteristics of any particular series of TMCC Demand Notes and the provisions of any particular Demand Notes Indenture may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Demand Notes Indenture that is entered into by the related trust.

GENERAL

       Collections in respect of the receivables will be applied to make payments of interest and principal of each class of Securities. If so specified in the related Prospectus Supplement, payments of interest and/or principal of one or more classes of Securities may be made on a quarterly, semi-annual or annual basis, and not simply as a pass-through of collections received during a particular month. In order to make distributions of principal and/or interest on a basis other than monthly, the Trustee will be required to invest amounts otherwise payable as principal or interest of the specified classes of Securities in highly rated investments maturing on or just prior to specified Payment Dates and bearing interest at rates specified in the related Prospectus Supplement as directed by the Servicer. The Trustee may invest some or all such funds in TMCC Demand Notes, due to the administrative difficulties associated with regularly obtaining highly rated investments in variable amounts with the necessary maturities and demand features that earn a sufficient amount of interest. The Trustee may invest TMCC Demand Notes even if payments to holders of such securities are to be paid monthly.

       The principal amount of the TMCC Demand Notes outstanding purchased with collections will change from time to time, depending on the amount of collections invested. The aggregate principal amount of TMCC Demand Notes that may be issued under any Demand Notes Indenture will be set forth in the related Prospectus Supplement. Interest on the TMCC Demand Notes will be paid at rates and on terms set forth in the related Prospectus Supplement. Different forms of TMCC Demand Notes may be used to represent investments of Collections relating to interest and investments of Collections relating to principal. Interest Collections related demand notes will generally mature on the dates on which interest is to be paid to Securityholders. Principal Collections related demand notes will generally mature on the dates on which principal is to be paid to Securityholders. In addition, the Trustee will generally have the right to demand payment of the TMCC Demand Notes in connection with the reduction of TMCC's rating to a level below that specified in the related Prospectus Supplement or upon the occurrence of other events specified in the related Prospectus Supplement. See "Risk Factors--The swap and the demand notes may affect the ratings of the



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securities." The payment terms relating to the TMCC Demand Notes will be set forth in detail in the related Prospectus Supplement.

       TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding. TMCC Demand Notes will be obligations solely of TMCC and will not be obligations of, or guaranteed by, TMS or any affiliate of TMCC or TMS, directly or indirectly. TMCC Demand Notes will not be subject to redemption by TMCC and will not have the benefit of any sinking fund.

       Any TMCC Demand Notes will be issued only in fully registered form without interest coupons, and payment of principal of and interest on TMCC Demand Notes will be made by the Demand Notes Indenture Trustee as paying agent by wire transfer to an account maintained by the Trustee, as the holder of the TMCC Demand Notes.

       No Securityholder will have a direct interest in any TMCC Demand Notes or have any direct rights under the TMCC Demand Notes or the Demand Notes Indenture. The Trustee, on behalf of the Trust, will be the only holder of the TMCC Demand Notes, which it will hold for the benefit of the Securityholders. In the event any vote or other action, including action upon the occurrence of an Event of Default under the Demand Notes Indenture, is required or permitted by the holders of the TMCC Demand Notes under the Demand Notes Indenture, the Trustee as such holder will be permitted to vote or take such other action as it shall deem fit. However, the Trustee, on behalf of the Trust, shall be permitted to seek the direction of the Securityholders before taking any such action, all as further described in the related Prospectus Supplement. References under this caption to "holders of the TMCC Demand Notes" and phrases of similar import shall be to the Trustee as the holder of the TMCC Demand Notes.

REMOVAL OF DEMAND NOTES INDENTURE TRUSTEE; SUCCESSOR DEMAND NOTES INDENTURE TRUSTEE

       The Demand Notes Indenture Trustee may resign by providing written notice to TMCC and the Trust, as holder of the TMCC Demand Notes. The Trust, as holder of the TMCC Demand Notes, may remove the Demand Notes Indenture Trustee by written notice thereto and to TMCC, and may appoint a successor Demand Notes Indenture Trustee. TMCC may remove the Demand Notes Indenture Trustee in the event that: (a) the Demand Notes Indenture Trustee fails to continue to satisfy the criteria for eligibility to act as Demand Notes Indenture Trustee; (b) the Demand Notes Indenture Trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Demand Notes Indenture Trustee or its property; or (d) the Demand Notes Indenture Trustee otherwise becomes incapable of acting in such capacity.

       If the Demand Notes Indenture Trustee resigns, is removed or is unable to act as Demand Notes Indenture Trustee for any reason, TMCC shall promptly appoint a successor Demand Notes Indenture Trustee, unless the Trust shall already have done so. Within one year after a successor Demand Notes Indenture Trustee takes office, the Trust may appoint a successor Demand Notes Indenture Trustee to replace any successor Demand Notes Indenture Trustee appointed by TMCC. Any resignation or removal of the Demand Notes Indenture Trustee and appointment of a successor Demand Notes Indenture Trustee shall become effective only upon such successor's acceptance of such appointment and the payment of outstanding fees and expenses due to the prior Demand Notes Indenture Trustee as set forth in the Demand Notes Indenture.

SUCCESSOR CORPORATION

       The Demand Notes Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by execution and delivery to the Demand Notes Indenture Trustee of a supplemental Demand Notes Indenture in form satisfactory thereto, all of the obligations of TMCC under the TMCC Demand Notes and the Demand Notes Indenture; and (ii) TMCC or such successor corporation, as the case may be, shall not, immediately after



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

such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation. Subject to certain limitations in the Demand Notes Indenture, the Demand Notes Indenture Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Demand Notes Indenture.

SUPPLEMENTAL DEMAND NOTES INDENTURES

       Supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee without the consent of the holder of the TMCC Demand Notes (a) to cure any ambiguity, to correct or supplement any provisions thereof that may be inconsistent with any other provision thereof or to add any other provision with respect to matters or questions arising under the Demand Notes Indenture which are not inconsistent with the provisions thereof, provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any holder of TMCC Demand Notes or any Securityholder and the Demand Notes Indenture Trustee shall be furnished an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Securityholder, and (b) for purposes of appointing a successor trustee hereunder or in connection with any merger or consolidation of TMCC or the transfer or lease of the assets of TMCC in their entirety, in each case in accordance with the provisions of the Demand Notes Indenture. In addition, supplemental Demand Notes Indentures may be entered into by TMCC and the Demand Notes Indenture Trustee with the consent of the holder of the TMCC Demand Notes (which consent will not be given except at the written direction of Holders of at least 25% in aggregate principal amount of the Notes issued by a Trust, or, with respect to a Trust that has not issued Notes, at least 25% in aggregate principal amount of the outstanding Certificates (in each case excluding any Securities held by TMCC, TAFR LLC, or any affiliate thereof) acting as a single class for the purpose of adding any provisions to or changing in any manner or eliminating any other provisions of the Demand Notes Indenture or of modifying in any manner the rights with respect to the TMCC Demand Notes, provided that no supplemental Demand Notes Indenture may, among other things, reduce the principal amount of or interest on any TMCC Demand Notes, change the maturity date for the payment of the principal, the date on which interest will be payable or other terms of payment or reduce the percentage of holders of TMCC Demand Notes necessary to modify or alter the Demand Notes Indenture, without the consent of each Holder of Securities affected thereby.

EVENTS OF DEFAULT UNDER THE DEMAND NOTES INDENTURE

       The Demand Notes Indenture defines an Event of Default with respect to the TMCC Demand Notes as being any one of the following events: (i) default in payment of principal on the TMCC Demand Notes and continuance of such default for a period of 10 days; (ii) default in payment of any interest on the TMCC Demand Notes and continuance of such default for a period of 30 days; (iii) default in the performance, or breach, of any other covenant or warranty of TMCC in the Demand Notes Indenture continued for 60 days after appropriate notice; and (iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Demand Notes Indenture Trustee or the holders of at least 25% in aggregate principal amount of TMCC Demand Notes may declare the TMCC Demand Notes to be due and payable. Any past default with respect to the TMCC Demand Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding TMCC Demand Notes, except in a case of failure to pay principal of or interest on the TMCC Demand Notes for which payment has not been subsequently made or a default in respect of a covenant or provision of the Demand Notes Indenture which cannot be modified or amended without the consent of the holder of each outstanding TMCC Demand Note. TMCC will be required to file with the Demand Notes Indenture Trustee annually an officer's certificate as to the absence of certain defaults. The Demand Notes Indenture Trustee may withhold notice to holders of the TMCC Demand Notes of any default with respect to such series (except in payment of principal or interest) if it in good faith determines that it is in the interest of such holders to do so.



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       Subject to the provisions of the Demand Notes Indenture relating to the duties of the Demand Notes Indenture Trustee in case an Event of Default shall occur and be continuing, the Demand Notes Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Demand Notes Indenture at the request or direction of any of the holders of TMCC Demand Notes, unless such holders have offered to the Demand Notes Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Demand Notes Indenture for the indemnification of the Demand Notes Indenture Trustee and to certain other limitations, the holders of a majority in principal amount of the outstanding TMCC Demand Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Demand Notes Indenture Trustee, or exercising any trust or power conferred on the Demand Notes Indenture Trustee with respect to the TMCC Demand Notes.

ABSENCE OF COVENANTS

       The provisions of the Demand Notes Indenture do not contain any covenants that limit the ability of TMCC to subject its properties to liens, to enter into any type of transaction or business or to secure any of its other indebtedness without providing security for the TMCC Demand Notes. The provisions of the Demand Notes Indenture do not afford the holders of the TMCC Demand Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, change in control, merger or similar transaction or other event.

DEFEASANCE AND DISCHARGE OF DEMAND NOTES INDENTURE

       TMCC may satisfy and discharge its obligations under the Demand Notes Indenture by delivering to the Demand Notes Indenture Trustee for cancellation all outstanding TMCC Demand Notes, or depositing with the Demand Notes Indenture Trustee money sufficient to pay the principal of and interest on the outstanding TMCC Demand Notes on the date on which any such payments are due and payable in accordance with the terms of the Demand Notes Indenture and the TMCC Demand Notes, and in each case by satisfying certain additional conditions in the Demand Notes Indenture. However, in the case of any such deposit, certain of TMCC's obligations under the Demand Notes Indenture (including the obligation to pay the principal and interest on the outstanding TMCC Demand Notes) will continue until all of the TMCC Demand Notes are paid in full.

REGARDING THE DEMAND NOTES INDENTURE TRUSTEE

       The Demand Notes Indenture Trustee may be the applicable Trustee and/or Indenture Trustee. The Demand Notes Indenture contains certain limitations on the right of the Demand Notes Indenture Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Demand Notes Indenture Trustee is permitted to engage in other transactions with TMCC; provided, however, that if the Demand Notes Indenture Trustee acquires any conflicting interest it must eliminate such conflict or resign.

       The Demand Notes Indenture provides that, in case an Event of Default has occurred and is continuing, the Demand Notes Indenture Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

GOVERNING LAW

       The Demand Notes Indenture and the TMCC Demand Notes will be governed by and construed in accordance with the laws of the State of California.



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                               THE SWAP AGREEMENT

       The following summary describes certain terms of a swap agreement that a Trust may enter into in order to reduce its exposure to currency and/or interest rate risks. The characteristics of any particular swap agreement may differ from those described in this section and will be more fully described in the related Prospectus Supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related trust.

PAYMENTS UNDER THE SWAP AGREEMENT

       As specified in the related Prospectus Supplement, on the Closing Date a Trust may enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with TMCC or an unaffiliated third party (the "Swap Counterparty"), as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

       Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Payment Date under the Swap Agreement and the Swap Counterparty will generally pay to the Trust amounts equal to the interest or principal payable on the relevant Securities. If the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.

       Unless the Swap Agreement is terminated early as described under "--Early Termination of Swap Agreement," the Swap Agreement will terminate on the earlier of (i) the scheduled maturity date of the Securities and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.

CONDITIONS PRECEDENT

       The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Event of Default (as defined below under "--Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "--Early Termination of Swap Agreement") shall have occurred or been effectively designated.

DEFAULTS UNDER SWAP AGREEMENT

       Events of default under the Swap Agreement (each, a "Swap Event of Default") generally will be limited to: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty and
(iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement," "Misrepresentation" (generally not applicable to the Trust) and "Merger without Assumption", as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

TERMINATION EVENTS

       "Termination Events" under the Swap Agreement (each a "Swap Termination Event") consist of the following: (i) the Trust or Swap Counterparty becomes subject to registration as an "investment company" under the Investment Company Act of 1940; (ii) any Event of Default under the Indenture that results in the acceleration of the Notes; (iii) the Trust and a transferee shall have entered into a replacement agreement in



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accordance with the terms of the Swap Agreement; and (iv) certain standard termination events under the 1992 Master Agreement including "Illegality" (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Swap Agreement), "Tax Event" (which generally relates to either party to the Swap Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and "Tax Event Upon Merger" (which generally relates to a party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 Master Agreement; provided, however, that the occurrence of a "Tax Event" or "Tax Event Upon Merger" generally will only constitute a Swap Termination Event if the requisite percentage of Securityholders specified in the related Prospectus Supplement directs the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust. Additional or different Swap Termination Events may be specified in the Prospectus Supplement.

EARLY TERMINATION OF SWAP AGREEMENT

       Upon the occurrence of any Swap Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Swap Event of Default. A Swap Agreement will terminate on an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Termination Event) and will occur only upon notice and, in certain cases, after the party causing the Termination Event has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Termination".

       Upon any Swap Termination, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Payment Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest or currency exchange rates have changed significantly, be substantial.

       The Prospectus Supplement will specify whether the defaulting party will or will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Swap Event of Default or Swap Termination Event.

       Under certain circumstances, if a Swap Termination occurs, the principal of each class of Securities may become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust. In any such event, the ability of the Trust to pay interest and/or principal on each class of Securities will depend on (a) the price at which the assets of the Trust are liquidated, (b) the amount of the swap termination payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement and (c) the amount of the swap termination payment, if any, which may be due to the Trust from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of the Securities and for the Trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in the related Prospectus Supplement and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the relevant



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Securities. If a Swap Termination occurs and the Trust does not terminate, the
Trust will not be protected from the interest rate and currency fluctuations hedged by the Swap Agreement, and payments to Noteholders and Certificateholders may be adversely affected.

       Generally, the applicable Pooling and Servicing Agreement or Sale and Servicing Agreement will provide that upon the occurrence of (i) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) a Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Securityholders specified in such agreement, by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement. If a Swap Termination Event occurs because the Trust or the Seller becomes subject to registration as an "investment company" under the Investment Company Act of 1940, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.

TAXATION

       Neither the Trust nor the Swap Counterparty will be obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.

       In the event that any withholding or similar tax is imposed on payments by the Trust to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust under the Swap Agreement will remain the same. In either such event, payments on the Securities may be subject to reduction in proportion to the amount so deducted or withheld. In either such event, a specified percentage of the Securityholders may direct the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust, as described above under "--Termination Events".

ASSIGNMENT

       Except as provided below, neither the Trust nor the Swap Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. The Swap Counterparty generally may not transfer the Swap Agreement to another party unless (i) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Swap Agreement, (ii) a Swap Termination Event or Swap Event of Default does not occur under the Swap Agreement as a result of such transfer and (iii) the then-current ratings of the Securities are not adversely affected as a result of such transfer. In addition, in the event the debt rating of the Swap Counterparty is reduced to a level below that specified in the related Prospectus Supplement, the Swap Counterparty may have the right to (a) assign the Swap Agreement to another party (or otherwise obtain a replacement swap agreement on substantially the same terms as the Swap Agreement) and thereby be released from its obligations under the Swap Agreement; provided that (i) the new swap counterparty, by a written instrument, accepts the obligations of the Swap Counterparty under the Swap Agreement to the reasonable satisfaction of the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as at the date of such transfer the new swap counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Swap Termination Event or Swap Event of Default does not occur under the Swap Agreement as a result of such transfer and (iv) the ratings assigned to the Securities after such assignment and release will be at least equal to the ratings assigned by any applicable Rating Agency to the Securities at the time of such reduction of the rating of the Swap Counterparty's long-term debt, or
(b) collateralize its payment



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obligations thereunder, provided that the conditions described in the preceding clauses (a)(iii) and (a)(iv) are satisfied with respect to such collateralization. The cost of any such transfer or replacement will be borne by the Swap Counterparty or the new swap counterparty and not by the Trust; provided, however that the Swap Counterparty shall not be required to make any payment to the new swap counterparty to obtain an assignment or replacement swap. The Swap Counterparty shall have no obligation to assign the Swap Agreement, obtain a replacement swap agreement or collateralize its payment obligations thereunder in the event of a ratings downgrade or for any other reason, and neither the Trust nor the Securityholders will have any remedy against the Swap Counterparty if the Swap Counterparty fails to make such an assignment, obtain a replacement swap agreement or collateralize its payment obligations thereunder. In the event that the Swap Counterparty does not elect to assign the Swap Agreement, obtain a replacement swap agreement or collateralize its payment obligations thereunder the Swap Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable Rating Agency, in each case such that the ratings of the Securities by the applicable Rating Agency will not be withdrawn or reduced.

MODIFICATION AND AMENDMENT OF SWAP AGREEMENT

       The applicable Indenture, Pooling and Servicing Agreement or Sale and Servicing Agreement will contain provisions permitting the Trustee to enter into any amendment of the Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Agreement or (iii) to add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the case of clause
(iii) that such amendment will not adversely affect in any material respect the interest of any specified Securityholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholder if Standard & Poor's, a division of The McGraw-Hill Companies, Inc. delivers a letter to the Trustee to the effect that the amendment will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, and if the Trustee has provided Moody's with 10 days prior written notice of the amendment and Moody's shall not have notified the Trustee that the amendment might or would result in the qualification, reduction or withdrawal of the rating it has currently assigned to any class of Notes.

THE SWAP COUNTERPARTY

       TMCC may act as the Swap Counterparty. A description of TMCC is provided under "The Servicer" herein. Information regarding TMCC is publicly available as described under "Where You Can Find More Information About Your Securities--TMCC" herein. Where indicated by the context, as used herein "Swap Counterparty" includes any party that replaces the initial Swap Counterparty as described above under "--Assignment".

GOVERNING LAW

       The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

       The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security



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interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, such purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

       General. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and/or light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed automobiles and/or light duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in automobiles and/or light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title.

       All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party. TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in such Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of such certificate of title. Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Obligors on the contracts will not be notified of the sale from TMCC to the Seller or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from TMCC to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

       Perfection. Pursuant to the related Receivables Purchase Agreement, TMCC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will sell and assign its security interest in the Financed Vehicles to such Trust. However, because of the administrative burden and expense, none of TMCC, the Seller or the related Trustee will amend any certificate of title to identify such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of TMCC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

       In most states, an assignment such as that under each Receivables Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In those states, the Trust's security interest will not be noted on a vehicle's certificate of title, but the Trust will have a perfected security interest in the vehicles. Because the Trust will not be listed as legal owner on the certificates of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Receivables Purchase Agreement, TMCC will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. To the extent such failure has a material and adverse effect on the Trust's interest in



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the related Receivables, however, it would constitute a breach of the warranties of TMCC under the related Receivables Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Receivables Purchase Agreement, TMCC would be required to purchase such Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign such rights to the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--The trust's security interests in financed vehicles may be unenforceable or defeated".

       Continuity of Perfection. Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) where a secured party holds possession of the certificate of title to maintain perfection of the security interest under the UCC or otherwise, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and such failure has a material and adverse effect on the Trust's interest in the Receivable.

       Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on a motor vehicle take priority over even a perfected security interest in a financed vehicle, and tax liens that predate the perfection of a security interest (and in some states even tax liens that arise later) may take priority. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. TMCC will represent and warrant to the Seller in each Receivables Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens, mechanics' liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs which would not give rise to the Seller's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or TMCC's repurchase obligation under the related Receivables Purchase Agreement.



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REPOSSESSION

       In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by TMCC is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession thereof. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and such vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify such obligor of the default and the intent to repossess the collateral and to give such obligor a time period within which to cure the default prior to repossession. In most states, under certain circumstances after any such financed vehicle has been repossessed, the related obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

       In the event of default by an obligor under a retail installment sales contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

       The UCC and other state laws require the secured party to provide an obligor with reasonable notice of, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation and accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

       The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

       Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.



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CERTAIN BANKRUPTCY CONSIDERATIONS

       The Seller, in structuring the transactions contemplated hereby, has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of TMCC. These steps include the creation of the Seller as a wholly-owned, limited purpose subsidiary pursuant to a limited liability company agreement containing certain limitations (including requiring that the Seller must at all times have at least one "Independent Manager" and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its managers, including each Independent Manager). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of TMCC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud TMCC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of TMCC. If, notwithstanding the foregoing, (i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of TMCC in the event of the application of applicable Insolvency Laws to TMCC or following the bankruptcy or insolvency of TMCC the security interest in the Receivables granted by the Seller to the Trust should be avoided, (ii) a filing were made under any Insolvency Law by or against the Seller or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur.

       On the Closing Date, the Seller will receive the opinion of O'Melveny & Myers LLP to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, in the event of a voluntary or involuntary case in respect of TMCC under Title 11 or Title 7 of the United States Bankruptcy Code at a time when TMCC and the Seller were insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of TMCC. Among other things, it is assumed in such opinion that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of TMCC, refraining from commingling its assets with those of TMCC, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of TMCC. The Seller intends to follow these and other procedures related to maintaining its separate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of TMCC.

       TMCC will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if TMCC were to become a debtor in a bankruptcy case a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Securities (and possible reductions in the amount of such payments) could occur. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. In addition, while TMCC is the Servicer, cash collections on the Receivables may be commingled with the funds of TMCC and, in the event of the bankruptcy of TMCC, the Trust may not have a perfected interest in such collections. On the Closing Date, the Seller will receive the opinion of O'Melveny & Myers LLP to the effect that, based on a reasoned analysis of analogous case law, and, subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, in the event that TMCC were to become a debtor in a case under the United States Bankruptcy Code subsequent to the sale, transfer and assignment of the Receivables to the Seller, the sale, transfer and assignment of the Receivables from TMCC to the Seller would be characterized as an absolute sale, transfer and assignment, and the Receivables and the proceeds thereof would not be property of TMCC's bankruptcy estate. As indicated above, however, there can be no assurance that a court would not



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conclude that the assets and liabilities of the Seller should be consolidated with those of TMCC, and any such opinion given by O'Melveny & Myers LLP would not be binding on any court.

       TMCC and the Seller will treat the transactions described herein as a sale of the Receivables to the Seller, such that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables in the event that TMCC were to become a debtor in a bankruptcy case.

CONSUMER PROTECTION LAWS

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

       The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

       Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. As to each Obligor, such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of TMCC's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller and TMCC, respectively, to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

       Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as



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reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

       From time to time, TMCC has been involved in litigation under consumer protection laws. In addition, with respect to the Receivables originated in California, a significant number may provide that such Receivables may be rescinded by the related Dealer if such Dealer is unable to assign the Receivable to a lender within ten days of the date of such Receivable. Although there is authority, which is not binding on any court, providing that a conditional sale contract containing such a provision would be unenforceable under California law, to the knowledge of TMCC and the Seller, this enforceability issue has not been presented before any California court.

       TMCC and the Seller will represent and warrant under each Receivables Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. In addition, with respect to any Trust as to which 10% or more of the Receivables were originated in any single state, on the applicable Closing Date, the Seller will receive an opinion of counsel to the effect that all of the Receivables originated in such state are enforceable under the applicable consumer protection laws of such state and applicable federal laws, subject to customary exceptions. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of TMCC and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

       Under the Soldiers' and Sailors' Civil Relief Act of 1940, an Obligor who enters the military service after the origination of such Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of the National Guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Receivables. In addition, the Soldiers' and Sailors' Relief Act of 1940 and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the Servicer to repossess an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related Financed Vehicle in a timely fashion.

       Any such shortfall, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

OTHER LIMITATIONS

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured



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creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be O'Melveny & Myers LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Note Owners or Certificate Owners (as defined below) that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

       The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to the beneficial owners of the Certificates (the "Certificate Owners") will vary depending on whether the Trust will be treated as a partnership or as a grantor trust under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Trust will be treated as a partnership (or other form of entity not subject to entity-level taxation) or as a grantor trust.

TAX TREATMENT OF OWNER TRUSTS

       Tax Characterization of the Trust

       The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust denominated an "owner trust" in the applicable Prospectus Supplement (an "Owner Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--Tax Treatment of Owner Trusts," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in Notes or Certificates.

       Tax Counsel will deliver its opinion that an Owner Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the



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assumption that the terms of the Related Documents will be complied with, and on
Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that requires certain publicly traded partnerships to be treated as corporations for income tax purposes.

       If the Owner Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and the Certificates, and Certificate Owners could be liable for any such tax that is not paid by the Owner Trust.

       Tax Consequences to Owners of the Notes

       Treatment of the Notes as Indebtedness. The Seller and any Noteholders will agree, and the beneficial owners of the Notes (the "Note Owners") will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

       OID, Indexed Securities, Etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes (as defined in this Prospectus). Moreover, the discussion assumes that the interest formula for the Notes and the terms of the Notes will cause interest on the Notes computed based on the interest formula to constitute "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in determining their weighted average maturity), all within the meaning of the OID regulations. In determining whether any OID on the Notes is de minimis, the Seller expects to use a reasonable assumption regarding prepayments (a "Prepayment Assumption") to determine the weighted average maturity of the Notes. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

       Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest on the Notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner's method of tax accounting. Under the OID regulations, the Note Owner of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note after its original issuance for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

       The Note Owner of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and certain cash method Note Owners, including, but not limited to, regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernmental debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.



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

       Sale or Other Disposition. If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by such Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID (if any) previously received by that Note Owner with respect to such Note. Any such gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

       Foreign Holders. Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a "Foreign Owner") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and
(i) the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder holding 10% or more of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code, (ii) the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iii) the interest is not contingent interest described in Section 871(h)(4) of the Code, and (iv) the Foreign Owner does not bear certain relationships to any Certificate Owner. To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of any such change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (ii) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

       As used herein, a "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the foreign source income of which is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in clause (a).

       Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or



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

nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Owner Trust will be required to withhold 30.5 percent of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner's federal income tax liability. The backup withholding tax rate will be gradually reduced each year until 2006 when the backup withholding tax rate will be 28 percent.

       Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Owner Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Note Owners. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to Foreign Owners and may be subject to U.S. tax and cause Foreign Owners to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to certain limitations on their ability to deduct their share of Trust expenses.

       Tax Consequences to Owners of the Certificates

       Treatment of the Trust as a Partnership or Disregarded Entity. The Seller and the Servicer will agree, and the Certificate Owners will agree by their purchase of Certificates, to treat the Owner Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, or (ii) if there is a single Certificate Owner and none of the Notes would be characterized as equity interests in the Trust, as an entity that is disregarded for such purposes. If the trust is treated as a partnership, the assets of the partnership would be the assets held by the Trust, the partners of the partnership would be the Certificate Owners (including the Seller in its capacity as recipient of payments from the Reserve
Fund), and the Notes would be debt of the partnership. If the Trust is treated as a disregarded entity, the assets of the Trust would be treated as assets of the Certificate Owner, and the Notes would be treated as indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Owner Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

       A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Owner Trust. Any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences if the Certificates were treated as an equity interest in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

       Indexed Securities, Etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

       Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest



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and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

       The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificate Owners will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificate Owner as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificate Owners of each class of Certificates will be allocated taxable income of the Owner Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet paid; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Owner Trust of premium on Receivables that corresponds to any excess of the initial issue price of the Certificates over their initial principal amount. All remaining taxable income of the Owner Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificate Owners only to the extent the Certificate Owners are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, and the Certificate Owners generally would only be able to deduct such losses against capital gains. Deductions allocated to the Certificate Owners would be subject to the limitations set forth below. Accordingly, a Certificate Owner's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

       Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income in an amount that is greater than the cash distributions made by the Trust. Thus, cash basis Certificate Holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust sufficient to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

       For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Trust for the Trust's taxable year that ends on or before the last day of such taxable year of the Certificate Owner. The Code prescribes certain rules for determining the taxable year of the Owner Trust. Under these rules, in the event that all of the Certificate Owners possessing a 5 percent or greater interest in the equity or profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

       A significant portion of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) generally will constitute "unrelated business taxable income" generally taxable to that Certificate Owner under the Code.



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       An individual taxpayer's share of expenses of the Owner Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to such Certificate Owner over the life of the Trust.

       The Owner Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

       Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Owner Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Owner Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

       If the Owner Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

       Section 708 Termination. Under Section 708 of the Code, the Owner Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Owner Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

       Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate Owner's Certificates in an amount equal to the difference between the amount realized and the Certificate Owner's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate Owner's cost increased by the Certificate Owner's allocable share of Trust income and decreased by any payments received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share of the Notes and other liabilities of the Owner Trust. A Certificate Owner acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

       Any gain on the sale of a Certificate attributable to the Certificate Owner's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the Certificate Owner and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Owner Trust will elect to include market discount in income as it accrues.

       If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds



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

the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

       Allocations Between Transferors and Transferees. In general, the Owner Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the Certificate.

       The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Owner Trust might be reallocated among the Certificate Owners. The Seller is authorized to revise the Owner Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

       Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis, respectively, in the Certificates than the selling Certificate Owner had. The tax basis of the Owner Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to make an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

       Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Owner Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust during which the Trust is treated as a partnership for federal income tax purposes and for each such taxable year will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the Certificate Owners. Generally, Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificate Owner timely notifies the IRS of all such inconsistencies.

       Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Owner Trust with a statement containing certain information on the nominee, the Certificate Owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each Certificate Owner (x) the name, address and identification number of such person, (y) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

       The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the IRS, and to represent the Certificate Owners in certain disputes with the IRS. The Code



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provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Owner Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Owner Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the Trust (except for any group of such Certificate Owners with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificate Owners who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificate Owner under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificate Owner is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

       Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Certificate Owners that are not U.S. Persons ("Foreign Certificate Owners") because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Owner Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificate Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the highest corporate rate for Foreign Certificate Owners that are taxable as corporations and the highest individual rate for all other Foreign Certificate Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8BEN or successor form, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

       Each Foreign Certificate Owner may be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Owner Trust's income. Each Foreign Certificate Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Foreign Certificate Owner generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Certificate Owner generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest", in which case Foreign Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Certificate Owner would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

       Backup Withholding. Payments made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "Tax Consequences to Owners of the Notes--Backup Withholding."



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       Tax Return Disclosure and Investor List Requirements.

       Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction " based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in the Notes and/or Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Owner Trust and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

TAX TREATMENT OF GRANTOR TRUSTS

       Tax Characterization of The Trust

       The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Trust denominated as a "grantor trust" in the applicable prospectus supplement (a "Grantor Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Grantor Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--Tax Treatment of Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Those statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax consequences to it of investing in Certificates of a Grantor Trust ("Grantor Trust Certificates").

       Tax Counsel will deliver its opinion that the Grantor Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, beneficial owners of Grantor Trust Certificates (referred to herein as "Grantor Trust Certificateholders") could be considered to own either (i) an undivided interest in a single debt obligation held by the Grantor Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate or (ii) an interest in each of the Receivables and any other Trust property.

       The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

       The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificateholders to purchase, the Receivables, and the Seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in a Grantor Trust Certificate, will agree to treat the Grantor Trust Certificates as ownership interests in the Receivables and any other Trust property.



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

       Treatment as Debt Obligation. If a Grantor Trust Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under "Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Grantor Trust Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

       The Grantor Trust Certificates would be subject to the OID rules, described below under "Stripped Bonds and Stripped Coupons--Original Issue Discount." In determining whether such OID is de minimis, the weighted average life of the Grantor Trust Certificates would be determined using a Prepayment Assumption. OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Grantor Trust Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Grantor Trust Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

       The remainder of the discussion herein assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each Receivable (and the proceeds therefrom) and any other Trust property, although for administrative convenience, the Servicer will report information on an aggregate basis (as though all of the Receivables were a single obligation). The amount, and in some instances, character, of the income reported to a Grantor Trust Certificateholder may differ under this method for a particular period from that which would be reported on a precise asset-by-asset basis.

       Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Grantor Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

       Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the Servicer and any gain recognized upon collection or disposition of the Receivables. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income.

       A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. Because (1) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (2) interest collected on a Receivable generally is paid Grantor Trust Certificateholders in the following month, the amount of interest accruing to a Grantor Trust Certificateholder during any calendar month will not equal the interest distributed in that month. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the



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

interest payments on the Receivables. The Receivables would then be subject to the "stripped bond" and "coupon stripping" rules of the Code discussed below.

       Discount and Premium. In determining whether a Grantor Trust Certificateholder has purchased its interest in the Receivables (or any Receivable) held by the related Trust at a discount or premium and whether the Receivables (or any Receivable) have OID, market discount, or amortizable premium, a portion of the purchase price of a Certificate should be allocated to the Grantor Trust Certificateholder's undivided interest in accrued but unpaid interest, and amounts collected at the time of purchase but not distributed. As a result, the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in the Receivables (or any Receivable) will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the Receivables (or any Receivable) could be increased or decreased accordingly.

       Premium. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium over the "stated redemption price at maturity" of the Receivables may elect to amortize that premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on that Grantor Trust Certificate. The basis for that Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. With some exceptions, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Certificateholder holds during the year of the election or thereafter. Absent an election to amortize bond premium, the premium will be deductible as an ordinary loss upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

       If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the Prepayment Assumption rate. It is not clear whether any other adjustments would be required to reflect differences between the Prepayment Assumption rate and the actual rate of prepayments.

       Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the total Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated by the Trust for tax information reporting purposes.

       Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the



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

sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Grantor Trust Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Payment Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the Prepayment Assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

       With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

       Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such Certificateholder's undivided interest over such Certificateholder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

       The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

       The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of



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

market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

       A Grantor Trust Certificateholder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such Grantor Trust Certificateholder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such Grantor Trust Certificateholder in that taxable year or thereafter, the interest deferral rule described above will not apply.

       Election to Treat All Interest as OID. The OID Regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

       Sale or Exchange of a Grantor Trust Certificate. The sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Grantor Trust Certificateholder's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the Grantor Trust Certificateholder's purchase price for the Grantor Trust Certificate, increased by the OID included in the Grantor Trust Certificateholder's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

       Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

       Foreign Persons. Generally, interest paid or OID accrued to (i) a Grantor Trust Certificateholder that is not a U.S. Person (as defined herein) (a "Foreign Grantor Trust Certificateholder") or (ii) a Grantor Trust Certificateholder holding on behalf of a Foreign Grantor Trust Certificateholder, as well as accrued OID recognized by a Foreign Grantor Trust Certificateholder on the sale or exchange of such a Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons if such Foreign Grantor Trust



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

Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Foreign Grantor Trust Certificateholder under penalties of perjury, certifying that such Foreign Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

       Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a Grantor Trust Certificateholder fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax liability.

       Tax Return Disclosure and Investor List Requirements.

       Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction " based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the Grantor Trust and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.


                         CERTAIN STATE TAX CONSEQUENCES

       The above discussion does not address the tax treatment of any Owner Trust, Grantor Trust, Notes, Certificates, Grantor Trust Certificates, Note Owners, Certificate Owners or Grantor Trust Certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the receivables will take place in various states and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Owner Trust or Grantor Trust as well as any state and local tax consequences for them purchasing, holding and disposing of Notes, Certificates or Grantor Trust Certificates.

       The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. You should consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.



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

                              ERISA CONSIDERATIONS

       Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

       Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "qualified" status.

       Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                              PLAN OF DISTRIBUTION

       On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

       In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

       Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that



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

the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

       Each Underwriting Agreement will provide that TMCC and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

       Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

       Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

       The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL OPINIONS

       Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by O'Melveny & Myers LLP. In addition, certain United States federal income tax and other matters will be passed upon for the related Trust by O'Melveny & Myers LLP.


                                     EXPERTS

       If the Trust invests in demand notes issued by TMCC, the financial statements of TMCC included in TMCC's Annual Report on Form 10-K for the year ended March 31, 2002, Form 10-KT for the six month period ended March 31, 2001 and Form 10-K for the year ended September 30, 2000 will be incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       If the Trust does not invest in demand notes issued by TMCC, the financial statements and unaudited financial information of TMCC will not be incorporated by reference in this Prospectus. In such an event, neither PricewaterhouseCoopers LLP nor TMCC will be subject to the liability provisions of section 11 of the Securities Act for the financial statements appearing in TMCC's Annual Report on Form 10-K for the year ended March 31, 2002, Form 10-KT for the six month period ended March 31, 2001 and Form 10-K for the year ended September 30, 2000, or for PricewaterhouseCoopers' reports on the unaudited consolidated financial information of TMCC because those financial statements and reports are not a "report" or a "part" of the registration statement.

                             INDEX OF DEFINED TERMS

                                                                     PAGE
                                                                     ----
1992 Master Agreement..........................................        63
Actuarial Receivables..........................................        21
Administration Agreement.......................................        59
Administration Fee.............................................        59
Administrative Purchase Payment................................        48
Administrative Receivable......................................        48
Administrator..................................................        59
Advances.......................................................        50
Amortization Period............................................        38
APR............................................................        22
Base Rate......................................................        31
Basic Servicing Fee............................................        50
Benefit Plan...................................................        87
Business Day...................................................        32
Calculation Agent..............................................        33
Calculation Date...............................................        34
CD Rate........................................................        33
CD Rate Determination Date.....................................        33
CD Rate Security...............................................        32
Certificate Balance............................................        24
Certificate Owners.............................................        73
Certificate Pool Factor........................................        24
Certificateholder..............................................        30
Certificates...................................................        17
class..........................................................        25
Clearstream Banking Luxembourg.................................        39
Clearstream Banking Luxembourg Participants....................        41
Closing Date...................................................        21
Code...........................................................        73
Collection Account.............................................        46
Collection Period..............................................        49
Commercial Paper Rate Determination Date.......................        34
Commercial Paper Rate Security.................................        31
Cooperative....................................................        42
Cutoff Date....................................................        17
Dealer Agreements..............................................        17
Dealer Recourse................................................        24
Dealers........................................................        17
Definitive Certificates........................................        42
Definitive Notes...............................................        42
Definitive Securities..........................................        39
Demand Notes Indenture.........................................        59
Demand Notes Indenture Trustee.................................        59
Depository.....................................................        25
Designated LIBOR Page..........................................        36
disqualified persons...........................................        87
DTC............................................................        39
DTC Participants...............................................        25
Eligible Deposit Account.......................................        47

                                                                     PAGE
                                                                     ----
Eligible Institution...........................................        47
Eligible Investments...........................................        47
ERISA..........................................................        87
Euroclear......................................................        39
Euroclear Operator.............................................        42
Euroclear Participants.........................................        42
Events of Default..............................................        27
Excess Payment.................................................        49
Federal Funds Rate Determination Date..........................        35
Federal Funds Rate Security....................................        32
Final Maturity Scheduled Date..................................        48
financed vehicles..............................................         4
Financed Vehicles..............................................      4,21
Fixed Rate Securities..........................................        31
Floating Rate Securities.......................................        31
Foreign Certificate Owners.....................................        80
Foreign Owner..................................................        75
grantor trust..................................................      8,81
Grantor Trust Certificateholders...............................        81
Grantor Trust Certificates.....................................        81
Indenture......................................................        25
Indenture Trustee..............................................        17
Index..........................................................        38
Index Currencies...............................................        38
Index Maturity.................................................        31
Indexed Principal Amount.......................................        38
Indexed Securities.............................................        38
Indirect DTC Participants......................................        40
Insolvency Event...............................................        55
Insolvency Laws................................................        70
Interest Determination Date....................................        36
Interest Period................................................        33
Interest Rate..................................................        26
Interest Reset Date............................................        32
Interest Reset Period..........................................        32
Investment Earnings............................................        47
IRS............................................................        73
ISDA...........................................................        63
Issuer.........................................................        17
LIBOR..........................................................        36
LIBOR Security.................................................        31
London Banking Day.............................................        36
London Business Day............................................        32
Money Market Yield.............................................        34
Note Owners....................................................        74
Note Pool Factor...............................................        24
Noteholder.....................................................    16, 25

                                                                     PAGE
                                                                     ----
Notes..........................................................        17
Obligors.......................................................      5,17
OID............................................................        74
OID regulations................................................        74
owner trust....................................................      8,73
Pass Through Rate..............................................        30
Payahead Account...............................................        47
Payment Date...................................................        26
Payments Ahead.................................................        44
Plan Assets Regulation.........................................        87
Pool Balance...................................................        25
Pooling and Servicing Agreement................................        17
Precomputed Advance............................................        49
Precomputed Receivables........................................        21
Prepayment.....................................................        49
Prepayment Assumption..........................................        74
Principal Balance..............................................        51
Principal Financial Center.....................................        37
prohibited transaction.........................................        87
Prospectus Supplement..........................................        17
Rebate.........................................................        22
Receivables....................................................      4,17
Receivables Pool...............................................        17
Receivables Purchase Agreement.................................        21
Registration Statement.........................................        20
Related Documents..............................................        29
Required Rate..................................................        53
Revolving Period...............................................        38
Reserve Fund...................................................        52
Reserve Fund Initial Deposit...................................        52
Rule of 78s Receivables........................................        21
Sale and Servicing Agreement...................................        17
Schedule of Receivables........................................        45
SEC............................................................        20
Section 1286 Treasury Regulations..............................        83
Securities.....................................................        17
Securities Act.................................................        20
Securityholders................................................        20
Seller.........................................................        18
Servicer.......................................................        18
Servicer Default...............................................        55
Servicing Fee Rate.............................................        50
Short-Term Note................................................        74
Simple Interest Advance........................................        50
Simple Interest Receivables....................................        21
Spread.........................................................        31
Spread Multiplier..............................................        31
Strip Certificates.............................................        30

                                                                     PAGE
                                                                     ----
Strip Notes....................................................        26
Swap Agreement.................................................        63
Swap Counterparty..............................................        63
Swap Termination...............................................        64
Swap Termination Event.........................................        63
TARGET system..................................................        32
Tax Counsel....................................................        73
Terms and Conditions...........................................        42
TMCC...........................................................        18
TMCC Demand Notes..............................................        59
Total Servicing Fee............................................        50
Transfer and Servicing Agreements..............................        45
Treasury Rate..................................................        37
Treasury Rate Determination Date...............................        37
Treasury Rate Security.........................................        31
Trust..........................................................        17
Trust Accounts.................................................        47
Trust Agreement................................................        17
Trustee........................................................        17
U.S. Person....................................................        75
Underwriting Agreements........................................        87
Warranty Purchase Payment......................................        46
Warranty Receivable............................................        46
weighted average life..........................................        23
Yield Maintenance Account......................................        52
Yield Maintenance Agreement....................................        53
Yield Maintenance Deposit......................................        53

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE NOTES IN ANY JURISDICTION WHERE IT IS NOT PERMITTED.

                              ---------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                                                           PAGE
                                                          -----
Summary of Terms ......................................    S-3
Risk Factors ..........................................    S-16
The Trust .............................................    S-23
Capitalization of the Trust ...........................    S-24
The Owner Trustee and Indenture Trustee ...............    S-24
The Seller and the Servicer ...........................    S-25
The Receivables Pool ..................................    S-25
Delinquencies, Repossessions and Net Losses ...........    S-29
Use of Proceeds .......................................    S-31
Prepayment and Yield Considerations ...................    S-31
Weighted Average Lives of the Notes ...................    S-32
Pool Factors and Trading Information ..................    S-35
Description of the Notes ..............................    S-35
Payments to Noteholders ...............................    S-37
Subordination .........................................    S-40
Revolving Liquidity Note and Reserve
  Account .............................................    S-40
Transfer and Servicing Agreements .....................    S-43
The Owner Trustee and Indenture Trustee ...............    S-45
The Swap Agreement ....................................    S-47
ERISA Considerations ..................................    S-50
Certain Federal Income Tax Consequences ...............    S-51
Underwriting ..........................................    S-52
Legal Opinions ........................................    S-53
Index of Terms ........................................    S-54
ANNEX A: Global Clearance, Settlement and
  Tax Documentation Procedures ........................    A-1

                              PROSPECTUS

Summary of Terms ......................................    3
Risk Factors ..........................................   10
The Trusts ............................................   17
The Trustee ...........................................   17
The Seller ............................................   18
The Servicer ..........................................   18
Where You Can Find More Information About
  Your Securities .....................................   20
The Receivables Pools .................................   21
Delinquencies, Repossessions and Net Losses ...........   23
Weighted Average Lives of the Securities ..............   23
Pool Factors and Trading Information ..................   24
Use of Proceeds .......................................   25
Description of the Notes ..............................   25
Description of the Certificates .......................   30
Certain Information Regarding the Securities ..........   31
Description of the Transfer and Servicing
  Agreements ..........................................   45
TMCC Demand Notes .....................................   59
The Swap Agreement ....................................   63
Certain Legal Aspects of the Receivables ..............   66
Certain Federal Income Tax Consequences ...............   73
Certain State Tax Consequences ........................   86
ERISA Considerations ..................................   87
Plan of Distribution ..................................   87
Legal Opinions ........................................   88
Experts ...............................................   88
Index of Defined Terms ................................   89

     DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL JUNE 10, 2003 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE NOTES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $1,070,000,000

                             TOYOTA AUTO RECEIVABLES
                               2003-A OWNER TRUST

                         $375,000,000 1.28% ASSET BACKED
                                NOTES, CLASS A-2

                        $364,000,000 FLOATING RATE ASSET
                            BACKED NOTES, CLASS A-3A

                         $125,000,000 1.69% ASSET BACKED
                                NOTES, CLASS A-3B

                         $206,000,000 2.20% ASSET BACKED
                                NOTES, CLASS A-4

                               TOYOTA AUTO FINANCE
                                RECEIVABLES LLC,
                                     SELLER

                               TOYOTA MOTOR CREDIT
                                  CORPORATION,
                                    SERVICER

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------

                            JOINT GLOBAL COORDINATORS

                            DEUTSCHE BANK SECURITIES
                              SALOMON SMITH BARNEY

                                   CO-MANAGERS

                         BANC ONE CAPITAL MARKETS, INC.
                                GUZMAN & COMPANY
                                 LEHMAN BROTHERS
                               MERRILL LYNCH & CO.
                                 MORGAN STANLEY
                        THE WILLIAMS CAPITAL GROUP, L.P.

================================================================================